      As filed with the Securities and Exchange Commission on May 20, 2003
                                                     Registration No. 333-104612


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                Amendment No. 1
                                    FORM S-4/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                ---------------

                                INTERLAND, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                            3571                                 41-1404301
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer Identification No.)
 incorporation or organization)     Classification Code Number)

                          303 Peachtree Center Avenue
                                   Suite 500
                             Atlanta, Georgia 30303
                                 (404) 260-2477
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                  ALLEN L. SHULMAN, ESQ.                               COPIES TO:
     SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,         T. CLARK FITZGERALD III, ESQ.
                   AND GENERAL COUNSEL                         ARNALL GOLDEN GREGORY LLP
          303 PEACHTREE CENTER AVENUE, SUITE 500                2800 ONE ATLANTIC CENTER
                  ATLANTA, GEORGIA 30303                       1201 WEST PEACHTREE STREET
                      (404) 720-8301                          ATLANTA, GEORGIA 30309-3450
(Name, address, including zip code, and telephone number,            (404) 873-8622
        including area code, of agent for service)

                                ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the consummation of the transactions described in the enclosed prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         The information contained in this proxy statement/prospectus may be changed. We will not complete the merger and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer is not permitted.


                   SUBJECT TO COMPLETION, DATED MAY 20, 2003


                                INTERLAND, INC.

Dear Hostcentric Stockholders:

         I am pleased to forward the enclosed proxy statement/prospectus regarding an opportunity for Hostcentric to merge with a newly- formed and wholly-owned subsidiary of Interland. As a result of the merger, Hostcentric will become part of a combined company that is a leading Web hosting company.

         In the merger, each share of your Hostcentric common stock or preferred stock will be exchanged for either cash or a combination of cash and Interland common stock. As a Hostcentric stockholder you will receive, subject to certain closing adjustments:


         - $0.12 in cash for each share of Hostcentric common stock outstanding as of the closing date


         - $0.07 in cash and 0.929 shares of Interland stock for each share of Hostcentric Series A preferred stock

         - $0.08 in cash and 1.068 shares of Interland stock for each share of Hostcentric Series B preferred stock


         Interland common stock is traded on the NASDAQ National Market under the trading symbol "INLD." On May 19, 2003, Interland common stock closed at a price of $1.10 per share.



         Before we can merge, holders of a majority of the outstanding common stock and preferred stock of Hostcentric, voting together as a class, must vote in favor of the merger proposal and an amendment to the certificate of incorporation. In addition, holders of a majority of all outstanding shares of Hostcentric preferred stock, voting separately, must vote in favor of the merger proposal and holders of 75% of all the outstanding shares of each class of preferred stock (Series A and Series B), voting separately, must vote in favor of an amendment to the Hostcentric certificate of incorporation. The merger proposal involves the approval and adoption of the merger agreement related to the merger. The proposal relating to the amendment to Hostcentric's certificate of incorporation has the effect of increasing the amount of merger consideration allocated to holders of Hostcentric common stock. Only stockholders who hold shares of Hostcentric stock at the close of business on May 9, 2003, will be entitled to notice of and to vote at the special meeting. If the merger and the amendment to the certificate of incorporation are approved, the parties intend to close the merger shortly after the special meeting and after all of the conditions to closing the merger are satisfied.



         Your board of directors has reviewed and considered the terms and conditions of the merger agreement, has determined that the merger is in the best interests of Hostcentric and its stockholders, and has approved the merger agreement. Howard Frazier Barker Elliott, Inc. has rendered two written opinions, dated December 19, 2002, and March 20, 2003, respectively, to the effect that, as of such dates and based upon and subject to the matters stated in its opinions, the consideration provided for under the merger agreement is fair, from a financial point of view, to the Hostcentric stockholders. The written opinions of Howard Frazier Barker Elliott, Inc. are attached as Annexes D-1 and D-2 to the proxy statement/prospectus and you should read them carefully and in their entirety.


         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND MERGER AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT, THE MERGER AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


         YOUR VOTE IS VERY IMPORTANT. TO VOTE YOUR SHARES, you may use the enclosed proxy card or attend a special stockholders' meeting that will be held for this important vote. The special meeting will be held on June 12, 2003, at 10:00 a.m., local time, at Hostcentric's executive offices located at Three Riverway, Suite 555, Houston, Texas 77056-1986.


         TO CAST YOUR VOTE IN FAVOR OF APPROVING AND ADOPTING THE MERGER AGREEMENT AND APPROVING THE AMENDMENT TO HOSTCENTRIC'S CERTIFICATE OF INCORPORATION, YOU MUST VOTE "FOR" THESE PROPOSALS BY FOLLOWING THE INSTRUCTIONS STATED ON THE ENCLOSED PROXY CARD. IF YOU DO NOT VOTE AT ALL, YOU WILL, IN EFFECT, HAVE VOTED AGAINST THE PROPOSAL.



                                       Sincerely,



                                       /s/ Joel J. Kocher,
                                       -----------------------------------------
                                       Chairman of the Board, President and
                                       Chief Executive Officer

SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MAY __, 2003

                               HOSTCENTRIC, INC.
                           THREE RIVERWAY, SUITE 555
                           HOUSTON, TEXAS 77056-1986

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON JUNE 12, 2003


To the Stockholders of Hostcentric:


         We will hold a special meeting of stockholders of Hostcentric at 10:00 a.m., local time, on June 12, 2003 at Hostcentric's executive offices located at Three Riverway, Suite 555, Houston Texas 77056-1986 for the following purposes:


         1. To consider and vote on a proposal to amend Hostcentric's certificate of incorporation to change the relative liquidation rights and preferences of its common stock, Series A preferred stock and Series B preferred stock. The effect of this change is to increase the amount of cash allocated to the Hostcentric common stockholders in the merger.

         2. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 19, 2002, by and among Interland, Inc., Bobcatcub Acquisition Corporation, a wholly-owned subsidiary of Interland, Hostcentric, Inc. and certain representatives of the Hostcentric stockholders, which is referred to as the merger agreement in the enclosed documents. Pursuant to the merger agreement, Hostcentric will become a wholly-owned subsidiary of Interland. Each outstanding share of Hostcentric common stock will be converted into the right to receive cash, and each outstanding share of Hostcentric preferred stock will be converted into the right to receive a combination of Interland common stock and cash as described in the attached proxy statement/prospectus.

         3. To transact such other business as may properly come before the special meeting.

         We describe the merger proposal more fully in the proxy statement/prospectus attached to this notice. You are encouraged to read the entire document carefully.


         Only stockholders of record of Hostcentric common stock and Hostcentric preferred stock at the close of business on May 9, 2003 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement of the special meeting. Approval of the amendment to Hostcentric's certificate of incorporation will require the affirmative vote of Hostcentric stockholders representing a majority of Hostcentric common stock and preferred stock entitled to vote at the special meeting, and will require approval of 75% of the outstanding shares of each class of preferred stock (Series A and Series B) voting as a separate class. Adoption of the merger agreement will require the affirmative vote of Hostcentric stockholders representing a majority of the outstanding shares of Hostcentric common stock and preferred stock entitled to vote at the special meeting, and will require approval of a majority of the outstanding shares of preferred stock voting as a separate class. Hostcentric stockholders holding a total of approximately 32.1% of the outstanding Hostcentric common stock and approximately 41.4% of the outstanding Hostcentric preferred stock have signed voting agreements to vote in favor of the above proposals, subject to certain exceptions.


         Your vote is important. To assure that your shares are represented at the special meeting, you are urged to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person.

         You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the special meeting. If you attend the special meeting you may vote in person even if you returned a proxy.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ Gregory D. McKown
                                       -----------------------------------------
                                       President and Chief Executive Officer



-------------------------------


May 20, 2003


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF INTERLAND COMMON STOCK TO BE ISSUED IN THE MERGER, OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS ATTACHED HERETO IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1

WHERE YOU CAN FIND MORE INFORMATION...............................................................................6

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE...................................................................7

SUMMARY OF THIS PROXY STATEMENT/PROSPECTUS........................................................................8
     The Companies................................................................................................8
     Recent Developments at Interland.............................................................................9
     Structure of the Transaction................................................................................10
     Stockholder Approval........................................................................................10
     Certain Persons Have Entered Into a Voting Agreement........................................................11
     Recommendation of Hostcentric's Board of Directors..........................................................11
     Fairness Opinion............................................................................................11
     Conditions to the Merger....................................................................................12
     Termination of the Merger Agreement.........................................................................12
     Payment of Termination Fee..................................................................................12
     No Other Negotiations Involving Hostcentric.................................................................12
     Interests of Certain Persons in the Merger..................................................................13
     U.S. Federal Income Tax Consequences of the Merger..........................................................13
     Accounting Treatment of the Merger..........................................................................13
     Restriction on the Ability to Sell Interland Common Stock...................................................13
     Dissenters' or Appraisal Rights.............................................................................14
     Surrender of Stock Certificates.............................................................................14
     Certain Effects of the Merger...............................................................................14
     Forward-Looking Statements in this Proxy Statement/Prospectus...............................................14
     Comparative Per Share Data..................................................................................14
     Comparative Per Share Market Price..........................................................................15

SELECTED CONSOLIDATED FINANCIAL DATA.............................................................................17
     Interland Selected Historical Financial Data................................................................17
     Hostcentric Selected Historical Financial Data..............................................................18

RISK FACTORS.....................................................................................................19
     Risks Relating to the Merger................................................................................19
     Risk Related to Our Business................................................................................20

THE SPECIAL MEETING OF HOSTCENTRIC STOCKHOLDERS..................................................................30
     Date, Time and Place of the Special Meeting.................................................................30
     Matters to be Considered at the Special Meeting.............................................................30
     Record Date and Shares Entitled to Vote.....................................................................30
     Voting of Proxies; Revocation of Proxies....................................................................30
     Vote Required...............................................................................................31
     Quorum; Abstentions.........................................................................................31
     Expenses of Solicitation....................................................................................31
     Board Recommendation........................................................................................31

PROPOSAL ONE - AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO AMEND CERTAIN LIQUIDATION PREFERENCE RIGHTS OF
PREFERRED STOCK..................................................................................................32
     Reasons for the Amendment...................................................................................34
     Vote Required for Stockholder Approval......................................................................34

     Interests of Directors and Executive Officers in the Proposal...............................................34
     Recommendation of the Board of Directors....................................................................34

PROPOSAL TWO - APPROVAL OF THE MERGER............................................................................35
     Background of the Merger....................................................................................35
     Industry Conditions; Hostcentric Management Changes.........................................................35
     Hostcentric's Discussions with Other Companies..............................................................35
     Negotiations with other companies to purchase assets or the entire company that did not result in a term sheet..................................................................................................36
     Negotiations Between Interland and Hostcentric..............................................................36
     Draft Merger Agreement......................................................................................37
     Opinions of Hostcentric's Financial Advisor.................................................................40
     Valuation Analysis..........................................................................................42
     Alternatives................................................................................................44
     Hostcentric's Reasons for the Merger and Board of Directors Recommendation..................................45
     Interland's Reasons for the Merger..........................................................................46
     Interests of Certain Persons in the Merger and Amendment....................................................46
     Completion and Effectiveness of the Merger..................................................................47
     Operations Following the Merger.............................................................................47
     No Fractional Shares........................................................................................47
     Accounting Treatment of the Merger..........................................................................47
     Restrictions on Sales of Shares By Affiliates of Interland and Hostcentric..................................47
     Registration of Interland Common Stock To Be Issued In the Merger...........................................48
     Listing On the NASDAQ National Market of Interland Common Stock to Be Issued in the Merger..................48

THE MERGER AGREEMENT.............................................................................................48
     The Merger..................................................................................................48
     Procedures For Exchange of Certificates.....................................................................49
     Hostcentric Stock Options and Warrants......................................................................49
     Conduct of Business Pending the Merger......................................................................50
     Other Offers................................................................................................50
     Conditions to the Completion of the Merger..................................................................51
     Indemnification; Escrow Agreement...........................................................................52
     Restriction on the Ability to Sell Interland Common Stock...................................................53
     Termination Events; Termination Fee.........................................................................53
     Other Provisions............................................................................................54
     Voting Agreement............................................................................................54

INTERESTS OF CERTAIN PERSONS.....................................................................................54
     Employment and Severance Agreements.........................................................................54
     Stock Options and Warrants..................................................................................55
     Hostcentric Benefits Plans..................................................................................55
     Other Agreements............................................................................................55

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................55

DESCRIPTION OF INTERLAND CAPITAL STOCK...........................................................................59
     Authorized Capital Stock....................................................................................59
     Common Stock................................................................................................59
     Preferred Stock and Other Similar Senior Equity Securities..................................................60
     Certain Articles of Incorporation and Bylaw Provisions......................................................60
     Minnesota Anti-Takeover Law.................................................................................62
     Transfer Agent and Registrar................................................................................62

INFORMATION CONCERNING HOSTCENTRIC...............................................................................63
     Business....................................................................................................63

     Competition.................................................................................................63
     Employees...................................................................................................63
     Properties..................................................................................................63
     Legal Proceedings...........................................................................................64

MANAGEMENT OF HOSTCENTRIC........................................................................................64
     Executive Officers and Directors............................................................................64
     Biographical Information....................................................................................64
     Executive Compensation......................................................................................65
     Certain Transactions........................................................................................66

HOSTCENTRIC CAPITAL STOCK........................................................................................66
     General.....................................................................................................66
     Common Stock................................................................................................67
     Preferred Stock.............................................................................................67
     Amendment to Certificate of Incorporation...................................................................67

PRINCIPAL STOCKHOLDERS OF HOSTCENTRIC............................................................................68

APPRAISAL RIGHTS FOR HOSTCENTRIC STOCKHOLDERS....................................................................69

COMPARISON OF RIGHTS OF HOLDERS OF INTERLAND SHARES AND HOSTCENTRIC SHARES.......................................72

LEGAL MATTERS....................................................................................................81

EXPERTS..........................................................................................................81

LIST OF ANNEXES
     Annex A      Merger Agreement..............................................................................A-1
     Annex B      Voting Agreement..............................................................................B-1
     Annex C      Appraisal Rights..............................................................................C-1
     Annex D-1    December 19, 2002 Fairness Opinion............................................................D-1
     Annex D-2    March 20, 2003 Fairness Opinion ..............................................................D-2
     Annex E      Form of Amendment to Certificate of Incorporation.............................................E-1
     Annex F      Letter of Transmittal.........................................................................F-1
     Annex G      Form of Escrow Agreement......................................................................G-1
     Annex H      Form of Proxy Card............................................................................H-1


This proxy statement/prospectus incorporates important business and financial information about Interland that is not included in or delivered with this document. This information is available at the Internet Web site that the SEC maintains at http://www.sec.gov, as well as from other sources. See "Where You Can Find More Information" on page 6.

         You may also request copies of these documents from Gregory H. Upham, Chief Financial Officer of Hostcentric, Inc., Three Riverway, Suite 555, Houston, Texas 77056-1986, without charge, upon written or oral request.


   YOU MUST MAKE YOUR REQUEST FOR INFORMATION NO LATER THAN JUNE 4, 2003.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHY ARE WE PROPOSING TO MERGE?

A: As a result of the merger, Hostcentric will become part of a combined company that is a leading Web hosting company. By becoming part of a much larger Web hosting company, Hostcentric's ability to market its services and expand its business is expected to be greatly enhanced. Furthermore, by taking advantage of scale, significant operating cost efficiencies are expected to be realized. Upon completion of the merger, it is anticipated that Hostcentric's operations will be integrated with those of Interland's existing operations to serve the Web hosting needs of small to medium-sized businesses.

Q:       WHAT WILL I RECEIVE IN THE MERGER?



A: If the merger is completed, for each share of Hostcentric common stock you own you will receive $0.12, for each share of Hostcentric Series A preferred stock you own you will receive $0.07 and 0.929 shares of Interland common stock, and for each share of Hostcentric Series B preferred stock you own you will receive $0.08 and 1.068 shares of Interland common stock, in each case subject to certain closing adjustments, all as described under "THE MERGER AGREEMENT - The Merger." Holders of Hostcentric's common stock will not receive any Interland common stock. Interland will not issue fractional shares of common stock. Instead, holders of Hostcentric preferred stock will receive cash for a fractional share based on the value of $1.681 per share, the weighted average closing price of Interland common stock for the ten trading days ending two days before December 19, 2002, the date of the merger agreement. On May 19, 2003, the closing price of Interland common stock as traded on the NASDAQ National Market was $1.10. Seventy percent of the consideration to be received by Hostcentric stockholders will be placed into escrow to satisfy valid indemnification claims by Interland under the merger agreement for a period of six months or such additional time as is required to resolve any indemnification claim pending at the end of six months. The amount you receive is subject to adjustments as described below.


Q: HOW HAS THE DECLINE IN INTERLAND'S STOCK PRICE SINCE THE MERGER AGREEMENT WAS EXECUTED AFFECTED THE VALUE OF WHAT I WILL RECEIVE IN THE MERGER?


A: The number of shares of Interland common stock to be issued to holders of Hostcentric's Series A and Series B preferred stock upon the closing of the merger, 13,563,335 shares, was calculated based on a total transaction value of $25.8 million as of December 19, 2002 and a price of $1.681 per share of Interland common stock. On May 19, 2003, the closing price of Interland common stock was $1.10 per share.

         To illustrate the impact of the decline in Interland's stock price on the total value of the merger transaction as well as the merger consideration per share of Hostcentric Series A and Series B preferred stock, the following table shows such calculations based on a total increase in Interland's stock price in $0.25 per share increments from $0.50 to $1.50 and the calculations as of December 19, 2002, the date of the merger agreement. The following information assumes no closing adjustments to the purchase price:

                                              Merger Consideration per share of
                            Total Value         Hostcentric preferred stock:
                             of Merger       -----------------------------------
 Interland Stock Price     Consideration     Series A                   Series B
 ---------------------     -------------     --------                   --------
        $0.50               $ 9,781,668        $0.53                      $0.61
        $0.75               $13,172,501        $0.77                      $0.88
        $1.00               $16,563,335        $1.00                      $1.15
        $1.25               $19,954,169        $1.23                      $1.42
        $1.50               $23,345,003        $1.46                      $1.68
        $1.681*             $25,800,000        $1.63                      $1.88


* Valuation as of December 19, 2002, date of merger agreement

Q:       WHAT ADJUSTMENTS MIGHT BE MADE TO THE MERGER CONSIDERATION?

A:       The merger consideration will be subject to the following adjustments:

         - if Interland has a valid indemnification claim against Hostcentric as provided in the merger agreement, the merger consideration will be reduced.

         - if any Hostcentric stockholders claim appraisal rights, any amounts paid in connection with those rights may reduce the merger consideration for all other Hostcentric stockholders.

         - the merger consideration will be increased or decreased for the following other closing adjustments:

                  - increased or decreased, respectively, by the amount by which the cost to terminate Hostcentric's lease on its facility in Farmingdale, New York is less than or greater than $180,000;

                  - increased or decreased, respectively, by the amount by which Hostcentric's unpaid transaction costs are less than or greater than $300,000 as of the closing date.

         To illustrate the impact of these adjustments, the following table shows the per share merger consideration based on a total increase or reduction in the merger consideration at different $100,000 increments:


    Total adjustments
   increase/(decrease)                 Adjusted merger consideration per share of Hostcentric stock:
   -------------------          -----------------------------------------------------------------------------
                                Common              Preferred Series A                Preferred Series B
                                ------          -------------------------          --------------------------
                                                                Shares of                          Shares of
                                 Cash            Cash          INLD Stock           Cash           INLD Stock
                                ------          ------         ----------          ------          ----------
        $100,000                $0.120          $0.073            0.933            $0.084            1.072
           -0-                  $0.120          $0.072            0.929            $0.084            1.068
       ($100,000)               $0.120          $0.072            0.925            $0.084            1.064
       ($200,000)               $0.119          $0.072            0.922            $0.083            1.060
       ($300,000)               $0.119          $0.071            0.918            $0.083            1.056


Q:       WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?


A: The special meeting is scheduled to take place at 10:00 a.m., local time, on June 12, 2003 at Hostcentric's executive offices located at Three Riverway, Suite 555, Houston, Texas 77056-1986.

Q:       WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?


A: Holders of record of Hostcentric common stock and holders of Hostcentric preferred stock as of the close of business on May 9, 2003 are entitled to notice of and to vote at the special meeting. Each stockholder has one vote for each share of Hostcentric common stock or Hostcentric preferred stock he or she owns.


Q:       WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: In order for the merger to be approved, holders of a majority of the outstanding shares of Hostcentric common stock and Hostcentric preferred stock, voting together as a class, must vote for the merger. In addition, holders of a majority of the outstanding shares of Hostcentric preferred stock, voting separately as a class, must vote for the merger. If you do not vote your shares, you will, in effect, have voted against the merger. Certain stockholders of Hostcentric, representing approximately 32.1% of the outstanding shares of Hostcentric common stock and approximately 41.4% of the outstanding shares of Hostcentric preferred stock on the record date, have signed a voting agreement obligating them to vote in favor of the merger, subject to certain exceptions. In addition, the merger is conditioned upon the approval of the amendment to the certificate of incorporation of Hostcentric. If you do not vote your shares, you will, in effect, have voted against the merger.

Q:       WHAT VOTE IS REQUIRED TO APPROVE THE CERTIFICATE OF INCORPORATION?

A: To approve the amendment, holders of a majority of the outstanding shares of Hostcentric common stock and Hostcentric preferred stock, voting together as a class, must vote for the amendment. In addition, holders of 75% of the outstanding shares of each class of Hostcentric preferred stock (Series A and Series B), voting separately, must vote for the amendment. Certain stockholders of Hostcentric, representing approximately 32.1% of the outstanding shares of Hostcentric common stock and approximately 41.4% of the outstanding shares of Hostcentric preferred stock on the record date, have signed a voting agreement obligating them to vote in favor of the amendment to Hostcentric's certificate of incorporation, subject to certain exceptions. If you do not vote your shares, you will, in effect, have voted against the amendment.

Q:       WHAT DO I NEED TO DO NOW?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Without instructions, your shares will not be voted at the special meeting, which will have the same effect as if they had been voted against adoption of the merger agreement and the amendment to the certificate of incorporation.

         Hostcentric's board of directors unanimously recommends that Hostcentric stockholders vote FOR adoption of the merger agreement and the amendment to the certificate of incorporation.

Q:       DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A: No. It is not necessary for you to attend the special meeting to vote your shares if Hostcentric has previously received your proxy, although you are welcome to attend.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY?

A: You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to Hostcentric's corporate secretary before the special meeting, or by attending the special meeting and voting in person.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: Yes. Simultaneously with the delivery of the proxy statement/prospectus, Interland is sending to you a transmittal letter, which will require your signature, explaining how to exchange your shares of Hostcentric stock for cash (if you own Hostcentric common stock) and the appropriate number of shares of Interland common stock and the appropriate cash payment (if you own Hostcentric preferred stock). This transmittal letter and your stock certificates should be mailed to Interland. If the merger is not completed, Interland will return your Hostcentric stock certificates to you. If you have lost your stock certificates, Interland may require you to sign a lost stock affidavit to verify your ownership of Hostcentric stock. The form of transmittal letter to you is included as Annex F to the proxy statement/prospectus.

Q:       DO I HAVE TO RETURN THE TRANSMITTAL LETTER TO VOTE ON THE MERGER?

A: No. You may return your proxy card and vote on the merger prior to submitting the transmittal letter with your certificates. However, if the merger is approved, you will not receive your merger consideration until your transmittal letter and certificates are received by Interland.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We hope to complete the merger shortly after the special meeting and after all of the conditions of closing the merger are satisfied. Because the merger is subject to governmental and third-party approvals, however, we cannot predict the exact timing.

Q:       WHAT ARE THE TAX CONSEQUENCES TO ME?

A: In general, Hostcentric's stockholders will recognize gain or loss for United States federal income tax purposes in the merger. Such gain or loss generally will be measured by the difference between (i) the amount of cash and the value of Interland common stock received on the closing date of the merger and (ii) the tax basis of the Hostcentric shares surrendered in the merger. However, based on Rev. Rul. 73-233, 1973-1 C.B. 179 and Rev. Rul. 79-10, 1979-1 C.B. 140, the IRS may
         treat the merger consideration received by holders of Hostcentric common stock as if it were received by the Series A and Series B preferred stockholders, and then paid by the Series A and Series B preferred stockholders to holders of Hostcentric common stock. If the IRS were to take this position successfully, there is a further risk that the full amount of the merger consideration received by the holders of Hostcentric common stock would be taxable as ordinary income without reduction for the stockholder's basis in his or her common stock and that the stockholder's unrecovered basis would be treated as a capital loss. It is not a certainty that the IRS would take this position, and if it did, it is not a certainty that the IRS would prevail in its position. The tax consequences of the transaction to a Hostcentric stockholder will depend on his or her particular facts and circumstances. Hostcentric stockholders should consult a tax advisor for a full understanding of the tax consequences of the merger to them. You are urged to both carefully consider the discussion under "Material Federal Income Tax Consequences" beginning on page 55 of this proxy statement/prospectus and to consult your own tax advisors regarding the specific tax consequences of the merger to you.

Q:       WILL I HAVE APPRAISAL RIGHTS AS A RESULT OF THE MERGER?

A: You will have appraisal rights in connection with the merger. In order to exercise your appraisal rights, you must carefully follow the requirements of Delaware law. A copy of the applicable Delaware statutory provisions is included as Annex C to the proxy statement/prospectus and a summary of these provisions can be found under "Appraisal Rights for Hostcentric Stockholders" in the attached proxy statement/prospectus.

Q:       WHEN WILL HOSTCENTRIC STOCKHOLDERS RECEIVE THE MERGER CONSIDERATION?

A: The parties expect to complete the merger promptly following the special meeting. However, it is possible that delays could require that the merger be completed at a later date. As soon as the merger is completed and we receive your signed transmittal letter and your stock certificates or lost stock affidavit, Interland will send to you the portion of the merger consideration that you are entitled to receive immediately under the merger agreement. The remaining portion of the merger consideration will be deposited into escrow as provided in the merger agreement.

Q:       WHO CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger, please call Hostcentric Investor Relations at (713) 403-8600. For additional information about Interland, please contact its Investor Relations Department at (404) 260-2537.

Q:       WHAT IS THE ROLE OF THE STOCKHOLDERS' REPRESENTATIVES?

A: The role of the stockholders' representatives is to represent the interests of Hostcentric stockholders following the consummation of the merger, principally with respect to the administration of the escrow account and claims Interland may assert against the escrow account for indemnification.

                      WHERE YOU CAN FIND MORE INFORMATION

         Interland files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, the SEC also maintains an Internet Worldwide Web site that contains reports, proxy statements and other information about issuers like Interland which files electronically with the SEC. The address of that site is http://www.sec.gov.

         We filed a registration statement on Form S-4 to register with the SEC the offer and exchange of the shares of our common stock to be issued pursuant to the merger. This proxy statement/prospectus is a part of that registration statement. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy the Form S-4 and any amendments to it at the SEC's public reference room or Web site referred to above.

         The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this prospectus. This proxy statement/ prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Interland and our financial condition.

         The following documents, which we have filed with the SEC (file number 000-17932), are incorporated by reference in and made a part of this proxy statement/prospectus:


         - Our annual report on Form 10-K for the fiscal year ended August 31, 2002, filed November 29, 2002, as amended by our Form 10-K/A filed on December 30, 2002, Form 10-K/A filed on January 14, 2003 and Form 10-K/A filed on April 18, 2003;


         - Our current report on Form 8-K filed on August 6, 2001, as amended by Form 8-K/A on September 24, 2002;

         -        Our current report on Form 8-K filed on September 24, 2002;

         -        Our current report on Form 8-K filed on October 17, 2002;

         -        Our current report on Form 8-K filed on December 20, 2002;

         - Our current report on Form 8-K filed on January 13, 2003, as amended by Form 8 K/A filed on March 24, 2003;


         -        Our current report on Form 8-K filed on March 27, 2003;


         - Our quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2002 filed on January 14, 2003, as amended by Form 10-Q/A filed on April 18, 2003; and


         - Our quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2003, filed on April 14, 2003.


         Copies of the above documents are included with the mailing of this proxy statement/prospectus. We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. We also are incorporating any filings under these sections filed after the date of the initial filing of this registration statement and prior to the effectiveness of the registration statement. These documents will be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of it from the date they are filed with the SEC. As noted, you may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov. This information is also available without charge upon written or oral request to:


                                Interland, Inc.
                           Attention: General Counsel
                          303 Peachtree Center Avenue
                                   Suite 500
                             Atlanta, Georgia 30303
                                 (404) 260-2477

         You should rely only on the information provided in this proxy statement/prospectus or any prospectus supplement and that which has been incorporated by reference. We have not authorized anyone else to provide you with different information. We may not make an offer of the common stock in any state where the offer is not permitted. The delivery of this proxy statement/prospectus does not, under any circumstances, mean that there has been no change in our affairs since the date of this proxy statement/prospectus. It also does not mean that the information in this proxy statement/prospectus is correct after this date.

         We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction in which offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         We have made forward-looking statements in this proxy statement/prospectus about Interland, Hostcentric and the combined company that are subject to risks and uncertainties. Any statements contained in this proxy statement/prospectus that are not statements of historical or current fact may be deemed forward-looking statements. Forward-looking statements may be identified by such words as "could," "may," "might," "will," "would," "shall," "should," "pro forma," "potential," "pending," "plans," "anticipates," "believes," "estimates," "expects," "intends" or similar expressions, including the negative of any of the foregoing. For those statements, we claim the protection of the safe harbor for forward-looking statements to the extent permitted by the Private Securities Litigation Reform Act of 1995.

         In making these forward-looking statements, we believe that our expectations are based on reasonable assumptions. These statements are not meant to predict future events or circumstances and might not be realized if actual results and events differ materially from our expectations. Several factors, some of which are beyond Interland's and Hostcentric's control, which are discussed elsewhere in this proxy statement/prospectus and in the documents that we have incorporated by reference, could affect the future results of Interland and Hostcentric and of the combined company after completion of the merger. These factors could also cause the results or other outcomes to differ materially from those expressed in our forward-looking statements.

         Given these uncertainties, you are cautioned not to place undue reliance on our forward-looking statements. We disclaim any obligation to announce publicly the results of any revisions to any of the forward-looking statements contained in this proxy statement/prospectus to reflect future events or developments.

                   SUMMARY OF THIS PROXY STATEMENT/PROSPECTUS

         This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement, the voting agreement, the fairness opinion, the proposed amendment to the certificate of incorporation and the escrow agreement, which are attached as Annexes and incorporated herein by reference.

THE COMPANIES

HOSTCENTRIC, INC.
Three Riverway, Suite 555, Houston, Texas 77056-1986, (713) 403-8600.

         Hostcentric, headquartered in Houston, Texas, is one of the largest privately-held providers of Internet infrastructure solutions offering a comprehensive suite of services including shared and dedicated Web hosting, complex managed services, e-commerce systems and support, collocation, streaming media and application hosting primarily targeted toward the small-to-medium enterprise market.

         Hostcentric was formed in August 1999. On May 8, 2000, Hostcentric completed the concurrent acquisition of five businesses engaged principally in providing Internet infrastructure solutions. At the time of their respective acquisition, each of these businesses had been in business from four to ten years. Prior to May 8, 2000, Hostcentric did not conduct any operations.


         Hostcentric currently serves approximately 39,200 shared hosting accounts and manages over 750 dedicated servers. As of April 30, 2003, Hostcentric had approximately 115 employees. Operations are conducted from facilities in Orlando, Florida, Fremont, California, Farmingdale, New York, and Houston, Texas.


INTERLAND INC.
303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303, (404) 720-8301.

         Interland, a Minnesota corporation, is a leading Web hosting company offering a broad range of business-class hosting products and services for small- and medium-sized businesses, including shared and dedicated hosting services, electronic commerce and other applications hosting services. We hosted approximately 181,000 shared hosting accounts and managed approximately 7,000 dedicated servers at February 28, 2003.

         Historically we provided a variety of computer products and related services through PC Systems, our computer manufacturing business, and SpecTek, our memory products business. During fiscal 2001, as part of our strategy to exit the PC business, we discontinued and disposed of our PC Systems business (paying the buyer $76.5 million to assume the liabilities and operations) and SpecTek (receiving an aggregate consideration of $39.6 million). We are now primarily a Web hosting company.

         We built our Web hosting business through the acquisition and integration of nine companies and three customer account acquisitions between 1999 and January 2003. In one of these acquisitions, in August 2001, we acquired Interland, Inc., an Atlanta, Georgia-based Web and applications hosting company serving small- and medium-sized businesses. In connection with the acquisition of Interland-Georgia, we changed our name from Micron Electronics, Inc. to Interland, Inc. and our trading symbol to "INLD."

         Upon completion of the merger, it is anticipated that Hostcentric's operations will be integrated with those of the existing units within Interland to create an organization that better serves the Web hosting needs of small and medium businesses. Upon completion of the merger, the combined operations of Hostcentric and Interland will host more than 220,000 shared hosting accounts.

         Interland, Inc., formerly known as Micron Technologies, was incorporated on May 13, 1981. For further information concerning Interland, please see "Where You Can Find More Information" beginning on page 6 and refer to Interland's Annual Report on Form 10-K for the fiscal year ended August 31, 2002, which is incorporated by reference in this proxy statement/prospectus.

BOBCATCUB ACQUISITION CORPORATION
303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303, (404) 720-8301.

         Bobcatcub Acquisition Corporation, a Delaware corporation which is wholly owned by Interland, was formed for the purpose of effecting the proposed merger.

RECENT DEVELOPMENTS AT INTERLAND


         Hostcentric Acquisition. On December 19, 2002, we entered into an agreement to acquire Hostcentric, Inc. for $3.0 million in cash and 13,563,335 shares of Interland common stock. Formed in 2000, Hostcentric is a provider of a broad range of Web hosting services to small business and enterprise customers. The transaction, which requires the approval of a majority of Hostcentric's shareholders, is expected to close in June 2003.


         Trellix Acquisition. On January 3, 2003, we acquired Trellix Corporation, a privately held developer of software-based Web site solutions. Founded in 1995, Trellix is a provider of private-label Web site publishing solutions, integrated business services, and low-cost hosting technology. Trellix offers a suite of site-building tools and services that enable users to create professional Web sites. Trellix's product line offers an expansion of the existing Interland product line. Trellix financial results are included in Interland's financial results beginning in January 2003. Initially, the estimated aggregate purchase price was approximately $12.2 million, however, based on Trellix's financial position on the date of close and a contractual working capital adjustment contained in the merger agreement, the actual aggregate purchase price was approximately $11.6 million consisting of $3.2 million in cash, three million shares of Interland stock, and six million warrants to purchase shares of Interland stock at a price of $5.00 per warrant. The fair value of the warrants at the date of acquisition was $0.55 each using the Black-Scholes pricing model.

         Controls and Procedures. We disclosed in our most recent annual report on Form 10-K that Interland had weaknesses in its internal and disclosure controls. Our management and independent auditors identified several matters which the auditors classified as material weaknesses or reportable conditions in accordance with the standards of the AICPA. These weaknesses and conditions were:

         - Accounts were not being appropriately analyzed and adjusted in a timely manner;

         - We were not appropriately calculating deferred revenue on our hosting contracts;

         - We did not have an efficient system for monitoring accounts receivable;

         - Restructuring and purchase accounting accruals (bandwidth and lease terminations) had not been reviewed for adequacy prior to year-end; and

         - Effective controls were not in place to ascertain that the Company's stock option plan administrator properly recorded stock option grants.

         Interland has improved its controls in these areas by:

         - Hiring 10 experienced and qualified financial management professionals including a Corporate Controller, Director of Revenue & Receivables Assurance, Manager of Financial Reporting, and Manager of Financial Systems - completed in January 2003;

         -        Strengthening balance sheet account reconciliation procedures
                  - implemented in November 2002;

         - Establishing a formal month end period close schedule with assignment of specific accountabilities - implemented in November 2002;

         - Instituting formal quarterly "search for unrecorded liabilities" procedures for all subsidiaries - implemented in December 2002;

         - Preparing comprehensive monthly operating and financial results reporting packages - implemented in November 2002;

         - Developing a comprehensive accounting policies and procedures manual - scheduled to be completed by June 2003;

         - Instituting monthly operating reviews with each of Interland's senior managers - implemented January 2003;

         - Engaging an independent consultant to assist in evaluating customer account management practices, leading to the acquisition of a new billing system scheduled to be installed and operational by December 31, 2003 - engaged September 2002;

         - Clearing up invalid credits and replacing a faulty accounts receivable aging report system - completed December 2002;

         - Adopting a systematic process for calculating deferred revenue on a daily basis - adopted October 2002;

         - Generally terminating service to and revenue recognition as to customers whose account is past due by 30 days or more - implemented February 2003;

         - Implementing aggressive collection and write-off procedures for past due receivable balances - implemented November 2002; and

         - Hiring a new stock plan administrator and improving its processes for review and management of the administrator's performance - November 2002.

         We are committed to ongoing periodic reviews of our controls and their effectiveness. Controls are improving and management has no reason to believe that the financial statements included in this prospectus are not fairly stated in all material respects. Management expects to continue to improve controls each quarter to address these and other findings, if any. We expect to have all internal and disclosure controls improvements in effect by August 31, 2003, except for the new billing system, which we expect to fully implement by December 31, 2003. See "Risk Factors - Resolving Weaknesses in Disclosure and Internal Controls Could Require More Time than Anticipated, Distract Management's Attention from Interland's Day to Day Operations, or Allow Ongoing Cost Inefficiencies."


         NASDAQ Status. On March 25, 2003, Interland was notified by NASDAQ that the closing bid price for its stock had been under $1.00 for thirty consecutive trading sessions, and that a 180-day grace period has consequently begun. If the closing bid is not over $1.00 for ten consecutive sessions during this grace period, Interland stock is subject to being delisted from the NASDAQ National Market in accordance with NASDAQ rules. When Interland performs its annual assessment of its goodwill on May 31, 2003, the stock price will be taken into account, and at the current market price of the stock it may be required to recognize an impairment loss. The amount of the impairment loss would be equal to the amount, if any, by which the carrying value of goodwill exceeds its fair value.




         Stock Repurchase Program. In March 2003, Interland announced a stock repurchase program, stating that it plans to buy back up to $10.0 million of Interland common stock. The stock repurchase program is structured to comply with SEC Rule 10b-18. From May 7, 2003 through May 19, 2003, Interland has repurchased a total of 531,168 shares of its common stock at an average price of $0.87 per share through open market purchases. Rule 10b-18 is unavailable from the date of mailing this proxy statement/prospectus until the distribution of shares in connection with the Hostcentric merger is completed, and Interland does not expect to make stock repurchases during that period.


STRUCTURE OF THE TRANSACTION (see page 48)

         Hostcentric will merge with Bobcatcub Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Interland. Hostcentric will be the surviving corporation and will become a wholly-owned subsidiary of Interland. Holders of Hostcentric common stock will receive cash and holders of Hostcentric preferred stock will receive a combination of cash and a number of shares of Interland common stock stated in the merger agreement and described below under "THE MERGER AGREEMENT--The Merger." Stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. The total value of the merger consideration as of December 19, 2002, the date of the signing of the merger agreement, was $25.8 million. The total value of the merger consideration as of May 20, 2003 was approximately $17.9 million, based on a $1.10 per share value for Interland stock, which was the closing price on May 19, 2003.

STOCKHOLDER APPROVAL (see page 31)

         In order for the merger to be completed, holders of a majority of the outstanding shares of Hostcentric common stock and Hostcentric preferred stock, voting together as a class, must approve and adopt the merger agreement and an amendment to the certificate of incorporation. In addition, holders of a majority of the outstanding shares of Hostcentric preferred stock, voting separately as a class, must approve and adopt the merger agreement and holders of 75% of the outstanding shares of each class of preferred stock (Series A and Series B), voting separately, must vote in favor of the amendment to the certificate of incorporation. Interland shareholders are not required to approve and adopt the merger agreement and will not vote on the merger. The executive officers and directors of Hostcentric hold approximately 31.6% of the outstanding common stock and less than 1.0% of the outstanding preferred stock of Hostcentric.


         You are entitled to cast one vote per share of Hostcentric common stock or Hostcentric preferred stock you owned as of May 9, 2003, the record date.


CERTAIN PERSONS HAVE ENTERED INTO A VOTING AGREEMENT (see page 54)

         In connection with the merger, certain stockholders of Hostcentric, including its executive officers and directors, have entered into a voting agreement with Interland. The voting agreement requires, among other things, that these Hostcentric stockholders vote all shares of Hostcentric common and preferred stock owned of record and/or beneficially by them in favor of adoption of the merger agreement and the amendment to Hostcentric's certificate of incorporation. The voting agreement is conditional so that a Hostcentric stockholder may withdraw its vote in favor of the merger and the amendment to Hostcentric's certificate of incorporation if Hostcentric becomes entitled to terminate the merger agreement. The Hostcentric stockholders that executed the voting agreement were not paid additional consideration in connection with the voting agreement.

         The Hostcentric stockholders who entered into the voting agreement collectively held approximately 32.1% of the outstanding Hostcentric common stock, and approximately 41.4% of the outstanding Hostcentric preferred stock, as of December 19, 2002.

         You are urged to read the voting agreement in its entirety, a copy of which is attached hereto as Annex B.

RECOMMENDATION OF HOSTCENTRIC'S BOARD OF DIRECTORS (see page 45)

         After careful consideration, Hostcentric's board of directors unanimously approved the merger agreement and determined that the merger is advisable and in the best interests of Hostcentric and its stockholders and recommends that Hostcentric stockholders vote FOR approval and adoption of the merger agreement because the merger:

         - converts the Hostcentric stock of the Series A preferred stockholders and the Series B preferred stockholders into a publicly-traded stock listed on the NASDAQ National Market;

         - offers the holders of common stock $0.12 per share in cash, despite the fact that under the current Hostcentric certificate of incorporation the holders of common stock are legally not entitled to any portion of the merger consideration;

         - offers a business combination with a publicly-held Web hosting company which is focused on the same business Hostcentric has been pursuing; and

         - offers a business combination that provides significantly larger access to capital and greater liquidity for Hostcentric's preferred stockholders.

         In addition, the Hostcentric board of directors recognizes that there is substantial risk associated with a strategy of Hostcentric to remain as an independent company, as its future business prospects in an industry experiencing consolidations and competition are uncertain. Moreover, the board of directors believes that it is unlikely in the current economic environment that Hostcentric would be able to obtain any substantial debt or equity financing. Finally, management of Hostcentric has sought without success alternative acquisition candidates.

FAIRNESS OPINIONS (see page 40)

         Howard Frazier Barker Elliott, Inc. delivered to the Hostcentric board of directors two opinions dated December 19, 2002 and March 20, 2003, respectively, that the merger consideration is fair as of those dates to the holders of Hostcentric stock from a financial point of view.

CONDITIONS TO THE MERGER (see page 51)

         The parties' respective obligations to complete the merger are subject to the prior satisfaction or waiver of certain conditions. The following conditions, among others, must be satisfied or waived before the completion of the merger:

         - the merger agreement must be approved and adopted by Hostcentric's stockholders;

         - all necessary governmental and other third-party consents must be obtained;

         - certain employees of Hostcentric must have entered into employment modification agreements with Interland;

         - there must have been no developments between the date of the merger agreement and completion of the merger that either had, or with the passage of time would reasonably be expected to have, a material adverse effect on either Hostcentric or Interland

         - the representations and warranties of Interland and Hostcentric in the merger agreement are true and correct in all material respects as of the closing date;

         - Hostcentric shall have amended its certificate of incorporation to provide for the allocation of the merger consideration amount to its common and preferred stockholders;

         - the registration statement filed with the SEC to which this proxy statement/prospectus is attached shall be declared effective with the SEC; and

         - the shares of Interland common stock to be issued in the merger shall have been approved for listing on the NASDAQ National Market.

TERMINATION OF THE MERGER AGREEMENT (see page 53)

         The merger agreement may be terminated by mutual consent, or by either Interland or Hostcentric under certain circumstances, at any time before the completion of the merger, including:

         - if the merger is not completed by June 30, 2003, provided that the terminating party is not in material breach of the merger agreement;

         - if the Hostcentric stockholders do not approve and adopt the merger agreement at the special meeting;

         - if Hostcentric commits to or enters into an acquisition proposal from a third party which Hostcentric's board of directors determines in good faith to be superior to the terms of the merger with Interland; or

         - if Hostcentric or Interland materially breaches any of its representations, warranties, covenants or other agreements made in the merger agreement which has not been cured and which would cause a condition to the closing of the merger to be incapable of being satisfied by June 30, 2003.

PAYMENT OF TERMINATION FEE (see page 53)

         Hostcentric has agreed to pay Interland a termination fee of $774,000 if the merger agreement is terminated as a result of Hostcentric accepting a more favorable offer to be acquired by another party, as more fully described under the heading "THE MERGER AGREEMENT--Termination Events; Termination Fee." Hostcentric has also agreed to reimburse Interland for its out-of-pocket expenses if Hostcentric fails to receive the required approval of its stockholders for the transactions contemplated by the merger agreement.

NO OTHER NEGOTIATIONS INVOLVING HOSTCENTRIC (see page 50)

         Hostcentric has agreed, subject to limited exceptions, that it will not, whether directly or indirectly, until the merger is completed or the merger agreement is terminated:

         - initiate, solicit or encourage, directly or indirectly, any inquiries concerning, or the making of, any acquisition proposals (as described below);

         - engage or participate in negotiations or discussions with, or furnish any information or data to, or facilitate any inquiries or proposals by, a third party relating to an acquisition proposal; or

         - enter into any agreement with respect to an acquisition proposal or approve an acquisition proposal.

         However, Hostcentric may engage in any of these acts otherwise prohibited, other than solicitation or initiation of any takeover proposal, if Hostcentric's board of directors determines that Hostcentric has received an acquisition proposal that is more favorable than the merger with Interland and also determines that there is a substantial probability that the failure to act on the acquisition proposal would amount to a violation of its fiduciary duties.

         Under the merger agreement, an acquisition proposal is any proposal made by a party other than Interland to acquire substantial assets, or to acquire any outstanding capital stock (other than under outstanding options or warrants), of Hostcentric or any of its subsidiaries. Hostcentric has also agreed to provide Interland with detailed information about any acquisition proposal it receives.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (see page 54)

         Certain executive officers and directors of Hostcentric have interests in the merger that are different from and in addition to their interest as Hostcentric stockholders generally. Four executive officers of Hostcentric will execute modifications to their employment agreements with Interland and Hostcentric that provide for certain benefits, including severance payments. In addition, each member of the board of directors of Hostcentric owns Hostcentric common stock. The amendment to the Hostcentric certificate of incorporation that has been approved by the board and on which Hostcentric stockholders will be voting increases the consideration in the merger payable to holders of Hostcentric's common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (see page 55)

         In general, Hostcentric's stockholders will recognize gain or loss for United States federal income tax purposes in the merger. Such gain or loss generally will be measured by the difference between (i) the amount of cash and the value of Interland common stock received on the closing date of the merger and (ii) the tax basis of the Hostcentric shares surrendered in the merger. However, based on Rev. Rul. 73-233, 1973-1 C.B. 179 and Rev. Rul. 79-10, 1979-1
C.B. 140, the IRS may treat the merger consideration received by holders of Hostcentric common stock as if it were received by the Series A and Series B preferred stockholders, and then paid by the Series A and Series B preferred stockholders to holders of Hostcentric common stock. If the IRS were to take this position successfully, there is a further risk that the full amount of the merger consideration received by the holders of Hostcentric common stock would be taxable as ordinary income without reduction for the stockholder's basis in his or her common stock and that the stockholder's unrecovered basis would be treated as a capital loss. It is not a certainty that the IRS would take this position, and if it did, it is not a certainty that the IRS would prevail in its position. The tax consequences of the transaction to a Hostcentric stockholder will depend on his or her particular facts and circumstances. Hostcentric stockholders should consult a tax advisor for a full understanding of the tax consequences of the merger to them. You are urged to both carefully consider the discussion under "Material Federal Income Tax Consequences" beginning on page 55 of this proxy statement/prospectus and to consult your own tax advisors regarding the specific tax consequences of the merger to you.

ACCOUNTING TREATMENT OF THE MERGER (see page 47)

         Interland intends to account for the merger using the purchase method of accounting in accordance with generally accepted accounting principles.

RESTRICTION ON THE ABILITY TO SELL INTERLAND COMMON STOCK (see page 53)

         The shares of Interland common stock Hostcentric preferred stockholders will receive in connection with the merger will be restricted so that you will be permitted to sell only 10% of the shares at the closing of the merger and an additional 10% in each calendar month following the closing. Seventy percent of the shares of Interland common stock issued in the merger will be held in the escrow account and will not be available for sale until released from escrow. In addition, if you are considered an "affiliate" of either Hostcentric or Interland for purposes of the Securities Act of 1933, you will be permitted to sell the shares of Interland common stock you receive in the merger only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. This proxy statement/prospectus does not register the resale of stock held by affiliates.

DISSENTERS' OR APPRAISAL RIGHTS (see page 69)

         Under Delaware law, you are entitled to dissenters' or appraisal rights in connection with the merger.

         If you do not wish to accept consideration provided under the merger agreement as payment for your Hostcentric shares, you will have the right under Delaware law to have the fair value of your shares of Hostcentric determined by the Delaware Chancery Court. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

         - send a written demand to Hostcentric for appraisal in compliance with the Delaware General Corporation Law before the vote on the merger;

         -        not vote in favor of the merger; and

         - continuously hold your Hostcentric stock, from the date you make the demand for appraisal through the closing of the merger.

         Merely voting against the merger will not protect your rights to an appraisal, which requires following all the steps provided under Delaware law. Delaware law requirements for exercising appraisal rights are described in further detail beginning on page 69 and are attached as Annex C to this document.

         IF YOU VOTE FOR THE MERGER, YOU WILL WAIVE YOUR RIGHTS TO SEEK APPRAISAL OF YOUR HOSTCENTRIC SHARES UNDER DELAWARE LAW.

SURRENDER OF STOCK CERTIFICATES (see page 49)


         Simultaneously with the delivery of this proxy statement/prospectus, Interland is mailing a letter of transmittal to all holders of Hostcentric stock containing instructions for surrendering their certificates. Certificates should not be surrendered until the letter of transmittal is received, fully completed and returned as instructed in the letter of transmittal. The form of transmittal letter is attached to the proxy statement/prospectus as Annex F.


CERTAIN EFFECTS OF THE MERGER (see page 71)

         Upon consummation of the merger, Hostcentric preferred stockholders will become shareholders of Interland. The internal affairs of Interland are governed by the Minnesota Business Corporation Act and Interland's restated articles of incorporation and bylaws. The merger will result in substantial differences in the rights of Hostcentric preferred stockholders. See "Comparison of Rights of Holders of Interland Shares and Hostcentric Shares."

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS

         This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "may," "might," "will," "would," "shall," "should," "pro forma," "potential," "pending," "plans," "anticipates," "believes," "estimates," "expects," "intends" or similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 19 of this proxy statement/prospectus.

COMPARATIVE PER SHARE DATA

         The comparative per share data show the income (loss) from continuing operations, cash dividends and book value per share for Interland common stock and Hostcentric common stock as of the dates below, and should be taken into account in valuing the Interland stock to be received in the merger. However, these amounts do not necessarily reflect future per share levels of income from continuing operations, cash dividends and book value of Interland.

                       INTERLAND CORPORATION - HISTORICAL


                                                                            AT AND FOR THE          AT AND FOR THE
                                                                           SIX MONTHS ENDED       FISCAL YEAR ENDED
                                                                          FEBRUARY 28, 2003        AUGUST 31, 2002
                                                                          -----------------       -----------------
                                                                             (unaudited)
Per Share Data:
  Loss from continuing operations per common share - Basic........              $(0.26)              $   (0.04)
                                                   - Diluted......               (0.26)                  (0.04)
   Cash dividends per common share................................                 -0-                     -0-
   Book value per common share....................................                1.91                    2.17


                         HOSTCENTRIC, INC. - HISTORICAL


                                                                                     AT AND FOR          AT AND FOR THE
                                                                                   THE THREE MONTHS         YEAR ENDED
                                                                                 ENDED MARCH 31, 2003   DECEMBER 31, 2002
                                                                                 --------------------   -----------------
                                                                                     (unaudited)
Per Share Data:
  Income (loss) from continuing operations per common share - Basic...........           $(0.07)             $(0.60)
                                                            - Diluted.........            (0.07)              (0.60)
   Cash dividends per common share............................................              -0-                 -0-
   Book value per common share................................................             0.88                0.94


COMPARATIVE PER SHARE MARKET PRICE


         Interland common shares are listed on the NASDAQ National Market under the symbol "INLD." On December 18, 2002, the last full trading day before the public announcement of the proposed merger, the last sale price per Interland common stock on the NASDAQ was $1.57. On May 19, 2003, the most recent practicable date prior to the filing of this document, the last sale price per Interland common share was $1.10. Hostcentric common stock is not traded on any exchange or quotation system.


             HISTORICAL MARKET PRICES OF INTERLAND AND HOSTCENTRIC

         Interland's common stock trades on the NASDAQ National Market under the symbol "INLD." Prior to August 7, 2001, Interland's stock traded under the symbol "MUEI" on the NASDAQ National Market. The following table shows for the fiscal periods indicated the high and low sales prices for Interland's common stock, as reported by the NASDAQ National Market.


                                                                       HIGH             LOW
                                                                      -------          -----
           2003      Third Quarter ended May 31, 2003                 $  1.33          $0.61
                     (through May 19, 2003)
                     Second Quarter ended February 28, 2003              1.94           0.71
                     First Quarter ended November 30, 2002               2.95           1.36

           2002      Fourth Quarter ended August 31, 2002             $  3.28          $2.49
                     Third Quarter ended May 31, 2002                    3.20           1.78
                     Second Quarter ended February 28, 2002              3.00           1.79
                     First Quarter ended November 30, 2001               2.30           1.04

           2001      Fourth Quarter ended August 31, 2001             $  1.84          $1.11
                     Third Quarter ended May 31, 2001                    4.00           1.50
                     Second Quarter ended February 28, 2001              5.00           3.03
                     First Quarter ended November 30, 2000              14.44           5.25

HOLDERS OF RECORD


         As of April 30, 2003, Interland had approximately 1,800 shareholders of record.


         There is no established trading market for the Hostcentric common or preferred stock. Since inception, there have been no sales of Hostcentric common stock. The information below presents the sales prices for the most recent sale of Hostcentric preferred stock occurring prior to the date of signing the merger agreement.

         The most recent sale of Hostcentric preferred stock occurring prior to December 19, 2002 occurred on January 19, 2001. On such date, 7,283,391 shares of Hostcentric Series B preferred stock were sold to a group of accredited investors of Hostcentric in a private placement at a price of $4.60 per share.


         As of May 9, 2003, the following shares of Hostcentric capital stock were outstanding, which shares were owned by the number of holders of record shown below.


                                                   Shares       Holders of Record
                                                 ----------     -----------------
         Common stock                            16,166,827            56
         Series A preferred stock                 6,225,436            98
         Series B preferred stock                 7,283,391            91


         Hostcentric anticipates that a warrant to acquire 37,500 shares of its common stock will be exercised contemporaneously with the closing of the merger.


DIVIDENDS

         Neither Interland nor Hostcentric has declared or paid any cash dividends and does not foresee paying any cash dividends in the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                  INTERLAND SELECTED HISTORICAL FINANCIAL DATA

         The following table summarizes our consolidated financial information and other financial data. The selected statements of income data for each of the five fiscal years in the period ended August 31, 2002 and the selected balance sheet data as of August 31, 2002, August 31, 2001, August 31, 2000, September 2, 1999 and September 3, 1998 are derived from our audited consolidated financial statements and related notes. The selected consolidated statement of income data for the six months ended February 28, 2003 and 2002 and the selected consolidated balance sheet data as of February 28, 2003 are derived from our unaudited consolidated financial statements, which, in our opinion, include all adjustments (consisting of only normal, recurring adjustments) necessary for a fair presentation.

         Dispositions. We sold our PC Systems and SpecTek business segments in 2001, and the amounts in our financial statements for all periods shown were reclassified to account for those two segments as discontinued operations. The selected statements of income data below reflect the results of our continuing operations, the Web hosting business.

         Acquisitions. During the periods covered by the data below, we completed the acquisitions of nine Web and applications hosting businesses and three customer account acquisitions: six acquisitions - including the accounts and/or businesses of Interliant, AT&T, CommuniTech.Net, Dialtone Internet, Burlee Networks and iNNERHOST- in fiscal 2002; one in fiscal 2001; two in fiscal 2000; two in fiscal 1999; and one acquisition - Trellix - in fiscal 2003. These acquisitions are reflected in our consolidated financial statements as of their respective dates of acquisition.

         This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto which we have filed separately and incorporated by reference into this prospectus. Results for past periods are not necessarily indicative of results that may be expected for any future period.

                                     SIX MONTHS ENDED                               FISCAL YEAR ENDED
                                --------------------------   ---------------------------------------------------------------------
                                FEBRUARY 28,  FEBRUARY 28,   AUGUST 31,     AUGUST 31,     AUGUST 31,   SEPTEMBER 2,  SEPTEMBER 3,
                                   2003          2002           2002          2001           2000          1999          1998
                                ------------  ------------   ----------     ----------     ----------   ------------  ------------
                                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
CONSOLIDATED STATEMENTS
   OF INCOME DATA:
Revenues from
   continuing operations ...     $ 53,397      $ 49,165      $ 101,628      $  60,752      $ 32,862      $   464      $       --
Income (loss) from
   continuing operations ...      (36,520)      (39,623)        (5,272)      (145,717)      (26,192)       5,187           5,081
Net Income (loss) ..........      (36,835)      (39,623)       (11,293)      (357,194)       41,543       36,524          47,953
Income (loss) per share
   from  continuing
   operations, basic
   and diluted .............        (0.26)        (0.29)         (0.04)         (1.46)        (0.27)        0.05            0.05
Net Income (loss) per
   share, basic and
   diluted .................        (0.26)        (0.29)         (0.08)         (3.58)         0.43         0.38            0.50

                                                                      AS OF
                              FEBRUARY 28,    AUGUST 31,    AUGUST 31,      AUGUST 31,    SEPTEMBER 2,   SEPTEMBER 3,
                                 2003           2002           2001           2000           1999           1998
                              ------------    ----------    ----------      ----------    ------------   ------------
                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE
   SHEET DATA:

Total assets ...........       $346,548       $395,278       $429,280       $563,920       $502,826       $452,414
Total debt .............         17,318         31,166         39,106          1,971          9,993         14,183
Shareholders' equity ...        269,713        297,730        296,430        506,580        458,499        416,894


          HOSTCENTRIC SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The consolidated statement of operations data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 and the consolidated balance sheet data as of December 31, 2002, 2001, 2000, 1999 and 1998 have been derived from Hostcentric's consolidated audited financial statements.


                                     THREE MONTHS ENDED                              YEAR ENDED DECEMBER 31,
                                  -------------------------    --------------------------------------------------------------------
                                   March 31,     March 31,
                                     2003          2002          2002            2001            2000           1999         1998
                                  -----------   -----------    --------        --------        --------        ------       -------
                                  (UNAUDITED)   (UNAUDITED)      (IN THOUSANDS, EXCEPT FOR SHARE DATA)
CONSOLIDATED STATEMENTS OF
     OPERATIONS DATA:
Revenues from continuing
     operations.................. $  4,047       $  5,635      $ 19,902        $ 26,994        $ 15,590        $3,956       $ 2,150
Income (loss) from continuing
     operations..................   (1,057)        (2,169)      (10,177)        (41,013)        (15,791)          998           168
Net income (loss)................   (1,057)        (2,452)      (11,016)        (46,358)        (17,807)          987           191

EARNINGS PER SHARE:
Income (loss) from continuing
  operations
  Basic and diluted EPS.......... $  (0.07)      $  (0.12)     $  (0.60)       $  (2.24)       $  (1.16)       $ 0.20       $  0.04

Net income (loss):
  Basic and diluted EPS.......... $  (0.07)      $  (0.14)     $  (0.65)       $  (2.53)       $  (1.31)       $ 0.20       $  0.04

CONSOLIDATED BALANCE SHEET
    DATA:
Total assets.....................   22,153             --        23,703          46,680          93,612         2,326           711
Total debt and capital lease
    obligations..................    2,143             --         2,285          10,775           7,646           513            --
Total stockholders' equity.......   14,143             --        15,198          27,136          73,507           497          (183)

                                  RISK FACTORS

         By voting in favor of the merger, holders of Hostcentric preferred stock will be choosing to invest in Interland common stock. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to approve and adopt the merger agreement.

                          RISKS RELATING TO THE MERGER

THE VALUE OF THE CONSIDERATION YOU RECEIVE IN THE MERGER WILL FLUCTUATE BASED ON THE MARKET PRICE OF INTERLAND COMMON STOCK AT THE TIME OF CLOSING OF THE MERGER.


         The number of shares of Interland common stock to be issued upon the closing of the merger has been fixed, based on the weighted average closing price of Interland common stock for the 10-day period that ended two days before the signing of the merger agreement ($1.681 per share). No prediction can be made as to the market price of Interland common stock at the time of and after the completion of the merger. Interland's market price has experienced significant fluctuations during the past year, ranging from $3.28 to $0.61 per share. From December 19, 2002, the date on which the merger agreement was signed, until May 19, 2003, Interland's market price has dropped from $1.49 to $1.10 per share. Based on Interland's May 19, 2003 closing price of $1.10 per share, the total merger consideration to Hostcentric's stockholders if the merger closed on that date would be approximately $17.9 million. Hostcentric and Interland are not permitted to terminate the merger agreement or resolicit the vote of Hostcentric's stockholders solely because of changes in the market price of Interland common stock.


A LARGE PORTION OF THE MERGER CONSIDERATION WILL BE HELD IN ESCROW AND MAY NOT BE DISTRIBUTED TO STOCKHOLDERS IF THERE ARE INDEMNIFICATION CLAIMS.


         Seventy percent (70%) of the merger consideration will be held in escrow for a period of six months after the closing of the merger (or a longer period if there are any pending indemnification claims at the end of such six month period) to secure valid indemnification claims and to pay certain closing adjustments to the amount of the merger consideration. As a result of the escrow, Hostcentric stockholders will have to wait at least six months after the closing of the merger to receive most of the consideration being paid by Interland for their Hostcentric stock, and part or all of the escrowed merger consideration may be forfeited to Interland. See "THE MERGER AGREEMENT - Indemnification; Escrow Agreement."


THE MERGER AGREEMENT PROVIDES FOR RESTRICTIONS ON SALE OF INTERLAND COMMON
STOCK.

         The shares of Interland common stock being issued to Hostcentric's preferred stockholders in connection with the merger will be restricted so that such stockholders will be permitted to sell only 10% of such shares at the closing and an additional 10% in each calendar month following the closing on a cumulative basis. In addition, the shares of Interland common stock being held in escrow will not be available for sale until such shares will be released from escrow and they are also subject to the 10% per month sale limitation described above. The restrictions on sale of the Interland common stock being issued pursuant to the merger and the volatility in Interland's stock price may hinder the ability of Hostcentric's preferred stockholders to liquidate their Interland stock at favorable market prices.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT HOSTCENTRIC'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

         If the merger is not completed, Hostcentric will be subject to a number of material risks, including the following:

         - There is substantial risk whether Hostcentric will be able to continue long-term as an independent company. These risks include Hostcentric's future business prospects and risks associated with remaining independent amid consolidation and competition and an industry-wide slowdown, during which several of Hostcentric's competitors have filed for bankruptcy protection;

         - Hostcentric's access to further capital has been severely impacted by continued market volatility, the adverse performance of publicly-traded Web hosting companies, the obligations and terms of Hostcentric's preferred stock, the continued uncertainty in the Web hosting industry, and the potential for substantial dilution to existing stockholders;

         - Management's efforts to seek other potential acquirers and/or investors have not been successful. Interland's proposal is the only firm proposal received by Hostcentric;

         - Hostcentric's management expects losses to continue through 2003.

         In the event of a liquidation or bankruptcy proceeding, it is unlikely the common stockholders would receive any proceeds for their ownership in the Company.

FEDERAL INCOME TAX TREATMENT OF MERGER CONSIDERATION RECEIVED BY HOLDERS OF HOSTCENTRIC COMMON STOCK IS UNCERTAIN

         Based on Rev. Rul. 73-233, 1973-1 C.B. 179 and Rev. Rul. 79-10, 1979-1
C.B. 140, the IRS may treat the merger consideration received by holders of Hostcentric common stock as if it were received by the Series A and Series B preferred stockholders, and then paid by the Series A and Series B preferred stockholders to holders of Hostcentric common stock. If the IRS were to take this position successfully, there is a further risk that the full amount of the merger consideration received by the holders of Hostcentric common stock would be taxable as ordinary income without reduction for the stockholder's basis in his or her common stock and that the stockholder's unrecovered basis would be treated as a capital loss. It is not a certainty that the IRS would take this position, and if it did, it is not a certainty that the IRS would prevail in its position. See "Material Federal Income Tax Consequences" beginning on page 55.

         CERTAIN DIRECTORS OF HOSTCENTRIC HAVE POTENTIAL CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE PROPOSED MERGER.

         Hostcentric stockholders should be aware of potential conflicts of interest and benefits available to certain Hostcentric directors when considering Hostcentric's board of directors' recommendation to its holders of voting common stock to approve the proposed merger. For example, following the closing of the merger, some of the directors of Hostcentric will have employment or other arrangements with Interland that give them interests in the proposed acquisition that are different from or in addition to the interests of other Hostcentric stockholders.

         For these reasons, certain directors of Hostcentric could be more likely to vote to approve the terms of the proposed acquisition than if they did not have these interests. Holders of Hostcentric stock should consider whether these interests may have influenced these directors to support or recommend the proposed acquisitions. See "Interests of Certain Persons."

                          RISK RELATED TO OUR BUSINESS

WE HAVE INCURRED LOSSES SINCE INCEPTION, AND WE EXPECT TO INCUR LOSSES FOR AT LEAST THE NEXT SEVERAL QUARTERS, WHICH COULD CAUSE THE PRICE OF INTERLAND STOCK TO DECLINE.


         We have incurred net losses and losses from operations for all but one of each quarterly period from our inception through the second quarter of fiscal 2003. We do not expect to generate sustainable positive cash flow from continuing operations until the fourth quarter of fiscal 2003. A number of factors could increase our operating expenses, such as:


         - adapting network infrastructure and to administrative resources to accommodate additional customers and future growth;

         -        unanticipated liabilities from the sale of GTG PC; and

         -        integrating recently acquired businesses.

To the extent that increases in expenses are not offset by increased revenues, our operating losses could increase.

BECAUSE INTERLAND'S HISTORICAL FINANCIAL INFORMATION IS NOT REPRESENTATIVE OF OUR FUTURE RESULTS, INVESTORS AND ANALYSTS WILL HAVE DIFFICULTY ANALYZING INTERLAND'S FUTURE EARNINGS POTENTIAL.

         Since we have sold our non-hosting businesses and acquired other businesses in our industry, our historical financial information is not representative of our future operating results. Excluding the operations of the non-hosting business--which are classified as discontinued operations in our financial statements--non-Web hosting revenues represented approximately 7% and 30% of our total revenues for fiscal 2001 and 2000, respectively. In addition, our financial results for fiscal 2001 reflect the integration of Interland-Georgia for only 25 days. By contrast, Web hosting revenues constituted 93% of our total revenues in fiscal 2002.

WE HAVE A LIMITED OPERATING HISTORY AND OUR BUSINESS MODEL IS STILL EVOLVING, WHICH MAKES IT DIFFICULT TO EVALUATE OUR PROSPECTS.

         Our limited operating history makes evaluating our business operations and prospects difficult. Our range of service offerings has changed since our inception and our business model is still new and developing. We have changed from being primarily a seller of personal computers and related accessories to being primarily a Web hosting company. Because some of our services are new, the market for them is uncertain. As a result, the revenues and income potential of our business, as well as the potential benefits of our acquisitions, may be difficult to evaluate.

OUR QUARTERLY AND ANNUAL OPERATING RESULTS MAY FLUCTUATE, WHICH COULD CAUSE OUR STOCK PRICE TO BE VOLATILE.

         Our past operating results have fluctuated on a quarterly and an annual basis. Our quarterly and annual operating results may continue to fluctuate, due to a wide variety of factors. Because of these fluctuations, comparing our operating results from period to period is not necessarily meaningful, and you should not rely upon such comparisons as an indicator of our future performance. Factors that may cause our operating results to fluctuate include, but are not limited to:

         -        demand for and market acceptance of our services;

         - introduction of new services or enhancements by us or our competitors;

         - technical difficulties or system downtime affecting the Internet generally or our hosting operations specifically;

         -        customer retention;

         - increased competition and consolidation within the Web hosting and applications hosting markets;

         - changes in our pricing policies and the pricing policies of our competitors; and

         -        gains or losses of key strategic relationships.

         We cannot provide any assurances that we will succeed in our plans to increase the size of our customer base, the amount of services we offer or our revenues during the next fiscal year and beyond. In addition, relatively large portions of our expenses are fixed in the short term, and therefore our results of operations are particularly sensitive to fluctuations in revenues. Also, if we cannot continue using third-party products in our service offerings, our service development costs could increase significantly.

OUR STOCK PRICE MAY BE VOLATILE WHICH COULD CAUSE YOUR INVESTMENT IN OUR COMMON STOCK TO DECREASE SIGNIFICANTLY.

         The market price of our common stock has experienced a significant decline. The price has been and is likely to continue to be highly volatile due to several factors, such as:

         - our failure to benefit from the Interland-Georgia merger or our other acquisitions as quickly as anticipated or at all or in the way financial analysts expected;

         - variations in operating results and analyst earnings estimates;

         - variations in operating results or spending by customers and competitors;

         - the volatility of stock within the sectors within which we conduct business;

         -        general decline in economic conditions; and

         -        reductions in the volume of trading in our common stock.


         During the 52 weeks ended May 19, 2003, the high and low price for Interland common stock on NASDAQ was $3.70 and $0.61, respectively. Furthermore, if the stock price stays low, we may incur an impairment to goodwill and our common stock may become subject to delisting from NASDAQ.


         On March 25, 2003, Interland was notified by NASDAQ that the closing bid price for its stock had been under $1.00 for thirty consecutive trading sessions, and that a 180-day grace period has consequently begun. If the closing bid is not over $1.00 for ten consecutive sessions during this grace period, Interland stock is subject to being delisted from the NASDAQ National Market in accordance with NASDAQ rules. When Interland performs its annual assessment of its goodwill on May 31, 2003, the stock price will be taken into account, and at the current market price of the stock it will be required to recognize an impairment loss equal to the amount, if any, by which the carrying value of goodwill exceeds its fair value.

WE OPERATE IN A NEW AND EVOLVING MARKET WITH UNCERTAIN PROSPECTS FOR GROWTH AND MAY NOT BE ABLE TO SUSTAIN GROWTH IN OUR CUSTOMER BASE.

         The market for Web hosting and applications hosting services for small- and medium-sized businesses has only recently begun to develop and is evolving rapidly. Our future growth, if any, will depend upon the willingness of small- and medium-sized businesses to outsource Web and applications hosting services, our ability to increase our average revenues per customer, and our ability to retain customers. For the three months ended February 28, 2003, Interland's average monthly revenue per customer account was $27.87 for shared hosting services and $413.79 for dedicated hosting services, and its average monthly customer turnover was 3.75% for shared hosting services and 3.94% for dedicated hosting services. The corresponding average monthly revenue per customer for the three months ended February 28, 2002 was $27.47 for shared hosting services and $630.42 for dedicated hosting services, and the associated average monthly customer turnover rates were 3.50% for shared hosting services and 5.53% for dedicated hosting services. The market for our services may not develop further, consumers may not widely adopt our services and significant numbers of businesses or organizations may not use the Internet for commerce and communication. If this market fails to develop further or develops more slowly than expected, or if our services do not achieve broader market acceptance, we will not be able to grow our customer base. In addition, we must be able to differentiate our company from our competition through our service offerings and brand recognition. These activities may be more expensive than we anticipate, and we may not succeed in differentiating our company, achieving market acceptance of our services or selling additional services to our existing customer base.

BECAUSE INTERLAND'S TARGET MARKETS ARE VOLATILE, WE MAY FACE A LOSS OF CUSTOMERS OR A HIGH LEVEL OF NON-COLLECTIBLE ACCOUNTS.

         We intend to concentrate on serving small- and medium-sized businesses. This target market contains many businesses that may not be successful, and targeting this market consequently may pose substantially greater risk than other markets that we will be unable to collect our accounts receivable, and that our customers will not renew their service agreements. Moreover, we believe a significant portion of this target market is highly sensitive to price, and may be lost to a competitor with a lower pricing structure. Because few businesses in this target market employ trained technologists, this market tends to generate a high number of customer service and technical support calls. The expense of responding to these calls is considerable, and it is likely to increase in direct proportion to revenue, potentially limiting the scalability of the business. Additionally, if a customer becomes dissatisfied with our response to such calls, cancellation, non-payment, or non-renewal becomes more likely. Our strategy for minimizing the negative aspects of our target market includes:

         - continued expenditures on sales and marketing to replace failing customers;

         - capitalizing on planned efficiencies to become a profitable provider at the lowest sustainable price;

         - automating customer care and technical support to reduce the cost per call, and to minimize the time spent by our personnel; and

         - intensive training and supervision of customer care and technical support personnel to maximize customer satisfaction.

We can give no assurance, however, that any of these measures will succeed, and our failure to manage these risks could decrease revenues and profitability.

IF WE DO NOT SUCCESSFULLY INTEGRATE THE OPERATIONS AND PERSONNEL OF ACQUIRED BUSINESSES SUCH AS HOSTCENTRIC IN A TIMELY MANNER, THIS WILL DISRUPT OUR BUSINESS AND NEGATIVELY AFFECT OUR OPERATING RESULTS.

         We face risks related to integrating and managing the operations and personnel of acquired businesses. Integration is a complex, time-consuming and expensive process and may disrupt our business if not completed in a timely and efficient manner. We must operate as a combined organization utilizing common information and telecommunications systems, operating procedures, financial controls and human resources practices.

         We may encounter substantial difficulties, costs and delays in integrating the operations of acquired companies, including:

         -        potential incompatibility of business cultures;

         - potential conflicts in marketing or other important relationships;

         - potential operating inefficiencies and increased costs associated with having and integrating different information and telecommunications systems;

         - potential decline in the level of customer service and customer satisfaction; and

         -        the loss of key personnel in the acquired business.

THE BENEFITS OF OUR ACQUISITIONS MAY BE LOWER THAN EXPECTED AND COSTS MAY BE HIGHER THAN EXPECTED, WHICH COULD HARM OUR FINANCIAL RESULTS AND LOWER THE VALUE OF OUR COMMON STOCK.

         We expect to realize cost reductions due to efficiencies created by recent acquisitions by enabling us to:

         - integrate and expand our nationwide technical support capabilities over a larger customer base;

         -        integrate our information and telecommunications systems;

         -        market a larger, combined business;

         -        eliminate excess data center capacity; and

         - achieve overall economies of scale for the combined company's telecommunications costs.

Through February 28, 2003, as part of the integration with Interland-Georgia and other acquisitions, we have:

         -        reduced 568 positions from our total headcount;

         -        reduced the number of our facilities by four; and

         - incurred approximately $10.0 million in merger and integration costs.

Although we expect to realize cost efficiencies from the merger, we cannot guarantee that we will realize all expected cost efficiencies or state the amount of any cost efficiencies with any certainty. We expect to incur costs associated with the consolidation and integration of the companies' services and operations. If the total costs of the merger and related consolidation and integration exceed estimates, or if the cost efficiencies of the merger are less than expected, our revenues and profitability will suffer. Any shortfall in anticipated operating results could cause the market price of our common stock to decline.

WE HAVE INCURRED SIGNIFICANT ACCOUNTING CHARGES RELATING TO RECENT ACQUISITIONS WHICH WILL DELAY PROJECTED ACHIEVEMENT OF PROFITABILITY FOR THE WEB HOSTING BUSINESS.

         We have accounted for all company acquisitions using the purchase method of accounting. Under this accounting method the purchase price is allocated to assets acquired and liabilities assumed. The following acquisitions have been recorded:

         - Interland-Georgia - Based on the purchase price of $127.2 million, we recorded $17.5 million of intangible assets other than goodwill and $103.0 million of goodwill on our balance sheet, which resulted in amortization expense of intangible assets of $0.8 million recorded in the second quarter of fiscal 2003.

         - CommuniTech.Net - Based on the purchase price of $11.0 million, we recorded $3.7 million of intangible assets other than goodwill and $6.9 million of goodwill on our balance sheet, which resulted in amortization expense of intangible assets of $0.3 million recorded in the second quarter of fiscal 2003.

         - Dialtone Internet - Based on the purchase price of $15.8 million, we recorded $4.2 million of intangible assets other than goodwill and $10.1 million of goodwill on our balance sheet, which resulted in amortization expense of intangible assets of $0.4 million recorded in the second quarter of fiscal 2003.

         - iNNERHOST - Based on the purchase price of $17.7 million, we recorded $3.6 million of intangible assets other than goodwill and $9.3 million in goodwill on our balance sheet. The iNNERHOST purchase price allocation was completed during the quarter ended February 28, 2003 and the previously recorded estimates of amortization expense were adjusted so that life-to-date amortization expense agreed to the final intangible asset amortization schedules. The adjustment resulted in the reversal of $0.2 million of amortization expense of intangible assets recorded in the second quarter of fiscal 2003.

         - Trellix - Based on the purchase price of approximately $11.6 million, we recorded $6.0 million of intangible assets other than goodwill and $8.1 million of goodwill on our balance sheet, which resulted in an amortization expense of intangible assets of $0.2 million recorded in the second quarter of fiscal 2003.


         As of February 28, 2003, we have recorded an aggregate of $137.7 million in goodwill on our balance sheet. In accordance with the requirements of SFAS 142, we test for goodwill impairment on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of goodwill below its carrying amount. Any potential impairment will affect our financial results in the future. Interland does its annual assessment on May 31. The market price of our stock has experienced significant volatility during the last fiscal year. If the price of our stock stays at its current levels such that our market capitalization is less than our recorded book value, our annual goodwill impairment test will result in a significant impairment loss equal to the carrying amount of our goodwill in excess of its fair value.


WE COULD INCUR LIABILITIES IN THE FUTURE RELATING TO OUR PC SYSTEMS BUSINESS, WHICH COULD CAUSE ADDITIONAL OPERATING LOSSES.

         We could incur liabilities from the sale of the PC Systems business to GTG PC. According to the terms of our agreement with GTG PC, we retained liabilities relating to the operation of the PC systems business prior to the closing of the transaction, including liabilities for taxes, contingent liabilities and liabilities for accounts payable accrued prior to the closing. We also agreed to indemnify GTG PC and its affiliates for any breach of our representations and warranties contained in the agreement for a period of two years, or for the applicable statute of limitations for matters related to taxes. Our indemnification obligation is capped at $10.0 million. Except for claims for fraud or injunctive relief, this indemnity is the exclusive remedy for any breach of our representations, warranties and covenants contained in the agreement with GTG PC. Accordingly, we could be required in the future to make payments to GTG PC and its affiliates in accordance with the agreement, which could adversely affect our future results of operations and cash flows. To date we have not had to satisfy any such claims.

WE COULD INCUR ADDITIONAL LOSSES RELATED TO OUR RESTRUCTURING.

         We may incur additional losses if we underestimated the costs associated with our restructuring. In connection with the acquisition of Interland-Georgia in August 2001, we adopted a restructuring plan to close several offices and data centers, discontinue the use and development of software and eliminate other redundant assets. As a result, we recorded a restructuring charge of $110.3 million. The restructuring charge included $9.4 million related to the closure of offices and data centers, the write-off of $69.7 million of goodwill and intangible assets relating to prior acquisitions, $26.9 million for asset write-downs, $0.7 million related to personnel termination costs and $3.6 million related to other costs. During the second quarter of 2003, we approved and initiated a program to exit certain facilities and consolidate those operations into other existing facilities. The plan provides for the closure of three data center facilities, a reduction of those related workforces of approximately 150 employees, and the termination of bandwidth and data connectivity contracts in place at these facilities. We expect to completely exit the facilities by May 31, 2003. We expect to incur $3.2 million in lease termination costs, of which $1.3 million have been incurred through February 28, 2003; $1.6 million in bandwidth termination fees, of which $1.6 million have been incurred through February 28, 2003; and $0.6 million in employee termination benefits, of which $0.2 million have been incurred through February 28, 2003. The balance of the restructuring reserve at February 28, 2003 after payments and write-downs was $8.9 million. We accrued liabilities which we believe are adequate to cover all of the costs associated with the restructuring. However, if our estimates are inadequate, we will have to record additional restructuring charges.

BECAUSE WE FACE INTENSE COMPETITION, WE MAY NOT BE ABLE TO OPERATE PROFITABLY IN OUR MARKETS.

         The Web hosting and applications hosting markets are highly competitive, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. There are few substantial barriers to entry, and we expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we. As a result, these competitors may be able to:

         - develop and expand their network infrastructures and service offerings more rapidly;

         - adapt to new or emerging technologies and changes in customer requirements more quickly;

         - take advantage of acquisition and other opportunities more readily; and

         - devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

         Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms that provide a wide array of information technology services and computer hardware suppliers. These competitors may operate in one or more of these areas and include companies such as Verio and Affinity.

IMPAIRMENT OF OUR INTELLECTUAL PROPERTY RIGHTS COULD NEGATIVELY AFFECT OUR BUSINESS OR COULD ALLOW COMPETITORS TO MINIMIZE ANY ADVANTAGE THAT OUR PROPRIETARY TECHNOLOGY MAY GIVE US.

         We currently have no patented technology that would preclude or inhibit competitors from entering the Web hosting market that we serve. While we may file patent applications on particular aspects of our technology, we cannot be sure that we will receive any patents. While it is our practice to enter into agreements with all employees and some of our customers and suppliers to prohibit or restrict the disclosure of proprietary information, we cannot be sure that these contractual arrangements or the other steps we take to protect our proprietary rights will prove sufficient to prevent illegal use of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

         Effective copyright, trademark, trade secret and patent protection may not be available in every country in which our products and services are offered. We currently are, and in the future may be, involved in legal disputes relating to the validity or alleged infringement of our intellectual property rights or those of a third party. Intellectual property litigation is typically extremely costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. In addition, any adverse decisions could subject us to significant liabilities, require us to seek licenses from others, prevent us from using, licensing or selling certain of our products and services, or cause severe disruptions to operations or the markets in which we compete which could decrease profitability.

         Periodically, we are made aware of claims, or potential claims, that technology we used in our discontinued operations may have infringed on intellectual property rights held by others. We have accrued a liability and charged operations for the estimated costs of settlement or adjudication of several asserted and unasserted claims for alleged infringement relating to our discontinued operations prior to the balance sheet date. Resolution of these claims could be costly and decrease profitability.

UNFAVORABLE RESULTS OF EXISTING LITIGATION MAY CAUSE US TO HAVE ADDITIONAL EXPENSES OR OPERATING LOSSES.

         Interland is defending an employee class action lawsuit claim filed in the U.S. District Court for Idaho. In this case five individual plaintiffs claim they were employees of Micron Electronics between 1999 and April 2001. The plaintiffs claim that they, and other similarly situated employees, did not receive overtime pay to which they were entitled under the Fair Labor Standards Act. Interland disputes these claims and believes the plaintiffs are not entitled to any material additional wages. The court conditionally certified a class of not more than 800 former employees. The parties are continuing to conduct discovery. Interland is unable to estimate our total expenses, possible loss or range of loss that may ultimately be connected with the matter. This potential liability remains with Interland even though we sold the PC Systems business.

         In February 2003, Gabriel Murphy and Bryan Heitman, the former principals of CommuniTech, which was acquired by Interland in February 2002, filed a lawsuit against Interland, its CEO, Joel Kocher, and Interland's subsidiary, Communitech.net, Inc., in Jackson County, Missouri claiming, among other things, that Interland acted unreasonably in failing to have the registration statement, which includes their shares, declared effective by the SEC on a timely basis and claiming that Interland and/or Mr. Kocher made inaccurate disclosures in connection with Interland's acquisition of CommuniTech. The complaint alleges $26.7 million in damages and asks for other compensatory and punitive damages in an unspecified amount. Interland believes that these claims are without merit and will not have a material adverse effect on Interland, and intends to vigorously defend the claims.

         In February 2003, we filed a lawsuit in Cobb County, Georgia, against Mr. Murphy. Our lawsuit claims, among other things, that Mr. Murphy breached certain covenants under his employment agreement, and also demands payment from Mr. Murphy under his delinquent promissory notes. These notes are collateralized by 2,735,275 shares of Interland's common stock and the receivable balance is shown on the balance sheet as a reduction in equity. Interland is seeking an injunction against further violations of Mr. Murphy's obligations, compensatory and punitive damages in an unspecified amount for the covenant violations, and immediate foreclosure on the shares securing the note. On March 31, 2003, the court heard oral argument on Interland's motion for a preliminary injunction. A ruling is expected within the next 60 days.


         On March 14, 2003 Halo Management, LLC, filed a suit against Interland in the U.S. District Court for the Northern District of California. The suit alleges that Interland's use of "blueHALO" (U.S. Patent and Trademark Office Serial No. 78/135,621) to describe its proprietary web hosting architecture infringes the plaintiff's registered trademark Halo (U.S. Patent and Trademark Office Serial No. 75/870,390; Registration No. 2,586,017). The suit requests an injunction against Interland's use of its blueHALO mark and unspecified money damages. Interland believes the claims are without merit, will not have a material adverse effect on Interland, and plans to vigorously defend the matter.


         Periodically, we are made aware that technology we used in our discontinued operations may have infringed on intellectual property rights held by others. We have evaluated all such claims and, if necessary and appropriate, sought to obtain licenses for the use of such technology. If we or our suppliers were unable to obtain licenses necessary to use intellectual property in our discontinued operations' products or processes, we may be forced to defend legal actions taken against us relating to allegedly protected technology. We evaluate all such claims and accrued a liability and charged operations for the estimated costs of settlement or adjudication of claims for alleged infringement as of the respective dates of the balance sheets incorporated in this prospectus. Resolution of these claims could have a material adverse effect on future results of operations and cash flows.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR MARKET.

         Our success will depend, in part, on our ability to attract and retain key management, technical and sales and marketing personnel. We attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas. We experience strong competition for such personnel in the Web hosting industry. Our inability to retain employees and attract and retain sufficient additional employees, and information technology, engineering and technical support resources, could have a material adverse effect on our business, financial condition, results of operations and cash flows. The loss of key personnel could limit our ability to develop and market our products and services.

WE DEPEND ON RESELLERS TO MARKET AND SELL MANY OF OUR SERVICES. WE DO NOT CONTROL OUR RESELLERS, AND IF WE FAIL TO DEVELOP OR MAINTAIN GOOD RELATIONS WITH OUR RESELLERS, WE MAY NOT ACHIEVE EXPECTED GROWTH IN CUSTOMERS AND REVENUES.

         An element of our growth strategy is to use more third parties to resell our services. Many of these resellers are Web development or Web consulting companies that also sell our Web hosting services, but that generally do not have established customer bases to which they can market our services. We are not currently dependent on any one reseller to generate a significant level of business, but we have benefited from business generated by the reseller channel. Although we try to provide our resellers with incentives such as price discounts on our services that resellers seek to resell at a profit, the failure of our services to be commercially accepted in some markets, whether as a result of a reseller's performance or otherwise, could cause our current resellers to discontinue their relationships with us.

WE ARE VULNERABLE TO SYSTEM FAILURES, WHICH COULD HARM OUR REPUTATION AND CAUSE OUR CUSTOMERS TO SEEK REIMBURSEMENT FROM US AND TAKE THEIR BUSINESS TO ANOTHER PROVIDER.

         We must be able to operate the systems that manage our network around the clock without interruption. Our operations depend upon our ability to protect network infrastructure, equipment and customer files against damage from human error, fire, earthquakes, hurricanes, floods, power loss, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Although we attempt to build redundancy into our networks, the networks remain subject to various points of failure. For example, a problem with one of our routers (devices that move information from one computer network to another) or switches could cause an interruption in services to a portion of our customers. In the past, we have experienced periodic service interruptions. In addition, failure by any of our telecommunications providers to provide us the data communications capacity we require, as a result of human error, a natural disaster or other operational disruption, could produce service interruptions. Future interruptions could:

         - cause customers or end users to seek damages for losses incurred;

         - require us to replace existing equipment or add redundant facilities;

         -        damage our reputation for reliable service;

         -        cause existing customers to cancel their contracts; or

         -        make it more difficult for us to attract new customers.

VULNERABILITY OF OUR DATA CENTERS AND NETWORKS TO SECURITY BREACHES COULD CAUSE DISRUPTIONS IN OUR SERVICE, LIABILITY TO THIRD PARTIES, OR LOSS OF CUSTOMERS.

         A significant barrier to electronic commerce and communications is the need for secure transmission of confidential information over public networks. Some of our services rely on licensed, third-party security technology that provides the encryption and authentication necessary to effect secure transmission of confidential information. Despite our network security measures, unauthorized access, computer viruses, accidental or intentional actions and other disruptions could occur. In the past, we have experienced, and we may experience in the future, delays or interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. In addition, inappropriate use of the network by third parties could jeopardize the security of confidential information, such as credit card and bank account numbers, stored in our computer systems. These security risks expose us to potential liability and could also cause us to lose existing and potential customers. In addition, third parties could intentionally interfere with the operation of customers' Web sites, by, for example, causing an overload of traffic to these Web sites.

         Although we intend to continue implementing security measures, third parties may be able to overcome the measures we implement. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive, and efforts to address such problems could cause interruptions, delays or cessation of service to customers, and harm our reputation and growth. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, especially as a means of conducting commercial transactions.

DISRUPTION OF OUR SERVICES CAUSED BY UNKNOWN SOFTWARE DEFECTS COULD HARM OUR BUSINESS AND REPUTATION.

         Our service offerings depend on complex software, including proprietary software tools and software licensed from third parties. Complex software often contains defects, particularly when first introduced or when new versions are released. We may not discover software defects that affect our services or enhancements until we deploy the software. Although we have not experienced any material software defects to date, defects may occur in the software we use. These defects could cause service interruptions, which could damage our reputation, increase our service costs, cause revenue losses, delay market acceptance or divert our development resources.

PROVIDING SERVICES TO CUSTOMERS WITH CRITICAL WEB SITES AND WEB-BASED APPLICATIONS COULD POTENTIALLY EXPOSE US TO LAWSUITS FOR CUSTOMERS' LOST PROFITS OR OTHER DAMAGES.

         Because our Web hosting and applications hosting services are critical to many of our customers' businesses, any significant interruption in those services could result in lost profits or other indirect or consequential damages to our customers, as well as negative publicity and additional expenditures for us to correct the problem. Although the standard terms and conditions of our customer contracts disclaim liability for any such damages, a customer could still bring a lawsuit against us claiming lost profits or other consequential damages as the result of a service interruption or other Web site or application problem that the customer may ascribe to our service. A court might not enforce limitations on our liability, and the outcome of any lawsuit would depend on the specific facts of the case and legal and policy considerations even if we believe we have meritorious defenses to claims. In such cases, we could be liable for substantial damage awards, which might exceed our liability insurance by significant amounts, seriously harming our business.

WE COULD FACE LIABILITY FOR INFORMATION DISTRIBUTED THROUGH OUR NETWORK.

         The law relating to the liability of online services companies for information carried on or distributed through their networks is currently unsettled. Online services companies could be subject to claims under both United States and foreign law for defamation, negligence, copyright or trademark infringement, violation of securities laws or other theories based on the nature and content of the materials distributed through their networks. Several private lawsuits seeking to impose such liability are currently pending against other companies. In addition, organizations and individuals have sent unsolicited commercial e-mails from servers hosted by service providers to massive numbers of people, typically to advertise products or services. This practice, known as "spamming," can lead to complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. We may, in the future, receive complaints from recipients of information transmitted by our customers objecting to this transmission. Although we prohibit our customers by contract from spamming, we cannot assure you that our customers will not engage in this practice, which could subject us to claims for damages.

         In addition, we may become subject to proposed legislation that would impose liability for or prohibit the transmission over the Internet of some types of information. Other countries may also enact legislation or take action that could impose liability on us or render us unable to operate in those countries. The imposition upon Interland or other online services of potential liability for information carried on or distributed through our systems may require us to implement measures to reduce our exposure, which may require expending substantial resources or discontinuing service offerings. Increased attention to liability issues as a result of these lawsuits and legislative proposals also could affect the growth of Internet use.

INTERLAND'S BUSINESS OPERATES IN AN UNCERTAIN LEGAL ENVIRONMENT, WHERE FUTURE GOVERNMENT REGULATION AND LAWSUITS COULD RESTRICT INTERLAND'S BUSINESS OR CAUSE UNEXPECTED LOSSES.

         Due to the increasing popularity and use of the Internet, laws and regulations with respect to the Internet may be adopted at federal, state and local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. We cannot fully predict the nature of future legislation and the manner in which government authorities may interpret and enforce that legislation. As a result, Interland and our customers could be subject to potential liability under future legislation, which in turn could restrict our operations or cause additional expenses or losses. For example, if legislation were adopted in the U.S. or internationally that makes transacting business over the Internet less favorable or otherwise curtails the growth of the Internet, this could reduce demand for our products and services and reduce sales and profits.

         In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. These laws generally pre-date the advent of the Internet and related technologies and, as a result, do not consider or address the unique issues of the Internet and related technologies. Changes to laws intended to address these issues could create uncertainty in the marketplace, reducing demand for our services or increasing the cost of doing business as a result of litigation costs or increased service delivery costs.

RESOLVING WEAKNESSES IN DISCLOSURE AND INTERNAL CONTROLS COULD REQUIRE MORE TIME THAN ANTICIPATED, DISTRACT MANAGEMENT'S ATTENTION FROM INTERLAND'S DAY TO DAY OPERATIONS, OR ALLOW ONGOING COST INEFFICIENCIES.

         Interland disclosed in its Form 10-K for the fiscal year ending August 31, 2002 that it had some material weaknesses in its internal and disclosure controls and procedures. In Interland's Form 10-Q for the quarter ending November 30, 2002 it reported some areas in which it has made progress. In addition management believes that its use of alternative mitigating disclosure and reporting processes has been sufficient to provide it with a good faith belief that there are no material inaccuracies or omissions from its recent Form 10-K or Form 10-Q. However, management recognizes that further improvements in its disclosure controls and procedures and internal controls and procedures are appropriate. The implementation of these remaining improvements will be time consuming and expensive. In this regard management is unable to estimate the financial impact of:

         - A delay in the implementation of remaining necessary internal and disclosure control improvements;

         - The effects of management's distraction caused by the implementation of the procedural improvements; and

         - The ongoing cost inefficiencies caused by the weaknesses in internal controls pending completion of the requisite improvements.

         Furthermore, uncertainty over these factors and the delay in implementation may cause additional volatility in Interland's stock price.

SUBSTANTIAL FUTURE SALES OF SHARES BY SHAREHOLDERS COULD NEGATIVELY AFFECT OUR STOCK PRICE.


         If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decline. Micron Technology Foundation beneficially owned approximately 43% of our outstanding common stock at the time of the Interland-Georgia transaction. On February 8, 2002, Micron Technology Foundation sold approximately 52.8 million shares. The parties who purchased the shares held by the Foundation have the right to require us to register their shares for sale pursuant to an existing registration rights agreement, and most are among the selling shareholders in a separate Form S-3 Registration (File No. 333-96647). As of February 6, 2003, the shares purchased from the Foundation are now also eligible for resale on the public markets without registration, subject to volume limitations and holding period requirements imposed by Rule 144 of the Securities Act. In addition, the iNNERHOST shareholders have the right to require us to register their shares for sale, and these shares are subject to a pending S-3 registration statement (File No. 333-100060). These shares became available for sale after May 6, 2003.

THE SPECIAL MEETING OF HOSTCENTRIC STOCKHOLDERS

         This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of Hostcentric common stock by the Hostcentric board of directors for use at the special meeting of Hostcentric stockholders.

DATE, TIME AND PLACE OF THE SPECIAL MEETING


         The special meeting will be held on June 12, 2003 at 10:00 a.m., local time, at Hostcentric's executive offices located at Three Riverway, Suite 555, Houston, Texas 77056-1986.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, stockholders of Hostcentric will be asked to:

         - consider and vote upon a proposal to approve an amendment to Hostcentric's certificate of incorporation

         - consider and vote upon a proposal to approve and adopt the merger agreement

         - transact such other business as may properly come before the special meeting or any postponements or adjournments thereof.

         Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

RECORD DATE AND SHARES ENTITLED TO VOTE


         Hostcentric's board of directors has fixed the close of business on May 9, 2003 as the record date for determination of Hostcentric stockholders entitled to notice of and to vote at the special meeting. As of the close of business on May 9, 2003, there were 16,166,827 shares of Hostcentric common stock outstanding and entitled to vote, held of record by approximately 56 stockholders, 6,225,436 shares of Series A preferred stock outstanding and entitled to vote, held of record by approximately 98 stockholders, and 7,283,391 shares of Series B preferred stock outstanding and entitled to vote, held of record by approximately 91 stockholders. A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Each Hostcentric stockholder is entitled to one vote for each share of Hostcentric common stock or preferred stock held as of the record date.


VOTING OF PROXIES; REVOCATION OF PROXIES

         You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Hostcentric. All properly executed proxies received by Hostcentric prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve and adopt the merger agreement and the amendment to the certificate of incorporation. Votes will be tabulated by the inspectors of election appointed by Hostcentric.

         Hostcentric's board of directors does not presently intend to bring any other business before the special meeting and, so far as is presently known to Hostcentric's board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

         You may revoke your proxy at any time prior to its use by delivering to the Secretary of Hostcentric a signed notice of revocation or a later-dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

VOTE REQUIRED


         Adoption of the merger agreement by Hostcentric's stockholders is required by the Delaware General Corporation Law. Adoption of the amendment to the certificate of incorporation is a condition to the merger. Each of these items requires the affirmative vote of the holders of a majority of the shares of Hostcentric common stock and preferred stock outstanding and entitled to vote at the special meeting, voting together as a single class. In addition, adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Hostcentric preferred stock, voting separately as a class, and adoption of the amendment to the certificate of incorporation requires the affirmative vote of 75% of all outstanding shares of each class of preferred stock (Series A and Series B) voting separately. Certain stockholders of Hostcentric have entered into a voting agreement obligating them to vote in favor of the merger agreement and the amendment to Hostcentric's certificate of incorporation. As of May 9, 2003, such stockholders as a group beneficially owned 5,188,814 shares (exclusive of any shares issuable upon the exercise of options) of Hostcentric common stock and 5,593,385 shares of Hostcentric preferred stock (constituting approximately 32.1% of the shares of Hostcentric common stock, and 41.4% of shares of Hostcentric preferred stock, outstanding as of the record date, respectively). As of the record date and the date of this proxy statement/prospectus, none of the officers and directors of Interland owned any shares of Hostcentric stock.


QUORUM; ABSTENTIONS

         The required quorum for the transaction of business at the special meeting is a majority of the shares of Hostcentric common stock and preferred stock issued and outstanding on the record date. Abstentions will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Because adoption of the merger agreement, the consummation of the merger and adoption of the amendment to the certificate of incorporation require the affirmative vote of a majority of the outstanding shares of Hostcentric common stock and preferred stock entitled to vote, abstentions will have the same effect as votes against each proposal. In addition, a failure of a Hostcentric stockholder to return a proxy will have the effect of a vote against each proposal.

EXPENSES OF SOLICITATION

         The directors, officers and certain employees of Hostcentric may solicit proxies from stockholders by mail, telephone, facsimile or in person. The cost of such solicitation, including out-of-pocket expense, is not expected to be material. Following the original mailing of the proxies and other soliciting materials, Hostcentric will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Hostcentric common stock or Hostcentric preferred stock and to request authority for the exercise of proxies.

BOARD RECOMMENDATION

         THE HOSTCENTRIC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HOSTCENTRIC STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         THE HOSTCENTRIC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT HOSTCENTRIC STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF HOSTCENTRIC. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR HOSTCENTRIC STOCK IS BEING MAILED TO YOU SIMULTANEOUSLY WITH THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS.

          PROPOSAL ONE - AMENDMENT OF AMENDED AND RESTATED CERTIFICATE
  OF INCORPORATION TO AMEND CERTAIN LIQUIDATION PREFERENCE RIGHTS OF PREFERRED
                                      STOCK

         The board of directors has approved a proposal to add Article Ninth to the Company's Amended and Restated Certificate to increase the amount that the Hostcentric common stockholders will receive in the merger. If approved by the Company's stockholders as provided herein, the addition of Article Ninth to the Company's Amended and Restated Certificate in substantially the form attached to this Proxy Statement as Annex E will become effective upon the filing of the amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the amendment, which is incorporated by reference herein.

         Currently, Article Fourth, Section I B of the Restated Certificate provides as follows:

         B.       Liquidation.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock and Restricted Voting Common Stock will be entitled to share ratably, in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively, in all distributions to the holders of Common Stock and Restricted Voting Common Stock.

         Currently, Article Fourth, Section III B(4) of the Restated Certificate provides as follows:

         4.       Series A Liquidation Preference.

                  (a) In the event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock, Restricted Voting Common Stock or other Series A Junior Securities (and no monies shall be set apart for such purpose) unless, prior thereto, the holder of each share of Series A Preferred Stock shall have received the greater of (i) an amount per share equal to the sum of the Stated Value of the Series A Preferred Stock plus all declared but unpaid dividends thereon through the date of distribution or (ii) the amount per share that the holder of each share of Series A Preferred Stock would have received upon such liquidation, dissolution or winding up if such holder had converted each share of Series A Preferred Stock into a share of Common Stock immediately prior to such liquidation, dissolution or winding up (the "Series A Liquidation Preference"). After such payment of the Series A Liquidation Preference shall have been made in full and the Series B Liquidation Preference (as defined in Article FOURTH, Section III.C.4) shall have been paid in full, if applicable, the assets of the Corporation shall be ratably distributed among the holders of shares of Common Stock and Restricted Voting Common Stock.

                  (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payments on all Series A Parity Securities, if any, then the assets of the Corporation remaining after the distribution to holders of all Series A Senior Securities, if any, of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and of any Series A Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled to receive prior to the payment of amounts to any Series A Junior Securities, if all amounts thereon were paid in full.

                  (c) For purposes of this Article FOURTH, Section III.B.4, a "liquidation, dissolution or other winding up of the affairs of the Corporation" shall include, without limitation, (a) a consolidation, reorganization, merger or other business combination of the Corporation with or into one or more Persons and (b) a sale of significant assets of the Corporation; provided, however, that a consolidation, reorganization, merger or other business combination of the Corporation with or into one or more Persons, in which the holders of the shares of Common Stock of the Corporation immediately prior to any such event (assuming the exercise and conversion of all outstanding options, warrants and convertible or exchangeable securities) own, directly or indirectly, immediately after such transaction more than 50% of the ownership interest of the resulting, surviving or transferee Person (assuming the exercise and conversion of all outstanding options, warrants and convertible or exchangeable securities), and such ownership interest is in the same proportion with respect to such holders as was held prior to such event, shall not be deemed a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Article FOURTH, Section III.B.4.

         Currently, Article Fourth, Section III C(4) of the Restated Certificate provides as follows:

         4.       Series B Liquidation Preference.

                  (a) In the event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock, Restricted Voting Common Stock or other Series B Junior Securities (and no monies shall be set apart for such purpose) unless, prior thereto, the holder of each share of Series B Preferred Stock shall have received the greater of (i) an amount per share equal to the sum of the Stated Value of the Series B Preferred Stock plus all declared but unpaid dividends thereon through the date of distribution or (ii) the amount per share that the holder of each share of Series B Preferred Stock would have received upon such liquidation, dissolution or winding up if such holder had converted each share of Series B Preferred Stock into a share of Common Stock immediately prior to such liquidation, dissolution or winding up (the "Series B Liquidation Preference"). After such payment of the Series B Liquidation Preference shall have been made in full and the Series A Liquidation Preference shall have been paid in full, if applicable, the assets of the Corporation shall be ratably distributed among the holders of shares of Common Stock and Restricted Voting Common Stock.

                  (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series B Liquidation Preference for each share of Series B Preferred Stock then outstanding and the full liquidating payments on all Series B Parity Securities, if any, then the assets of the Corporation remaining after the distribution to holders of all Series B Senior Securities, if any, of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series B Preferred Stock and of any Series B Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled to receive prior to the payment of amounts to any Series B Junior Securities, if all amounts thereon were paid in full.

                  (c) For purposes of this Article FOURTH, Section III.C.4, a "liquidation, dissolution or other winding up of the affairs of the Corporation" shall include, without limitation, (a) a consolidation, reorganization, merger or other business combination of the Corporation with or into one or more Persons and (b) a sale of significant assets of the Corporation; provided, however, that a consolidation, reorganization, merger or other business combination of the Corporation with or into one or more Persons, in which the holders of the shares of Common Stock of the Corporation immediately prior to any such event (assuming the exercise and conversion of all outstanding options, warrants and convertible or exchangeable securities) own, directly or indirectly, immediately after such transaction more than 50% of the ownership interest of the resulting, surviving or transferee Person (assuming the exercise and conversion of all outstanding options, warrants and convertible or exchangeable securities), and such ownership interest is in the same proportion with respect to such holders as was held prior to such event, shall not be deemed a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Article FOURTH, Section III.C.4.

         The Hostcentric stockholders are being asked to vote on a proposal to add Article NINTH to the Amended and Restated Certificate, which provides as follows:

                  NINTH: Notwithstanding anything contained in Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation to the contrary, in the event (and only in the event) that the transactions contemplated by the Agreement and Plan of Merger by and among Interland, Inc. ("Interland"), Bobcatcub Acquisition Corporation ("Bobcatcub"), the Corporation and William B. Bunting, Steve Harter and Dominique Bellanger as the stockholders' representatives, dated as of December 19, 2002 (the "Merger Agreement"), are consummated, the following provisions shall apply:


         A. The holders of the Corporation's Common Stock shall receive an aggregate cash consideration of $1,944,520 divided among the holders of Common Stock pro rata based upon the number of shares held by each such holder.


         B. The remaining consideration, consisting of both cash and Interland common stock, par value $.01 per share, shall be ratably distributed among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full amounts to which, but for this amendment, they otherwise would have been respectively entitled to receive under Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation prior to the payment of any amount to Common Stockholders.


         The effect of this amendment is to allocate $1,944,520 of the cash portion of the merger consideration pro rata to the holders of Hostcentric common stock. If the amendment were not adopted and the transactions contemplated by the Merger Agreement were consummated, all of the merger consideration would be distributed to the holders of Hostcentric's Series A preferred stock and Series B preferred stock.


REASONS FOR THE AMENDMENT

         The Hostcentric board believes that this amendment is in the best interest of all of the stockholders because it provides an incentive for the Hostcentric common stockholders to vote in favor of the transaction, and the affirmative vote of the holders of at least 1,329,001 shares of Hostcentric common stock is required for the merger to be approved (assuming all outstanding shares of Series A preferred stock and Series B preferred stock vote in favor of the merger). The amount allocated to the Hostcentric common stockholders was determined after discussion with significant holders of Series A preferred stock and Series B preferred stock and represented an amount that the board, after consultation with such holders, believed would be sufficient to motivate common stockholders to vote in favor of the merger.

VOTE REQUIRED FOR STOCKHOLDER APPROVAL

         The affirmative vote of (a) a majority of all of the Company's outstanding voting shares, including all shares of common stock and preferred stock, voting together as a single class, and (b) 75% of the shares of each class of preferred stock (Series A and Series B) voting as a separate class, is required to approve the amendment of the Restated Certificate.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

         Each of the directors and executive officers of Hostcentric is an owner of Hostcentric common stock. The approval of the amendment to the Certificate of Incorporation discussed in Proposal One has the effect of increasing the amount of consideration that each of the directors and executive officers will receive in the merger in respect of their shares of common stock. Certain of the directors and executive officers of Hostcentric also own shares of preferred stock. The approval of the amendment to the Certificate of Incorporation discussed in Proposal One has the effect of reducing the amount of consideration that each director and executive officer of Hostcentric owning shares of preferred stock will receive in respect of their shares of preferred stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors recommends a vote IN FAVOR OF this proposal.

                      PROPOSAL TWO - APPROVAL OF THE MERGER

         This section of the proxy statement/prospectus describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document, the attached exhibits and the other documents we refer to carefully for a more complete understanding of the merger.

                            BACKGROUND OF THE MERGER

INDUSTRY CONDITIONS; HOSTCENTRIC MANAGEMENT CHANGES

         The overall Internet infrastructure services sector experienced significant adverse business conditions beginning in 2000. Subsequently, several competitors went bankrupt, including XO Communications/Concentric Networks, Exodus and Globix. As a result of these adverse changes, during 2001 and continuing through 2002, management and the board explored a number of potential transactions involving sales of portions of Hostcentric's business. During the first quarter of 2002, Hostcentric completed the sale of its Domain Services division, and throughout the year continued its aggressive efforts to reduce its costs and liabilities.

         During much of this period, Thomas Weisel Partners (TWP), whose affiliate participated in Hostcentric's Series A and Series B preferred stock financings, acted in an informal financial advisory role to Hostcentric and attempted to identify third-party purchasers for portions or all of Hostcentric's business. In March 2002, all members of Hostcentric's board of directors except for Mr. McKown, Mr. Shaver and Mr. Ingersol resigned, and at the same time TWP ceased its efforts to identify potential purchasers. However, the board believes that the efforts management and the board have made to identify potential purchasers and engage them in discussions, combined with the efforts of TWP, have resulted in a thorough canvassing of reasonably likely purchasers of Hostcentric's business.


HOSTCENTRIC'S DISCUSSIONS WITH OTHER COMPANIES


         During 2001 and 2002 Hostcentric entered into preliminary discussions with a number of different potential purchasers of portions of Hostcentric's business. Negotiations with some of the potential purchasers developed to the state of unsigned nonbinding letters of intent or term sheets.

         Hostcentric entered into negotiations with another company in August 2001 in connection with a proposed merger. After significant due diligence it became apparent that a merger would not produce additional cash flow and would actually increase negative cash flow. Eventually, the prospective purchaser tendered a term sheet offering to acquire Hostcentric's assets relating to the managed services, co-location and application hosting units. After significant review and negotiations with this company, the board determined that to dispose of those units for the amount offered would have a negative effect on Hostcentric's business over a period of time, adversely impacting Hostcentric's ability to be competitive and to maintain or increase shareholder value.


         Hostcentric entered into negotiations with a potential purchaser in October 2001. Negotiations continued and Hostcentric received a term sheet to acquire the managed services hosting assets. After significant review and negotiations with this company, the board determined that to dispose of the managed services assets for the amount offered would have a negative effect on Hostcentric's business over a period of time, adversely impacting Hostcentric's ability to be competitive and to maintain or increase shareholder value.


         Hostcentric entered into discussions with a company in January 2002 with respect to the sale of Hostcentric's application hosting division. After significant negotiations between Hostcentric and this company, a term sheet was approved by the board of Hostcentric to sell the assets relating to Hostcentric's application hosting division. The prospective purchaser began due diligence and work towards the execution of a definitive purchase agreement progressed. After approximately 60 days, the prospective purchaser ceased all efforts to acquire the Hostcentric application hosting division. Hostcentric later learned that the prospective purchaser was in negotiations to be acquired by another large organization, resulting in a decision not to pursue the acquisition of Hostcentric's application hosting division.

         Hostcentric entered into negotiations with another potential buyer in January 2002 regarding a term sheet to acquire Hostcentric's application hosting division. After significant review and negotiations with this prospective purchaser, the board determined that to sell the application hosting division for the amount offered would have a negative effect on Hostcentric's business over a period of time, adversely impacting Hostcentric's ability to be competitive and to maintain or increase shareholder value.

NEGOTIATIONS WITH OTHER COMPANIES TO PURCHASE ASSETS OR THE ENTIRE COMPANY THAT DID NOT RESULT IN A TERM SHEET


         Hostcentric management continued to discuss opportunities with approximately five other organizations. These conversations were unsuccessful in producing a term sheet. In each case the board and/or the potential purchaser concluded that the transaction was not beneficial to Hostcentric and/or the acquiring entity.


NEGOTIATIONS BETWEEN INTERLAND AND HOSTCENTRIC

         Hostcentric's discussions with Interland originally resulted in a nonbinding proposed term sheet dated October 1, 2001 which contemplated Interland's acquisition of Hostcentric's shared Web hosting accounts and related assets. Representatives of Interland and Hostcentric, Cristobal Salas and Gregory McKown, continued their discussions, and in February 2002 Interland submitted a revised unsigned nonbinding term sheet proposing the acquisition of Hostcentric's shared Web hosting accounts and related assets. Discussions and negotiations continued, and Interland submitted another nonbinding term sheet dated March 6, 2002 proposing to acquire Hostcentric's shared Web hosting and dedicated hosting businesses and related assets. Discussions continued, and on or about August 9, 2002, Interland and Hostcentric executed a nonbinding term sheet which generally contemplated the transactions described in the merger agreement.

         The term sheet with Interland did not restrict Hostcentric from pursuing alternative transactions, and management continued preliminary discussions with representatives of other potential acquirers. The board concluded that none of the other potential transactions offered a reasonable probability of a transaction that would provide as much value for its stockholders as the Interland transaction.

         On September 11, 2002, Mr. McKown and Mr. Upham met with senior executives of Interland in Atlanta along with, Mr. William Bunting of Thomas Weisel Capital Partners and Mr. Steven Harter of Notre Capital Ventures III, LLC and Messrs. Dominique Bellanger and Christian Borie of BNP Europe Telecom and Media Fund II, L.P. (three of the largest holders of common stock and Series A and Series B preferred stock of Hostcentric), and discussed due diligence matters relating to Interland's business, as well as certain unresolved issues from the unsigned nonbinding term sheet. Mr. McKown participated in this meeting via telephone conference call.





DRAFT MERGER AGREEMENT


         On August 23, 2002, Arnall Golden Gregory LLP, counsel for Interland, provided Hostcentric and its counsel, Bracewell & Patterson, L.L.P., with a copy of a draft merger agreement. During the next two weeks, the companies, working with their respective legal counsel, reviewed the merger agreement and on September 5, 2002, the legal counsel for each of the companies and Allen L. Shulman, Interland's general counsel, held a telephone conference call to discuss open deal issues covered in the merger agreement. Interland's legal counsel sent a revised draft of the merger agreement to Hostcentric's management and legal counsel on September 10, 2002 in response to the September 5 conference call.

         On September 19, 2002, Hostcentric's legal counsel sent to Interland's legal counsel additional proposed changes to the merger agreement, which incorporated comments from Hostcentric's legal counsel and representatives of Hostcentric's Series A and Series B preferred stockholders.

         On September 24, 2002, a meeting was held at Interland's corporate offices in Atlanta, Georgia to discuss the merger agreement and other issues relating to the proposed business combination, including Interland's request that certain Hostcentric stockholders agree to execute voting agreements in favor of the merger at the time the merger agreement is signed. Messrs. Allen Shulman and Cristobal Salas of Interland attended this meeting along with an attorney from each of the law firms representing Interland and Hostcentric, respectively.

         On September 27, 2002, Interland's legal counsel sent out a revised draft of the merger agreement to Hostcentric's management and its legal counsel, and during the course of the next several weeks, Interland's legal counsel circulated drafts of an escrow agreement, voting agreement, noncompetition agreement and opinion letters to be attached as exhibits to the merger agreement.

         On October 30, 2002, Cristobal Salas of Interland sent an electronic mail message to Hostcentric's management requesting a reduction in the purchase price for the acquisition of Hostcentric to $27.5 million in cash and Interland common stock (from the $31.2 million stated in the August 8, 2002 draft term sheet) based on Interland's then-current share price due to Hostcentric's financial performance during September and October 2002.

         On November 4, 2002, a telephone conference call involving Messrs. Shulman and Salas of Interland, Messrs. Gregory McKown and Gregory Upham of Hostcentric (the chief executive officer and chief financial officer, respectively) and legal counsel for each of the companies was held to discuss the change in valuation for the business combination and other unresolved deal issues.

         One of the issues raised by Hostcentric's management in response to Interland's requested reduction in the purchase price for the acquisition of Hostcentric was the availability of some sort of protection against the possibility of a reduction in the market price of Interland common stock, which would have the effect of a further reduction in the value of the transaction to Hostcentric's stockholders. The parties discussed several possible alternatives, including a closing date "gross up" of Interland shares to protect the Hostcentric stockholders against reductions in the market value of Interland stock, as well as a "collar" that would limit the effect of both increases and decreases in the market value of Interland stock. After considerable discussion, however, Interland was unwilling to agree to any such proposal from Hostcentric.

         On November 8, 2002, Hostcentric's legal counsel sent additional proposed revisions to the merger agreement and escrow agreement in response to the November 4 conference call.

         On November 13, 2002, Hostcentric's legal counsel met with representatives of Hostcentric's management to discuss business and legal issues relating to the transaction and the preparation of Hostcentric's disclosure schedules to the merger agreement.

         On November 18, 2002, Interland's legal counsel circulated revised drafts of the merger agreement and escrow agreement to Hostcentric's management and its legal counsel.

         On November 22, 2002, Interland and its legal counsel received drafts of Hostcentric's disclosure schedules to the merger agreement from Hostcentric.

         From November 22, 2002 through December 9, 2002, the respective legal counsel for Interland and Hostcentric reviewed and discussed several issues to be addressed in the merger agreement and escrow agreement, and during that period Hostcentric's legal counsel sent additional proposed revisions of the merger agreement to

Interland's legal counsel. On December 9, 2002, Interland's legal counsel sent a revised draft of the merger agreement and a memorandum of open deal issues to Hostcentric management and its legal counsel.

         On December 11, 2002, a telephone conference call involving Messrs. Shulman and Fabrice Klein of Interland, Messrs. McKown and Upham of Hostcentric and the respective legal counsel to the companies was held to review open business and legal issues covered in the merger agreement, including the purchase price. During this conference call, the parties reached agreement on a purchase price of $25.8 million in cash and Interland common stock (valued at $1.681 per share), based on annualization of Hostcentric's November 2002 revenues and certain balance sheet adjustments, and on the terms of modifications to the employment agreements of certain members of Hostcentric's management team. During this call, the issue of protection for Hostcentric's stockholders from the risk of a reduction in the market value of Interland's common stock was again raised by Hostcentric. Interland did not agree to any such proposal from Hostcentric.

         Interland's legal counsel circulated revised drafts of the merger agreement and voting agreement on December 12 and 13, 2002 and initial drafts of the employment modification agreements with Hostcentric management and Interland's disclosure schedules to the merger agreement on December 12, 2002. On December 13, 2002, Interland's board of directors executed a unanimous written consent approving the merger transaction with Hostcentric and the execution and delivery of the merger agreement and related documents as required by the terms of the merger agreement, with such changes as Interland's officers deemed necessary.

         Between December 13 and December 18, 2002, representatives of Interland's and Hostcentric's management and their respective legal counsel made final changes to the merger agreement, voting agreement and other agreements required to be executed or in final form as of the signing of the merger agreement. The companies' management and their legal counsel also agreed to defer the completion of the escrow agreement until after the merger agreement was signed.


         During the same December 13 to December 18, 2002 time frame, representatives of Interland's management and Hostcentric's management discussed the possibility of Interland terminating Hostcentric's Orlando, Florida facility lease prior to its May 2005 expiration date. Negotiations ensued among Interland and Hostcentric's management and Shaver Holdings, LLC, the landlord for the Orlando facility and a company that is 50% owned by James A. Shaver, Hostcentric's Senior Vice President and Chief Operating Officer. On December 18, 2002, Interland and Shaver Holdings, LLC reached an agreement to amend the Orlando lease, effective as of the closing of the merger, to provide for payment by Interland of $148,500 to Shaver Holdings, LLC on the closing date of the merger in exchange for the right to terminate the Orlando lease on 90 days' notice.



         On December 18, 2002, Hostcentric's board of directors, accompanied by its legal counsel, met by telephone conference call to review the terms of the merger agreement and related agreements, to discuss the fairness of the proposed transaction with its outside financial advisor and to consider the approval of the transactions contemplated by the merger agreement in light of applicable Delaware corporate law requirements. One of the issues the board of Hostcentric considered was the impact of the transaction on Hostcentric's common stockholders. Hostcentric's current certificate of incorporation provides that in the event of a merger of Hostcentric into another entity, all of the proceeds of the transaction are allocated to the preferred stockholders until they have received an aggregate of approximately $58.5 million, which would have the effect of allocating none of the merger consideration to Hostcentric's common stockholders. The Hostcentric board realized that the vote of some common stockholders was necessary for the approval of the merger. Therefore, after discussion with certain significant holders of preferred stock, the board recommended that an aggregate of $1,944,520 in cash of the merger consideration be allocated to the Hostcentric common stockholders to induce them to vote in favor of the merger. The amendment to Hostcentric's certificate of incorporation discussed elsewhere in this proxy statement accomplishes this objective.

         After meeting for several hours, the Hostcentric board of directors approved the amendment of Hostcentric's certificate of incorporation and the merger and the execution and delivery of the merger agreement on the evening of December 18. Additionally, on December 18, 2002, the directors and sole shareholder of Bobcatcub Acquisition Corporation, a wholly-owned subsidiary of Interland, approved the merger of it into Hostcentric and the execution and delivery of the merger agreement.


         The merger agreement was executed and delivered by all parties and all disclosure schedules and exhibits to the merger agreement, including the lease amendment agreement for Hostcentric's Orlando lease, were executed, as appropriate, or drafted in final form, on December 19, 2002. Interland and Hostcentric disseminated a joint press release announcing the merger during the afternoon of December 19 and Interland held a quarterly telephone conference call with analysts on that afternoon at which Interland's management also announced the signing of the merger agreement with Hostcentric. On December 20, 2002, Hostcentric's management mailed a letter to its stockholders announcing the merger.

DEVELOPMENTS SINCE THE EXECUTION OF THE MERGER AGREEMENT

         Since the date of the execution of the merger agreement, Hostcentric's management has been closely monitoring two developments. Beginning on the date that the merger agreement was executed, the market price of Interland common stock has steadily declined from a price of $1.49 per share to $0.67 as of April 14, 2003. This decline has had the effect of reducing the value of the transaction to Hostcentric's stockholders from an aggregate value of $25.8 million on the date of the merger agreement to $12.1 million as of April 14, 2003, in both cases prior to any closing adjustments.

         The December 19, 2002 opinion of HFBE, Hostcentric's financial advisor, which is summarized elsewhere in this proxy statement, suggested various methods of valuing the equity of Hostcentric as of the date of the merger agreement. Those valuation methods suggested an equity valuation of Hostcentric as of that date of between $15.6 million to $21.6 million, depending on the valuation method employed. Those valuation parameters, among other factors, were used by HFBE in reaching its conclusion that the merger, at the valuation of the transaction as of the date of the merger agreement, is fair to the Hostcentric stockholders from a financial point of view. With a valuation of the transaction at $12.1 million as of April 14, 2003, the value of the transaction falls below the lowest equity valuation for Hostcentric suggested by HFBE in its December 19, 2002 opinion.

         In addition, on February 4, 2003, Interland, certain of its affiliates and its chief executive officer were sued in state court in Kansas City, Missouri by Bryan Heitman and Gabriel Murphy, former owners of Communitech.net, Inc. ("CommuniTech"), which was acquired by Interland in February 2002. The lawsuit claims, among other things, that Interland acted unreasonably in failing to have the registration statement, which included their shares, declared effective by the SEC on a timely basis and claiming that Interland and/or its chief executive officer made inaccurate disclosures in connection with Interland's acquisition of CommuniTech. The complaint alleges $26.7 million in damages and asks for other compensatory and punitive damages in an unspecified amount.

         One of the conditions to the obligations of Hostcentric under the merger agreement is that all of the representations and warranties of Interland in the merger agreement will be true and correct in all material respects as of the closing date. One of the representations made by Interland in the merger agreement is that "[t]here is no action, suit, claim, investigation or proceeding pending against ... Interland ... in which the amount involved exceeds $850,000." Based on the information provided to Hostcentric as of the date of this proxy statement, it is unclear whether Interland will be able to meet this closing condition, or whether Hostcentric would waive Interland's inability to do so if it cannot meet the condition.

         In light of the foregoing and the uncertainty associated with the ability of Interland to meet its obligations under the merger agreement, on or about February 18, 2003, Mr. McKown, through his counsel, suggested to Interland that (i) the consideration for the merger be converted to cash in an amount equal to the original value of the transaction as of the date of the merger agreement, and (ii) that the merger agreement be amended in such a way as to remove as a closing impediment the pending litigation described above. The Hostcentric proposal also contained certain other suggested amendments to the merger agreement. If accepted, the proposal made by Mr. McKown would mitigate the concerns of Hostcentric's board of directors regarding both the value of the transaction to Hostcentric's stockholders and the possibility that Interland would not be able to meet a condition to closing.

         On February 25, 2003, Mr. Joel Kocher, the chief executive officer of Interland, advised Mr. McKown that Interland would not accept his proposal. Mr. Kocher suggested alternatively that the stock portion of the merger consideration be converted to cash in an amount calculated by substituting the product of the then current market price for Interland common stock ($0.74) and the number of shares that otherwise would have been issued (13,563,335) for the stock component of the merger consideration. As this proposal did not address Hostcentric's concern about the value of the transaction, it was declined by Hostcentric.

         On March 12, 2003, Hostcentric, through its counsel, again suggested that the stock portion of the consideration for the merger be converted to cash in an amount equal to the average closing price for Interland common stock for the trading days within the period commencing on the date the merger agreement was signed and ending on March 12, 2003. Hostcentric's proposal also included the same proposed amendments to the merger agreement as the earlier proposal. Interland rejected this proposal on March 14, 2003.

         Given the decline in the value of the transaction to Hostcentric's stockholders to a level below the lowest equity valuation for Hostcentric suggested in HFBE's December 19, 2002 opinion, on March 12, 2003 Hostcentric's board of directors retained HFBE to update its December 19, 2002 opinion to determine whether the equity valuation of Hostcentric had changed since December 19, 2002 and whether HFBE could conclude that based on the changed valuations of Interland and Hostcentric that the transaction remained fair to the Hostcentric stockholders from a financial point of view. On March 20, 2003, HFBE delivered its updated opinion, which is summarized herein and which suggested an equity valuation of Hostcentric as of that date of between $8.5 and $11.5 million. Based in part on that range of valuations, among other factors, HFBE concluded that as of March 20, 2003, the transaction is fair to Hostcentric's stockholders from a financial point of view.

OPINIONS OF HOSTCENTRIC'S FINANCIAL ADVISOR

         On December 19, 2002, HFBE advised Hostcentric's board of directors that, in its opinion, as of December 19, 2002, the consideration to be received by the common and preferred stockholders of Hostcentric (the "Stockholders") is fair, from a financial point of view, to such Stockholders. The December 19, 2002 opinion does not address the effect that fluctuations in the value of Interland's stock may have on the fairness of the transaction to Hostcentric's stockholders. The ten-day weighted average closing price of Interland common stock on NASDAQ for the period ending two days before the December 19, 2002 signing of the merger agreement was $1.681 per share. On March 20, 2003, the closing price of Interland common stock was $0.72 per share. The full text of HFBE's December 19, 2002 opinion, which describes the procedures followed, assumptions made, and other matters considered in the opinion, is included in this document as Annex D-1. We urge you to read the full opinion.

         On March 20, 2003, HFBE advised Hostcentric's board of directors that, in its opinion, as of March 20, 2003, the consideration to be received by the stockholders is fair, from a financial point of view, to such stockholders. The March 20, 2003 opinion took into account the decline in the market value of Interland common stock from $1.49 per share on December 19, 2002 to $0.72 per share on March 20, 2003, and other changes in the Web hosting industry and capital markets since the date of the original opinion. The full text of HFBE's March 20, 2003 opinion, which describes the procedures followed, assumptions made and other matters considered in the opinion, is included in this document as Annex D-2. We urge you to read the full opinion.

HFBE'S OPINIONS ARE DIRECTED TO HOSTCENTRIC'S BOARD OF DIRECTORS AND ADDRESS ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE COMMON AND PREFERRED STOCKHOLDERS OF HOSTCENTRIC AS OF THE DATES OF THE OPINIONS. THEY DO NOT ADDRESS EITHER THE EFFECT OF FLUCTUATING MARKET VALUE OF INTERLAND STOCK AFTER THE DATES OF THE OPINIONS ON THE FAIRNESS OF THE TRANSACTION OR THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY OTHER RELATED MATTER. HFBE'S OPINIONS ARE BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

         In arriving at its December 19, 2002 written opinion, HFBE, among other things:

         - reviewed Hostcentric's audited year-end financial statements and related financial information for the fiscal years ended December 31, 1999, 2000 and 2001, and interim financial statements and related financial information for the periods ended October 31, 2001 and 2002;

         - reviewed Hostcentric's internally prepared projections for the years ending December 31, 2002 through 2005;

         - reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Hostcentric furnished to HFBE by Hostcentric;

         - conducted discussions with members of senior management of Hostcentric and Interland concerning their respective businesses and prospects;

         - reviewed certain publicly available information for Interland, including various research analyst reports;

         - reviewed the historical market prices and trading activity for Interland's common stock;

         - analyzed certain financial data for publicly-traded companies deemed comparable to Hostcentric;

         - analyzed the nature and financial terms of certain business combinations involving companies in lines of business HFBE believes to be generally comparable to those of Hostcentric;

         - reviewed the merger agreement and drafts of the proposed escrow agreement;

         - reviewed the proposed amendment to Hostcentric's certificate of incorporation;


         - reviewed Hostcentric's private placement memoranda dated May 1, 2000 and September 29, 2000;


         - reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

         In arriving at its March 20, 2003 written opinion, HFBE undertook the same reviews and procedures as conducted to render the December 19, 2002 opinion, and performed the following additional procedures:

         - reviewed Hostcentric's unaudited year-end financial statement for the fiscal year ended December 31, 2002 and interim financial statements and related financial information for the periods ended February 28, 2002 and 2003;

         - reviewed Hostcentric's revised projections for the years ending December 31, 2003 through 2005;

         -        reviewed a draft of the Form S-4 registration statement;

         - reviewed additional publicly available information for Interland since the date of the last opinion.


         In preparing its opinions, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to it by Hostcentric. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of Hostcentric or Interland. HFBE's opinions are based upon market, economic, financial and other conditions as they existed as of the dates of the respective opinions and were evaluated as of the dates of the opinions. HFBE was not requested to and did not solicit third party indications of interest in acquiring all or part of Hostcentric. HFBE assumed in each case that there had been no material change in Hostcentric's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to Hostcentric as to all legal matters with respect to Hostcentric and the merger.


         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Therefore, the HFBE opinions are not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinions, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that the analysis on each opinion must be considered as a whole and that considering any portion of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the respective opinion. In its analyses, HFBE made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hostcentric. Estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which the business may actually be sold.

         The type and amount of consideration payable in the merger and the decision to enter into the merger transaction was solely determined by the board of directors of Hostcentric. HFBE's opinion and financial analyses were only one of many factors considered by the board of directors of Hostcentric in its evaluation of the merger and should not be viewed as determinative of the views of the Hostcentric board of directors or management with respect to the merger.

         HFBE is a recognized business valuation and investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HFBE is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of equity and debt, employee stock ownership plans and other general corporate purposes. Hostcentric selected HFBE because of its experience and expertise in performing valuation and fairness opinion analyses. HFBE does not beneficially own nor has it ever beneficially owned any interest in Hostcentric. Furthermore, HFBE has no agreement or understanding to provide additional services to Hostcentric beyond the scope of these fairness opinions.

VALUATION ANALYSIS

         In preparing the December 19, 2002 and March 20, 2003 opinions, HFBE undertook the valuation analysis described below, in each case through the date of the respective opinions.

Industry Overview

         HFBE noted that stock prices across virtually all sectors of the telecommunications and data services industries remained depressed following a substantial decline over the past two years beginning in late 2000. The price index for Web hosting companies had declined over 90% during this period. HFBE also noted that many of Hostcentric's competitors, especially the smaller, more capital constrained companies, had seen their stock prices decline to "distressed" levels or filed for bankruptcy protection. This decline was a result of several factors, including continued market volatility, missed earnings, substantially lowered financial forecasts and the lack of access to debt or equity capital markets. Furthermore, several of the larger integrated data service providers had elected to exit the Web hosting business recently.

Market Approach - Analysis of Comparable Publicly-traded Companies

         Using publicly available information, HFBE compared selected financial information for Hostcentric and the following five selected publicly traded companies in the Web hosting industry:

         -        Digex, Inc.

         -        divine, Inc.

         -        Earthlink Inc.

         -        Interland, Inc.

         -        NaviSite, Inc.

         HFBE reviewed enterprise values as multiples of latest twelve month and estimated calendar years 2002 and 2003 revenues. For the December 19, 2002 opinion, all multiples were based on closing stock prices as of December 2, 2002. For the March 20, 2003 opinion, all multiples were based on closing stock prices as of March 20, 2003. Estimated financial data for the selected companies were based on publicly available research analysts' estimates as of those dates. Estimated financial data for Hostcentric was based on internal forecasts prepared by Hostcentric management.

         For Hostcentric, HFBE applied a range of selected multiples derived from the selected companies of latest twelve month and estimated or actual calendar year 2002 revenues, estimated interim 2003 revenues and estimated

2003 earnings before interest, taxes, depreciation and amortization ("EBITDA") to corresponding financial data of Hostcentric in order to derive implied equity reference ranges for Hostcentric.

         In addition, based on research and analyst reports, HFBE also applied a range of value per subscriber multiples to the corresponding subscriber base of Hostcentric in order to derive implied equity reference ranges for Hostcentric.

         HFBE noted that Hostcentric was more comparable to the smaller Web hosting companies, which companies, in general, had lower aggregate stock market capitalizations and lower levels of historical and projected revenues. Such smaller comparable companies also were, in general, more capital constrained and had recent stock price declines greater than those incurred by the larger Web hosting companies. HFBE further noted that five other comparable Web hosting companies had recently filed for bankruptcy protection as of the December 19, 2002 opinion with one additional company filing for bankruptcy protection since that date.

Market Approach - Selected Merger & Acquisition Transactions

         HFBE researched various merger and acquisition transactions in the Web hosting industry within the past three years and reviewed the purchase prices and implied transaction multiples for the following selected transactions:

                  ACQUIROR                                         TARGET
         --------------------------                       -------------------------
         - NTT Communications Corp.                       - Verio, Inc.
         - Micron Electronics, Inc.                       - Interland-Georgia, Inc.
         - Eprise Corp.                                   - divine Inc.
         - NaviSite Inc.                                  - Compaq Computer Corp.
         - USInternetworking                              - Bain Capital
         - Data Return Corp.                              - divine, Inc.

         HFBE reviewed enterprise values in the selected transactions as a multiple of latest twelve-month revenues. All multiples for the selected transactions were based on publicly available information at the time of announcement of the particular transaction. HFBE noted that most of the transactions were substantially larger than the Merger and were announced when market conditions were much more favorable than conditions existing on the date of the opinions. Specifically, at the time the selected transactions occurred, the NASDAQ composite index and various information technology service indices were substantially higher than levels existing on the date of the opinions. Furthermore several of the acquired companies were not directly comparable to Hostcentric. Based on the date of the transaction and other factors specific to the transaction, certain of the valuation multiples observed in the transactions were discounted by 70% to 90% to account for depressed market conditions in the Web hosting industry existing on the date of the opinions, where many companies from the comparable publicly traded companies analysis were trading at over a 90% discount to the high end of their respective trading ranges and several companies had recently declared bankruptcy. Estimated financial data for Hostcentric was based on internal forecasts prepared by Hostcentric management. HFBE then applied a range of selected multiples derived from the selected transactions of latest twelve month revenues to corresponding financial data of Hostcentric in order to derive implied equity reference ranges for Hostcentric.

         The Market Approach implied an equity reference range for Hostcentric of approximately $15.0 to $20.0 million as of December 19, 2002. Given that the comparable transactions occurred more than one year ago, that industry and overall market conditions have changed significantly since these transactions occurred, and the relative size of the transactions, HFBE believes that these multiples are not an accurate indicator of value and did not assign any weight to these values in the March 20, 2003 opinion.

         No company or transaction utilized in the comparable public company analysis or the comparable transaction analysis is identical to Hostcentric or the merger and, accordingly, HFBE's analysis of comparable companies or precedent transactions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors which would necessarily affect the relative values or acquisition value of Hostcentric versus the companies or transactions to which it was compared. In evaluating the comparable public companies and the comparable transactions, HFBE made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other factors, many of which are beyond the control of HFBE or Hostcentric.

Income Approach - Discounted Cash Flow Analysis

         HFBE performed discounted cash flow analyses of Hostcentric to calculate the estimated present value of the unleveraged, after-tax cash flows of Hostcentric for the years ending 2003 through 2005 and a terminal value of Hostcentric at year-end 2005. Estimated financial data for Hostcentric was based on internal estimates from Hostcentric management. For the December 19, 2002 opinion, HFBE calculated a range of estimated terminal values for Hostcentric by applying a range of terminal value multiples of 5.0 to 7.0 times to Hostcentric's projected 2005 EBITDA. HFBE then derived a range of present values of the cash flows and terminal value utilizing a discount rate of 20% to 25%. This analysis implied a range of equity values for Hostcentric of $14.0 to $18.0 million, as of December 19, 2002. For the March 20, 2003 opinion, HFBE adjusted the range of terminal value multiples to 4.0 to 6.0 times Hostcentric's projected 2005 EBITDA and adjusted the discount rate to 22.5% to 27.5% to reflect the changes in the Web hosting industry and capital markets since the date of the original opinion. The revised analysis implied a range of equity values for Hostcentric of $7.0 to $10.0 million as of March 20, 2003.

Equity Value of Hostcentric

         The implied enterprise value of Hostcentric calculated by HFBE ranged from $14.0 to $20.0 million as of December 19, 2002, and from $7.0 to $10.0 million as of March 20, 2003. Hostcentric had $2.4 million in debt outstanding and $4.0 million in cash at October 31, 2002 and $2.2 million in debt outstanding and $3.6 million in cash at February 28, 2003. The resulting equity values of Hostcentric ranged from $15.6 to $21.6 million as of December 19, 2002 and from $8.5 to $11.5 million as of March 20, 2003.

Interland Historical Trading Prices

         HFBE analyzed the float and trading volume for Interland's common stock. HFBE calculated the public float as a percent of total shares outstanding as well as the ratio of average daily trading volume (for the most recent 90 days preceding each opinion) to float and total shares outstanding. This analysis indicated that the ratio of Interland's estimated public float shares (66.4 million) to total shares outstanding (141.4 million) was 47% as of December 19, 2002 and March 20, 2003, and Interland's average daily trading volume as a percentage of public float was 0.5% as of December 19, 2002 and 0.9% as of March 20, 2003. HFBE also compared the average daily trading volume of Interland stock to the total number of shares to be received by Hostcentric in the merger (approximately 13.6 million shares), which ratio equaled 2.2% as of December 19, 2002 and 4.0% as of March 20, 2003.

Value of Consideration

         The consideration in the merger offered by Interland to Hostcentric consisted of $3.0 million in cash and 13,563,355 shares of Interland common stock. The aggregate value of the consideration offered by Interland, after accounting for the restrictions on resale of the Interland stock that would be issued as part of the consideration, was $22.7 million as of December 19, 2002 and $11.9 million as of March 20, 2003.

         Therefore, (i) as of December 19, 2002, the value of the consideration offered by Interland of $22.7 million was greater than the implied equity value of Hostcentric of $15.6 million to $21.6 million and (ii) as of March 20, 2003, the value of the consideration offered by Interland of $11.9 million was also greater than the implied equity value of Hostcentric of $8.5 to $11.5 million.

ALTERNATIVES

         HFBE also compared the merger to the most likely alternatives to the merger, including Hostcentric continuing to operate as a stand alone company or seeking an alternative third party investor/acquirer.

         Under the business continuation scenario, HFBE considered that, as of October 31, 2002 and February 28, 2003, Hostcentric had $4.0 million and $3.6 million in cash reserves, respectively. Hostcentric was also generating only slightly positive free cash flow and revenues had continued to decline during 2002 and the first two months of 2003. Although management expected business to recover somewhat during the second half of 2003, there remains a level of uncertainty and any further deterioration of Hostcentric's business could create a liquidity problem for Hostcentric. Given the conditions in the credit markets and in the Web hosting industry as of the dates of both opinions, HFBE believes it is unlikely that Hostcentric would be able to obtain any substantial new debt financing.

         In assessing the viability of an alternative third party investor/acquirer, HFBE noted that there were no other offers to purchase the business of Hostcentric. Furthermore, it was unlikely that a potential investor would value the business at a higher value than the consideration being offered in the merger.

         HFBE also made as of December 19, 2002 and confirmed as of March 20, 2003 the following observations and considerations regarding Hostcentric and the decision to enter into the merger:

         - There is substantial risk of Hostcentric's viability to continue long-term as an independent company, including Hostcentric's future business prospects and risks associated with remaining independent amidst consolidation and competition and an industry-wide slowdown, during which several competitors have filed for bankruptcy protection;

         - Hostcentric's access to further capital has been severely impacted by continued market volatility, the adverse performance of publicly traded Web hosting companies, the obligations and terms of Hostcentric's preferred stock, the continued uncertainty in the Web hosting industry, and the potential for substantial dilution to existing stockholders;

         - Management's efforts to seek other potential acquirers and/or investors and the fact that the Interland proposal is the only proposal received by Hostcentric;

         -        Management expects continued losses through 2004.

         HFBE also noted that the amount to be paid to the common stockholders in the merger pursuant to Hostcentric's amended and restated certificate of incorporation provided a certainty of a return to such stockholders in contrast to the speculative nature of a continuing interest in Hostcentric. Based on the face value of the preferred stock outstanding, the equity value of Hostcentric in a transaction would have to be in excess of $58.5 million, or increase by $35.8 million over the consideration in the merger as of December 19, 2002 and by $46.6 million over the consideration in the merger as of March 20, 2003, before the common stockholders would realize any value.

         In the event of a liquidation or bankruptcy proceeding, it is unlikely the common stockholders would receive any proceeds for their ownership in the Company.

         Fees. HFBE received a fee of $75,000 for its services to Hostcentric and reimbursement of reasonable out-of-pocket expenses for the December 19, 2002 opinion and an additional $20,000 for its March 20, 2003 opinion. Hostcentric has agreed to indemnify HFBE for certain liabilities related to or arising out of the engagement, including liabilities under federal securities laws.

HOSTCENTRIC'S REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

         The Hostcentric board of directors believes that the merger is in the best interests of Hostcentric and its stockholders because the merger:

         - converts the Hostcentric stock of the Series A preferred stockholders and the Series B preferred stockholders into a publicly-traded stock currently listed on the NASDAQ National Market.

         - offers the common stockholders $0.12 per share in cash, despite the fact that under the current Hostcentric certificate of incorporation the common stockholders are legally not entitled to any portion of the merger consideration.

         - offers a business combination with a publicly-held Web hosting company which is focused on the same business Hostcentric has been pursuing.

         - offers a business combination that provides significantly larger access to capital and greater liquidity for Hostcentric's preferred stockholders.

         In addition, the Hostcentric board of directors recognizes that there is substantial risk associated with a strategy for Hostcentric to remain as an independent company, as its future business prospects in an industry experiencing consolidations and competition are uncertain. Moreover, the board of directors believes that it is unlikely in the current economic environment that Hostcentric would be able to obtain any substantial debt or equity financing. Finally, management of Hostcentric has sought without success alternative acquisition candidates.

FOR THE REASONS DISCUSSED ABOVE, THE HOSTCENTRIC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HOSTCENTRIC STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         In considering the recommendation of Hostcentric's board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Hostcentric may have certain interests in the merger that are different from, or are in addition to, the interests of Hostcentric stockholders generally.

INTERLAND'S REASONS FOR THE MERGER

         Management of Interland believes that Hostcentric's business is complementary to that of its existing Web hosting business. Accordingly, upon completion of the merger, it is anticipated that Hostcentric's operations will be integrated with those of Interland to create an organization which serves the web hosting needs of small business and enterprise customers. In addition, the combined operations will provide a platform for further expansion of Interland's business. Management of Interland expects the transaction to be accretive, resulting in more than $2.0 million in additional annual cash flows.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND AMENDMENT

         Stockholders should be aware that members of Hostcentric's board of directors and management have interests in the merger that are different from, or are in addition to, the interests of other stockholders of Hostcentric, and that those interests may make them more likely to approve the merger and amendment. Although no member of the board of directors owns any shares of Series B preferred stock, Mr. Ingersol beneficially owns 2,500 shares of Series A preferred stock and 442,480 shares of common stock (and has options to acquire 10,000 shares of common stock at an exercise price of $4.00 per share); Mr. McKown beneficially owns 715,781 shares of common stock (and has options to acquire 125,000 shares of common stock at exercise prices ranging from $4.00 to $4.60 per share); and Mr. Shaver beneficially owns 2,727,970 shares of common stock.

         Certain executive officers of Hostcentric, including Mr. McKown, Mr. Shaver, Mr. Upham and Mr. Brown, are parties to employment agreements. A condition to the execution of the merger agreement by Interland was the execution by these individuals of extensions to their employment agreements as described at "Management of Hostcentric - Executive Compensation." In addition, certain executive officers of Hostcentric, including Mr. McKown, Mr. Shaver, Mr. Upham and Mr. Brown, may become employees, officers, executive officers, or board members of Interland, and may receive options to purchase shares of Interland common stock. See "Interests of Certain Persons."

         In addition, Mr. Shaver owns 50% of Shaver Holdings, LLC, which leases the Orlando, Florida, facility to Hostcentric. Interland entered into a lease amendment agreement on December 19, 2002, effective as of the closing of the merger that requires Interland to pay $148,500 to Shaver Holdings, LLC on the closing date of the merger in exchange for the right to terminate the Orlando lease on 90 days' notice.

COMPLETION AND EFFECTIVENESS OF THE MERGER

         The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement by the stockholders of Hostcentric. The merger will become effective upon the filing of a Certificate of Merger with the State of Delaware.

         We are working to complete the merger as quickly as possible. We hope to do so shortly after the special meeting and after all of the conditions to the merger are satisfied. Because the merger is subject to government and third party approvals, however, we cannot predict the exact timing of its closing.

OPERATIONS FOLLOWING THE MERGER

         Following the merger, Hostcentric will continue its operations as a wholly-owned subsidiary of Interland. Upon consummation of the merger, the current members of Hostcentric's board of directors will resign, and the new members will be designated by Interland. Holders of preferred stock of Hostcentric will become common shareholders of Interland and their rights as shareholders will be governed by the second restated articles of incorporation of Interland, the amended and restated bylaws of Interland and the laws of the State of Minnesota. See "Comparison of Rights of Holders of Interland Shares and Hostcentric Shares." Holders of common stock of Hostcentric will not receive any interest in Interland.

NO FRACTIONAL SHARES


         No certificate or script representing fractional shares of Interland common stock will be issued in connection with the merger. Instead, Hostcentric stockholders will receive cash, without interest, in lieu of a fraction of a share of Interland common stock at a value of $1.681 per share.


ACCOUNTING TREATMENT OF THE MERGER

         Interland intends to account for the merger as a purchase for financial reporting and accounting purposes. After the merger, the results of operations of Hostcentric will be included in the consolidated financial statements of Interland. The purchase price, or, the aggregate merger consideration, will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Interland acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF INTERLAND AND HOSTCENTRIC

         The shares of Interland common stock issued in the merger will be freely transferable under the Securities Act, except for shares of Interland common stock issued to any person who is an affiliate of either Interland or Hostcentric. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either of Interland or Hostcentric and may include some of their officers and directors, as well as their principal shareholders. Affiliates may not sell their shares of Interland common stock acquired in the merger except under:

         - an effective registration statement under the Securities Act covering the resale of those shares;

         - an exception under paragraph (d) of Rule 145 under the Securities Act; or

         -        any other applicable exemption under the Securities Act.

         Under the merger agreement, the shares of Interland common stock to be issued to Hostcentric's preferred stockholders will be restricted so that only up to 10% of such shares may be sold as of the closing of the merger and up to an additional 10% of such shares will become eligible to be sold in each calendar month following the closing.

REGISTRATION OF INTERLAND COMMON STOCK TO BE ISSUED IN THE MERGER

         As required by the merger agreement, Interland has filed a registration statement on Form S-4 to register with the SEC the offer and exchange of the shares of Interland common stock to be issued to Hostcentric's preferred stockholders pursuant to the merger. It is a condition to the closing of the merger that the SEC declare the registration statement effective.

LISTING ON THE NASDAQ NATIONAL MARKET OF INTERLAND COMMON STOCK TO BE ISSUED IN THE MERGER

         It is a condition to the closing of the merger that the shares of Interland common stock to be issued in the merger be approved for listing on the NASDAQ National Market, subject to official notice of issuance.

                              THE MERGER AGREEMENT

         The merger agreement is filed as Annex A to this proxy statement/prospectus. We believe the following summary describes the material terms of the merger agreement. This summary, however, does not purport to describe all the terms of the agreement. We recommend that you read carefully the complete agreement for the precise terms and other information that may be important to you.

THE MERGER

         Completion of the Merger. If the conditions to the merger are satisfied or waived in accordance with the merger agreement and in accordance with the Delaware General Corporation Law, at the effective time of the merger, Bobcatcub Acquisition Corporation will merge with Hostcentric. Hostcentric will survive the merger as our wholly-owned subsidiary.

         Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State. The filing of the certificate of merger will take place as soon as practicable after satisfaction or waiver of the conditions described below under "-- Conditions to the Completion of the Merger" on page 51.

         Additional Effects of the Merger. Upon completion of the merger:

         - each outstanding share of Hostcentric common stock shall be converted into the right to receive $0.12 (subject to certain closing adjustments);

         - each outstanding share of Hostcentric Series A preferred stock will be converted into the right to receive $0.07 and 0.929 shares of Interland common stock (subject to certain closing adjustments);

         - each outstanding share of Hostcentric Series B preferred stock will be converted into the right to receive $0.08 and 1.068 shares of Interland common stock (subject to certain closing adjustments);

         - the directors and officers of Bobcatcub Acquisition Corporation at the effective time of the merger shall become the directors and officers of Hostcentric, as the corporation surviving the merger;

         - the certificate of incorporation of Bobcatcub Acquisition Corporation at the effective time of the merger shall become the certificate of incorporation of Hostcentric, as the corporation surviving the merger; and

         - the bylaws of Bobcatcub Acquisition Corporation at the effective time of the merger will become the bylaws of Hostcentric, as the corporation surviving the merger.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

         Exchange of Certificates. At or before the effective time of the merger, we will deposit 30% of the cash consideration in a separate bank account. The remaining 70% of the cash consideration will be placed in an escrow fund on the closing date pursuant to the Escrow Agreement. See "Indemnification; Escrow Agreement" below. On the effective date of the merger, we will also issue 30% of the shares of Interland common stock to be issued in the merger. The remaining 70% of the shares to be issued in the merger will be deposited in escrow on the closing date pursuant to the Escrow Agreement. We will also deposit in a separate bank account an amount of money equal to the aggregate value of the fractional shares which should otherwise be issued in connection with the merger. Simultaneously with the delivery of the proxy statement/prospectus, we are sending a transmittal letter to each Hostcentric stockholder that is eligible to receive a portion of the merger consideration in the form of Annex F to the proxy statement/prospectus. Such letter will include instructions on how to surrender shares of Hostcentric stock held and how to claim the merger consideration. After the closing of the merger, we will promptly deliver 30% of the cash consideration, 30% of the shares of Interland common stock, and cash in lieu of fractional shares upon surrender of the shares of Hostcentric stock outstanding pursuant to the written instructions provided by the Hostcentric stockholders.

         Dividends. Holders of Hostcentric preferred shares will be entitled to receive any dividends or other distribution with respect to our shares declared by us after the effective time of the merger.


         Fractional Shares. No fractional shares of our common stock will be issued upon the surrender of certificates representing Hostcentric preferred shares. Hostcentric preferred stockholders will not have any dividend, voting or other rights of an Interland shareholder with respect to such fractional shares. Interland shall deliver to the former holders of Hostcentric preferred stock otherwise entitled to receive a fractional share a check in an amount equal to such stockholder's pro rata interest in the sale proceeds, based on the fraction of a share of our common stock attributable to such stockholder, with a valuation per common share of $1,681.


         Dissenting Shares; Appraisal Rights. Any shares of Hostcentric capital stock held by a person who does not vote to approve the merger and complies with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to dissent from the merger and require payment of fair value for their shares shall not be converted as described in the merger agreement, but shall be converted into the right to receive such consideration as may be determined to be due to a dissenting stockholder pursuant to the Delaware law. If, after the time the merger becomes effective, a dissenting stockholder withdraws his demand or fails to perfect or otherwise loses his rights as a dissenting stockholder to payment of fair value, in any case pursuant to the Delaware law, the stockholder's Hostcentric shares shall be deemed to be converted as of the time the merger became effective into the right to receive the merger consideration.

HOSTCENTRIC STOCK OPTIONS AND WARRANTS

         At the effective time of the merger, each outstanding option to purchase Hostcentric common stock, regardless of the extent vested and exercisable, shall become fully vested and exercisable on the same terms and conditions as are applicable under the Hostcentric stock option plan.

         The exercise price of Hostcentric's outstanding exercisable options as of December 31, 2002 are $0.52 per share (as to 368,809 shares), $4.00 per share (as to 343,000 shares) and $4.60 per share (as to 105,900 shares).


         Hostcentric has two outstanding warrants to purchase shares of common stock and one warrant to purchase shares of Series B preferred stock. One warrant is for 37,500 shares of common stock with an exercise price of $0.01 per share, a second warrant is for 38,043 shares of common stock with an exercise price of $4.60 per share and a third warrant is for 54,348 shares of Series B preferred stock with an exercise price of $4.60 per share. Hostcentric anticipates that the warrant to acquire 37,500 shares of common stock will be exercised contemporaneously with the closing of the merger.



         At the effective time of the merger, assuming no exercise of currently outstanding options or of any warrant other than the warrant for 37,500 shares of common stock, each share of Hostcentric common stock will convert into the right to receive $0.12 in cash.

CONDUCT OF BUSINESS PENDING THE MERGER

         Conduct of Hostcentric Business Pending the Merger. Hostcentric has agreed that, except as expressly contemplated by the merger agreement, during the period from the execution and delivery of the merger agreement to the date of the closing of the merger, Hostcentric and its subsidiaries will carry on their respective businesses in substantially the same manner as conducted before the date of the merger agreement. Hostcentric has agreed to:

         - maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted;

         - maintain all leases and contracts in effect without change except as provided in the merger agreement;

         - comply in all material respects with the provisions of all regulations and orders applicable to Hostcentric;

         - not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $25,000 other than in connection with returns for credit or replacement in the ordinary course of business;

         - not alter the salaries or other compensation of any of the officers, directors or employees other than in the ordinary course of business;

         - not change or amend the bylaws or certificate of incorporation of Hostcentric except in the manner contemplated by the merger agreement or as required to complete the merger;

         - not issue or sell any shares of Hostcentric stock except in connection with the exercise of currently outstanding options and warrants;

         - not declare, pay or set aside for payment any dividend or other distribution to the stockholders of Hostcentric;

         - not redeem, purchase or otherwise acquire any shares of its capital stock;

         - not make any capital expenditures or commitments therefor in excess of $25,000 except in the ordinary course of business; and

         - not incur, assume or guarantee any indebtedness not currently accrued for except in the ordinary course of business under existing credit facilities or for purpose of completing the merger and only after consultation with Interland.

OTHER OFFERS

         The merger agreement provides that, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, Hostcentric will not, directly or indirectly:

         - solicit, initiate or encourage the submission of a proposal for any alternative transaction to the merger agreement; or

         - participate in any discussions or negotiations regarding, or furnish to any person or entity other than us, or any of our affiliates any information with respect to, or take any other action knowingly to facilitate, any alternative transaction or entertain any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any alternative transaction; provided, however, that Hostcentric's board of directors may furnish information to, or enter into discussions with, any third party that makes an unsolicited bona fide written proposal for an alternative transaction, if, and only to the extent that

         - Hostcentric's board of directors, after consultation with outside legal counsel, determines in good faith that such action is necessary for the Hostcentric board of directors to comply with its fiduciary duties to Hostcentric stockholders under applicable law;

         - Hostcentric's board of directors determines in good faith, after consulting with its advisors, that such alternative transaction would, if consummated, result in a transaction more favorable to Hostcentric and its stockholders over the long term then the transaction set forth in the merger agreement; and

         Hostcentric has also agreed that prior to entering into any alternative transaction it will:

         - promptly notify Interland of the receipt of any unsolicited proposal, written inquiry or written request for information in connection with proposal for an alternative transaction;

         - notify Interland of the significant terms and conditions of any proposed alternative transactions including identity of the party proposing such alternative transaction; and

         - refrain from and instruct its directors, officers and anyone else acting on its behalf to refrain from directly or indirectly making any public statement, recommendation or solicitation in support of any alternative transaction.

         Subsequent to furnishing information to, or entering into discussions or negotiations with, any third party, Hostcentric has agreed to promptly inform us of the status of any discussions or negotiations with the third party, and any material changes to the terms and conditions of such alternative transaction.

         Hostcentric has also agreed not to approve or recommend an alternative transaction unless the following requirements are met:

         -        the alternative transaction must be a more favorable proposal;

         - Hostcentric board of directors must first consult with outside legal counsel and determine that such action is necessary for it to comply with its fiduciary duties to the Hostcentric stockholders; and

         - Hostcentric must provide us with written notice advising us that Hostcentric has received a more favorable proposal, specifying the material terms and conditions of the proposal and identifying the person or entity making the proposal.

         If Hostcentric terminates the merger agreement to pursue an alternative transaction following our receipt of written notice from Hostcentric advising us that Hostcentric's board of directors is prepared to accept the proposal for the alternative transaction, Hostcentric must pay us a termination fee. See "-- Termination Events, Termination Fee."

         No provision of the merger agreement prohibits Hostcentric from making any disclosure to its stockholders which, in the good faith reasonable judgment of the Hostcentric board of directors, based on the advice of outside legal counsel, is required under applicable law.

CONDITIONS TO THE COMPLETION OF THE MERGER

         Each party's obligation to effect the merger is subject to the satisfaction or waiver, prior to the time the merger becomes effective, of the following conditions, among others:

         - the merger agreement shall have been duly approved by the holders of at least a majority of the outstanding shares of Hostcentric stock, in accordance with applicable law and the certificate of incorporation and bylaws of Hostcentric;

         - the certificate of amendment to Hostcentric's certificate of incorporation shall have been duly approved by the holders of at least a majority of the outstanding shares of Hostcentric stock and at least 75% of the outstanding shares of each class of preferred stock (Series A and Series B) voting separately as a class;

         - no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States governmental authority which prohibits, restrains or enjoins the consummation of the merger;

         - this registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect thereto; and

         - the approval for listing on the NASDAQ National Market of the shares of Interland common stock to be issued in the merger.

INDEMNIFICATION; ESCROW AGREEMENT


         The Hostcentric stockholders agree to severally but not jointly indemnify Interland and hold it harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by it and arising out of (i) any breach of any agreement or covenant of Hostcentric or any inaccurate or erroneous warranty or representation contained in the merger agreement or in any schedule or revised schedule to the merger agreement; (ii) reasonable costs and expenses incurred in curing the breaches described above or defending any suit or action which may be brought against an indemnified party alleging any of the foregoing;
(iii) any obligation of Interland or the surviving corporation to pay holders of dissenting shares amounts in excess of the amount of merger consideration to which such holder would be entitled pursuant to the merger agreement as a result of the exercise by such holder of its appraisal rights; (iv) any stockholder claims directly or indirectly relating to or arising out of the merger agreement, the transactions contemplated thereby or certain matters occurring before the merger; and (v) any obligation of Interland or the surviving corporation to the merger to pay a cash payment to terminate Hostcentric's Farmingdale, New York lease in excess of $180,000 or to pay specified closing costs for Hostcentric in excess of $300,000.



         Interland will have the right to satisfy valid indemnification claims from the escrow fund. Seventy percent of the merger consideration will be deposited into escrow under the merger agreement for a period of six months after the closing of the merger (or a longer period if there are any pending indemnification claims at the end of such six month period). The rights of Interland and Bobcatcub Acquisition Corporation under the escrow agreement represent the exclusive remedies that Interland and Bobcatcub Acquisition Corporation have with respect to the indemnified claims. In no event will Hostcentric stockholders be liable for indemnification claims in excess of the amounts deposited into escrow upon the closing of the merger. Interland may not make any claim against the escrow fund unless and until the total of all claims exceed in the aggregate $258,000, and then only to the extent of the excess over such $258,000; provided that the foregoing limitation shall not apply in respect of indemnification claims described in subsections (iii) or (v) of the immediately preceding paragraph. For purposes of valuing stock consideration tendered in connection with claims for indemnification, Interland's common stock will be valued at the greater of (a) the average closing price of such shares as reported by NASDAQ for the five trading days ending two business days prior to the date of such claim and (b) $1.681 per share, which is the average closing price of such shares as reported by NASDAQ for the 10 trading days ending two business days prior to the date of the merger agreement. The form of escrow agreement to be executed at the closing of the merger is attached to this proxy statement/prospectus as Annex G.


         Interland agrees to indemnify the Hostcentric stockholders from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by them arising out of (i) any breach of any agreement or covenant of Interland or any inaccurate or erroneous warranty or representation contained in the merger agreement or in any schedule or revised schedule to the merger agreement; (ii) reasonable costs and expenses incurred in curing the breaches described above or defending any suit or action which may be brought against an indemnified party alleging any of the foregoing; and (iii) any stockholder claims relating to any claim by an Interland stockholder of breach of fiduciary duty by any officer or director of Interland arising in connection with the merger. The Hostcentric stockholders will be entitled to indemnification only to the extent that the aggregate damage for any indemnifiable claims exceeds $258,000, and then only to the extent of the excess over such $258,000. In no event shall Interland be liable for indemnification claims in excess of the amounts deposited into escrow upon the closing of the merger.

RESTRICTION ON THE ABILITY TO SELL INTERLAND COMMON STOCK

         The shares of Interland common stock Hostcentric preferred stockholders will receive in connection with the merger will be restricted so that you will be permitted to sell only up to 10% of the shares at the closing of the merger and up to an additional 10% in each calendar month following the closing on a cumulative basis. Seventy percent of the shares of Interland common stock issued in the merger will be held in the escrow account and will not be available for sale until released from escrow. In addition, if you are considered an "affiliate" of either Hostcentric or Interland for purposes of the Securities Act of 1933, you will be permitted to sell the shares of Interland common stock you receive in the merger only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. This proxy statement/prospectus does not register the resale of stock held by affiliates.

TERMINATION EVENTS; TERMINATION FEE

         Termination Events. The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding any approval of the merger agreement by the stockholders of Hostcentric:

         - by mutual written consent of Hostcentric and Bobcatcub Acquisition Corporation;

         - by either Hostcentric or us if any statute, rule, regulation, executive order, decree, ruling or injunction of or by any governmental entity which makes the consummation of the merger illegal is in effect and becomes final and nonappealable;

         - by either Hostcentric or us if the closing of the merger has not occurred on or prior to the close of business on June 30, 2003, provided that the party seeking termination is not in breach of its representations, warranties and obligations;

         - by either Hostcentric or us upon a material breach of the merger agreement by the other party which has not been cured and which the non-breaching party does not elect to waive or extend the term of performance for; or

         - by Hostcentric, if prior to the merger it enters into a definitive written agreement with respect to an alternative transaction with a third party, provided that, prior to entering into such definitive agreement, Hostcentric shall have given us the required notice of such alternative transaction and paid the termination fee described below.

         Termination Fee. In addition, if Hostcentric enters into a definitive agreement pursuant to an alternative transaction, it shall be deemed to have terminated the merger and shall pay Interland a termination fee of $774,000 within the earlier of three business days of such termination or three business days of its entering into such a definitive agreement. In addition, the voting agreement shall terminate at the same time that the merger agreement terminates. The payment of a termination fee shall be the sole and exclusive remedy of Interland against Hostcentric and its respective directors, officers, employees, attorneys, agents, advisors or other representatives (including its stockholders), under the merger agreement.

OTHER PROVISIONS

         Representations and Warranties. The merger agreement contains customary representations and warranties relating to each of the parties and their ability to consummate the merger. All representations and warranties of

Interland and Hostcentric shall survive the closing for a period of six months. All representations and warranties regarding the taxes of Hostcentric shall survive the closing for a period of twelve months.

         Access To Information. Each of Interland and Hostcentric has agreed to afford, from the date of the merger agreement to the effective time of the merger, a designated representative of the other party reasonable access during regular business hours to its properties, books, records and workpapers, and to promptly furnish the other party all financial, operating and other information and data as the other may reasonably request. Except as required by law, each party shall hold any confidential information in accordance with the confidentiality agreement between Interland and Hostcentric.

         Further Assurances. Each of the parties to the merger agreement has agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable.

VOTING AGREEMENT

         In connection with the execution of the merger agreement, Interland and some Hostcentric stockholders entered into a voting agreement, under which:

         - some Hostcentric stockholders agreed to vote an aggregate of 5,188,814 shares of Hostcentric common stock and 5,593,785 shares of Hostcentric preferred stock held by them, constituting an aggregate of approximately 32.1% and 41.4% of Hostcentric's outstanding common stock and preferred stock, respectively, as of December 19, 2002, in favor of the approval of the merger, the adoption of the merger agreement and any other actions contemplated by the merger agreement and any actions required in furtherance of the merger, including the amendment to Hostcentric's certificate of incorporation. They also agreed to vote against any proposal that could reasonably be expected to impede, frustrate or prevent the merger.

         These Hostcentric stockholders also agreed not to offer for sale, transfer or otherwise dispose of, or enter into any contract, option or other arrangement to offer for sale, transfer or otherwise dispose of any of their shares of Hostcentric. The Hostcentric stockholders who signed the voting agreement are: Gregory D. McKown, James A. Shaver, Gregory H. Upham, Ki Ingersol, David Brown and Thomas Weisel Capital Partners, L.P. and its affiliated entities.

                          INTERESTS OF CERTAIN PERSONS

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Interland and Hostcentric have entered into employment modification agreements with each of Gregory D. McKown, James A. Shaver, Gregory H. Upham and David Brown, who collectively constitute the senior management team of Hostcentric, to modify their existing employment agreements with Hostcentric. Pursuant to these modification agreements, Interland agrees to pay these individuals upon the closing of the merger an aggregate amount of approximately $1.25 million (to be reduced by applicable federal and state taxes) in consideration for a waiver of such individuals' rights to change of control payments under their employment agreements, a waiver of certain other provisions of their employment agreements and a release of Interland and Hostcentric in form acceptable to Interland. Each of the aforementioned executives further agrees to remain employed by Interland for a 90-day period after the closing at the same compensation rate provided in their current employment agreements to assist in the transition of Hostcentric's business to Interland. Interland and Hostcentric also agreed to reduce the term of the executive employees' noncompetition covenants from two years to one year after termination of employment. See "Management of Hostcentric - Executive Compensation."

         This summary of the terms of the modification to employment agreements is qualified in its entirety by reference to the text of the modification to employment agreements, which have been filed as Exhibits 10.1 through 10.4 to the Form S-4 filed by Interland on April 17, 2003, which includes this proxy statement/prospectus, and is incorporated herein by reference.


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

STOCK OPTIONS AND WARRANTS

         As of January 31, 2003, executive officers and directors held options to purchase a total of 210,000 shares of Hostcentric common stock, with an average exercise price of approximately $4.21.

         Thomas Weisel Partners LLC, an affiliate of Thomas Weisel Capital Partners, which owns approximately 18.4% of Hostcentric's voting stock, holds a warrant to purchase 54,348 shares of Hostcentric's Series B preferred stock at an exercise price of $4.60 per share.

         It is anticipated that we will award options to purchase approximately 250,000 to 400,000 shares of our common stock to Hostcentric employees following consummation of the merger.

HOSTCENTRIC BENEFITS PLANS

         After the closing of the merger, Interland anticipates maintaining Hostcentric's benefit plans in place until at least January 1, 2004. After the first month of employment, Hostcentric employees are eligible for the following benefits:

         - Health insurance under HMO/PPO/POS plans with 100% coverage for the HMO plan. Section 125 flexible spending options are available.
         - Dental insurance under DMO/ADP plans with 100% coverage for employees, a $1,500 yearly maximum for the ADP plan, and no maximum for the DMO plan. The ADP plan carries a $50 or $150 deductible with no deductible for the DMO plan.
         - Life insurance coverage of the greater of one times salary or $50,000 is provided with an optional supplemental plan.
         - Long-term disability coverage at 60% of the first $12,500 with an assisted living benefit of $9,999 benefit capped to three years.
         - 401K retirement savings plan with withdrawal options and a discretionary employer match.

OTHER AGREEMENTS

         Interland entered into a lease amendment agreement on December 19, 2002, effective as of the closing of the merger, for its Orlando, Florida, facility with Shaver Holdings, LLC, the landlord for that facility and a company that is 50% owned by James A. Shaver, Hostcentric's Senior Vice President and Chief Operating Officer. The lease amendment requires Interland to pay $148,500 to Shaver Holdings, LLC on the closing date of the merger in exchange for the right to terminate the Orlando lease on 90 days' notice. See "Management of Hostcentric - Certain Transactions" for more information regarding the lease amendment.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following description summarizes the material United States federal income tax consequences of the merger for Hostcentric stockholders. It is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the Code), regulations under the Code, and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus, all of which are subject to change, possibly retroactively. Any change could affect the continuing validity of the tax consequences described in this proxy statement/prospectus. We have not requested and will not request an advance ruling from the U.S. Internal Revenue Service, or the IRS, as to the tax consequences of the merger. This description is not binding on the IRS, and there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described below.

         The description applies only to Hostcentric stockholders who are U.S. persons. For purposes of this description, the term "U.S. person" means:

         -        an individual who is a U.S. citizen or a U.S. resident alien;

         - a corporation created or organized under the laws of the United States or any state thereof;

         - a trust where (1) a U.S. court is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust or, if the trust was in existence on August 20, 1996, it was treated as a domestic trust on that date and has elected to continue to be treated as a U.S. person; or

         - an estate that is subject to U.S. tax on its worldwide income from all sources.

         Our description is not a comprehensive description of all the tax consequences that may be relevant to you. It applies only to Hostcentric stockholders who hold their shares of Hostcentric stock as a capital asset and who exchange their Hostcentric shares for cash and/or Interland common stock in the merger. Further, it assumes that the merger is completed as described in this prospectus and that all conditions to closing the merger set forth in this prospectus are satisfied without waiver. No attempt has been made to address all United States federal income tax consequences that may be relevant to a particular Hostcentric stockholder in light of the stockholder's individual circumstances or to Hostcentric stockholders who are subject to special treatment under the United States federal income tax laws, such as:

         -        banks, insurance companies and financial institutions;

         -        tax-exempt organizations;

         -        mutual funds;

         -        persons that have a functional currency other than the U.S.
                  dollar;

         -        investors in pass-through entities;

         - traders in securities who elect to apply a mark-to-market method of accounting;

         -        dealers in securities or foreign currencies;

         - Hostcentric stockholders who are subject to the alternative minimum tax;

         - Hostcentric stockholders who received their shares of Hostcentric stock through the exercise or conversion of options, or otherwise as compensation or through a tax-qualified retirement plan; and

         - Hostcentric stockholders who hold shares of Hostcentric stock as part of a hedge, straddle, constructive sale or conversion transaction.

         This description does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, and it does not address any federal tax consequences other than federal income tax consequences. It does not address the tax consequences of any transaction other than the merger. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to you.

         Tax Consequences of the Merger Generally. In general, except as discussed below regarding cash consideration received by holders of Hostcentric common stock, Hostcentric stockholders who exchange their shares of Hostcentric stock for Interland common stock and/or cash in the merger will be treated as selling their shares of Hostcentric stock in a taxable sale. Hostcentric stockholders generally will realize gain or loss on the sale measured by the difference between (i) the amount of cash and the value of Interland common stock received on the closing date of the merger and (ii) the tax basis of the Hostcentric shares surrendered in the merger, except that a portion of the cash received from the escrow may be treated as interest or dividend income and not part of the "amount realized" (see the paragraph entitled "Income on Stock and Cash Held in Escrow" below).

         Gain or loss realized generally will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered in the merger by a Hostcentric stockholder. In general, any gain or loss will be capital gain or loss, and any such capital gain or loss will be long-term if the holding period for the Hostcentric shares is greater than one year at the effective time of the merger. Long-term capital gain of a non-corporate stockholder is generally subject to a maximum tax rate of 20%.

         Cash Consideration Received by Holders of Hostcentric Common Stock. There is a risk that based on Rev. Rul. 73-233, 1973-1 C.B. 179 and Rev. Rul. 79-10, 1979-1 C.B. 140 the IRS may treat the portion of the merger consideration that is allocated to the holders of Hostcentric common stock as if it were received by the Series A and Series B preferred stockholders as if the amendments to the Amended and Restated Certificate were not effective (see "Amendment of Amended and Restated Certificate of Incorporation to Amend Certain Liquidation Preference Rights of Preferred Stock" beginning on page 32), and then paid by the Series A and Series B preferred stockholders to the holders of Hostcentric common stock. Under this theory, the federal income tax treatment of the payments to the holders of Hostcentric common stock will depend upon the underlying nature of the payments which, in turn, will depend upon all the relevant facts and circumstances surrounding the transaction. However, if the IRS were successful in applying Rev. Rul. 73-233 to this transaction, there is a further risk that the full amount of the merger consideration received by the holders of Hostcentric common stock would be taxable as ordinary income without reduction for the stockholder's basis in his or her common stock and that the stockholders' unrecovered basis would be treated as a capital loss.

         If the IRS successfully applied Rev. Rul. 73-233 and Rev. Rul. 79-10 to this transaction, Series A and Series B preferred stockholders may be required to treat the portion of the merger consideration that each such Series A and Series B preferred stockholder would have received if the Certificate was not amended to allocate merger consideration to the common stockholders as received in exchange for his or her Series A or Series B preferred stock, which should be offset by an increase in stock basis for the deemed payment of such amount to the common stockholders. Because the potential application of Rev. Rul. 73-233 and Rev. Rul. 79-10 may depend upon the stockholder's particular situation, each holder of Hostcentric stock should consult his or her own tax advisor regarding this matter.

         Effect of Escrow on Timing of Gain or Loss. Other than the portion of a distribution which consists of the earnings on the cash and stock held in escrow (see "Income on Stock and Cash Held in Escrow" below), all amounts received from the escrow in the stockholder's tax year in which the merger occurs (2003 for calendar year taxpayers) should be treated as received by the stockholder in such tax year for federal income tax purposes. If the escrow is not settled by the end of the stockholder's tax year (December 31, 2003 for calendar year taxpayers), the treatment of the amounts held in escrow may depend on whether the stockholder realizes taxable gain or loss as a result of the merger.

         A stockholder that realizes a loss as a result of the merger will treat the value of the right to receive additional merger consideration from the escrow as received in the tax year in which the merger occurs. When the merger consideration is later paid from the escrow, the stockholder should recognize either gain or loss measured by the difference between (i) the amount actually received from the escrow and (ii) the value the stockholder ascribed to the right to receive additional merger consideration from escrow. Such gain or loss generally will be capital gain or loss.

         A stockholder that realizes a gain on the sale of his or her Hostcentric stock may be eligible to report such gain under the installment method if the stockholder receives a distribution from the escrow after the close of the stockholder's taxable year in which the merger occurs. The application of the installment sales rules is complex and to some degree depends on the stockholder's specific situation. In addition, the law relating to the application of the installment sales rules to amounts distributed from escrow is unclear. Each Hostcentric stockholder should consult his, her or its own tax advisor regarding the possibility of deferring a portion of the gain realized under the installment sales rules of the Internal Revenue Code and the issues that arise in connection with that deferral.

         In general, if the installment method is available and the stockholder does not elect out of such treatment, a portion of each payment of consideration is taxable as gain in the year of receipt, and a portion represents a tax-free return of the stockholder's basis in the Hostcentric stock. The gain is calculated by multiplying the principal amount of any payment received in the year by a "gross profit ratio," which is the ratio that (i) the selling price less the stockholder's basis in the Hostcentric stock bears to (ii) the total selling price of the stockholder's shares.

         In order to calculate the gross profit ratio and the interest on deferred taxes in connection with a contingent installment obligation, such as the right to receive funds from the escrow, each stockholder is required to assume that he or she will receive the maximum possible distribution from the amounts held in escrow (and, if applicable, the maximum possible payment based on post-closing adjustments). If the amount of cash actually received is less than such maximum amount (or if the principal amount in escrow is reduced as a result of payments to Interland), stockholders could be required to recompute the balance of gain to be recognized or to recognize a loss to the extent of unrecovered basis.

         The installment method is not available to stockholders who will recognize a loss in the merger, who affirmatively elect out of installment method treatment, or who are otherwise ineligible for installment method treatment. A stockholder may elect out of the installment method by appropriately reporting the entire amount of gain realized on his or her tax return for the taxable year in which the merger occurs.

         A stockholder that reports gain under the installment method may be required to pay interest on the deferred tax liability. In general, if the total face amount of all installment obligations (including the right to receive distributions from escrow) exceeds, at the close of any taxable year, $5 million, interest is required to be paid to the IRS on the deferred tax liability.

         Income on Stock and Cash Held in Escrow. The escrow agreement requires Hostcentric stockholders to pay tax on their share of the income earned on the Interland stock and cash held in escrow, including, for example, interest and dividends. Hostcentric stockholders generally will pay federal income tax on such income at ordinary income tax rates in the tax year in which such income is earned. For 2003, the top marginal federal income tax rate on ordinary income is 38.6% for individuals, and 35% for corporations. The income on Interland stock and cash held in escrow will not be treated as received in exchange for Hostcentric stock when distributed from escrow.

         Backup Withholding. Payments in connection with the merger may be subject to "backup withholding" at a 30% rate. Backup withholding generally applies if a holder (a) fails to furnish his or her TIN, (b) furnishes an incorrect TIN, (c) fails properly to include a reportable interest or dividend payment on its United States federal income tax return or (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is its correct number and that the stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.

         Certain persons generally are entitled to exemption from backup withholding, including corporations, financial institutions and certain foreign stockholders if such foreign stockholders submit a statement, signed under penalties of perjury, attesting to their exempt status. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Each stockholder should consult such stockholder's own tax advisor as to its qualification for exemption from backup withholding and the procedure for obtaining such exemption.

         All stockholders who are U.S. persons exchanging shares of Hostcentric stock pursuant to the merger should complete and sign IRS Forms W-9 when provided following the completion of the merger to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Interland and the exchange agent).

         TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO EACH HOSTCENTRIC STOCKHOLDER WILL DEPEND ON THE FACTS OF THAT STOCKHOLDER'S PARTICULAR SITUATION. THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS ALL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR HOSTCENTRIC STOCKHOLDER IN LIGHT OF THE STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES AND MAY NOT BE APPLICABLE TO STOCKHOLDERS IN SPECIAL SITUATIONS. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


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

                     DESCRIPTION OF INTERLAND CAPITAL STOCK

         The following description of our capital stock is based upon our articles of incorporation, as amended, our bylaws, as amended, and applicable provisions of law. We have summarized the material provisions of the articles and bylaws below. The summary is not complete. Our articles of incorporation and bylaws are included as exhibits to this proxy statement/prospectus.

         Certain provisions of our articles of incorporation, our bylaws and the Minnesota Business Corporation Act may have an anti-takeover effect, as summarized below. These provisions could delay, defer or prevent tender offers or takeover attempts you might consider in your best interests, such as those offering a premium over the market price for your shares.

AUTHORIZED CAPITAL STOCK

         Our articles of incorporation currently authorize us to issue 210 million shares of stock, par value $.01 per share, including common stock and any other series or class of stock which the board may designate.

COMMON STOCK


         On April 30, 2003, there were 150,290,540 shares of common stock outstanding, par value $.01 per share, held by approximately 1,800 shareholders of record. Our common stock trades on the NASDAQ National Market under the symbol "INLD."


         Subject to the rights of the holders of any preferred stock or other similar senior equity securities, each holder of common stock is entitled to receive any dividends our board of directors declares out of funds legally available. If we liquidate, holders of common stock are entitled to share equally in any distribution of our assets, after we pay our liabilities and the liquidation preference of any preferred stock or other similar senior equity securities.

         Each holder of common stock is entitled to one vote per share on all matters presented to a vote of shareholders, including the election of directors. All questions are decided by a majority vote of the shares represented at a meeting at which a quorum is present, except as provided otherwise by Minnesota law or by the rules of a stock exchange or quotation system on which any class or series of our stock may be listed or quoted. Generally, the holders of a majority of the shares entitled to vote constitute a quorum. All outstanding common stock is fully paid and non-assessable. Our common stock does not carry cumulative voting rights, or any of the following:

         - preemptive rights to purchase or subscribe for any stock or other securities;

         -        conversion rights;

         -        redemption rights; or

         -        sinking fund provisions.

         Our articles of incorporation contain no restrictions on the alienability of our common stock. Except as disclosed in the sections entitled "Certain Articles of Incorporation and Bylaw Provisions" and "Minnesota Anti-Takeover Law" below, there are no provisions in our articles or bylaws or any agreement or plan involving us that would discriminate against any existing or prospective holder of common stock as a result of a holder owning a substantial amount of common stock.

PREFERRED STOCK AND OTHER SIMILAR SENIOR EQUITY SECURITIES

         Our board of directors has the authority under our articles of incorporation to create and issue one or more classes or series of stock up to the overall number of shares of stock authorized, and to determine all rights, limitations and preferences of any such class or series, including voting, liquidation, and dividend rights. We have no shares of preferred stock or other senior equity securities designated, and the board has no current plans to designate or issue any. However, the board could, under our bylaws, create and issue preferred stock or other similar senior equity securities without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted. Issuing such preferred stock or other similar senior equity securities could adversely affect the voting and other rights of common shareholders.

         The board could also create and issue equity securities with rights, privileges or restrictions that would effectively discriminate against existing or prospective shareholders who beneficially own, or commence a tender offer for, a substantial amount of common stock. Having authorized but unissued and unreserved shares of capital stock may discourage or make more difficult an attempt by a potential acquirer to obtain control of Interland by means of a merger, tender offer, proxy contest or otherwise. Issuing such shares of capital stock might therefore deter or prevent a change in control without any further shareholder action, which protects the continuity of our management.

CERTAIN ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

         Shareholders' rights and related matters are governed by our articles of incorporation and bylaws, and by the Minnesota Business Corporation Act. Certain provisions of our articles and bylaws could delay, deter or prevent a change in control or make it more difficult to effect changes in management.

         Issuance of Preferred Stock or Other Similar Senior Equity Securities. As described above, our articles permit the board of directors to issue preferred stock or other similar senior equity securities without shareholder approval and to determine the rights and privileges of the newly issued securities. Issuing such preferred stock or other similar senior equity securities could allow the board to confer rights upon existing shareholders that would make a takeover less desirable.

         Special Meeting Call Restrictions. A special meeting of shareholders must be called by:

         -        the Chief Executive Officer;

         -        the Chief Financial Officer;

         -        any two or more directors; or

         - one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting.

This provision may make it more difficult for shareholders to take action opposed by our board, including any sale of Interland, which the shareholders may favor.

         Number of Directors, Removal, Filling Vacancies. Under our bylaws, the board of directors may increase the number of directors on the board. The board also fills any vacancies on the board, including newly created directorships. A director elected by the board serves only until a successor is elected by the shareholders at the next annual or special meeting.

         For a period of two years after August 6, 2001, all directors, except those named by the board to fill a vacancy, may be removed from the board only for cause. Otherwise, holders of a majority of the shares entitled to vote at an election of directors may, by affirmative vote, remove any or all directors from office with or without cause.

         Amendment of Charter and Bylaw Provisions. Our board may adopt, amend or repeal any provision of the bylaws, subject to the power of the shareholders to amend or repeal such bylaws, except that the board may not:

         -        alter the quorum for shareholders' meetings;

         - prescribe procedures for removing directors or filling board vacancies; or

         - fix the number, classifications, qualifications, or terms of office of directors, except that the board may increase the number of directors.

Amendments to the articles of incorporation require the affirmative vote by a majority of the shares present and entitled to vote. An amendment cannot be submitted to a vote unless it has been approved by the affirmative vote of a majority of the directors present, or it is proposed by a shareholder or shareholders holding at least 3% of the shares entitled to vote. The board is not obligated to present substantially the same shareholder-proposed amendments more than once during a 15-month period, except to the extent required by federal securities laws and regulations.

         Cumulative Voting. Our common stock does not have cumulative voting rights. This means that the owners of more than 50% of the shares may elect all the directors if they choose to do so, in which case the holders of the remaining shares would not be able to elect any directors.

         Liability and Indemnification of Directors and Officers. Our articles of incorporation and bylaws contain provisions permitted by Minnesota law relating to the liability of directors and officers. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:

         -        breach of the director's duty of loyalty;

         - acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or

         - any transaction from which the director derived improper personal benefit.

Our articles of incorporation provide for elimination and limitation of directors' liability to the fullest extent allowed by the Minnesota Business Corporation Act, including future amendments.

         We will indemnify and hold harmless to the fullest extent permitted by the Minnesota Business Corporation Act, including future amendments, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, if that person is or was a director, officer, employee or agent of Interland or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Indemnification will be made for civil, criminal, administrative or investigative proceedings. We will also pay the expenses incurred in connection with these proceedings before their final disposition to the fullest extent authorized by the Minnesota Business Corporation Act.

         These provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter us or our shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. Although the provisions do not affect equitable remedies such as injunctive relief or rescission, or alter a director's liability under federal securities laws, in many situations these remedies may not be effective. For example, injunctive relief will not be beneficial when shareholders have no prior awareness of the board's consideration of a particular transaction or event.

         We have entered into indemnification agreements with each of our current directors and certain of our executive officers and intend to enter into such indemnification agreements with each of our other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our articles of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         We have obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $30.0 million, including a reimbursement policy in favor of us.

MINNESOTA ANTI-TAKEOVER LAW

         Minnesota law contains provisions regulating takeovers of publicly held corporations like Interland. These provisions generally discourage or make more difficult takeovers or changes in control.

         Limitations on "Control Share Acquisitions." Under section 302A.671 of the Minnesota Business Corporation Act, shares in a public corporation that have been acquired in a "control share acquisition" generally cannot be voted unless voting rights have been approved as specified in the statute. Generally, a "control share acquisition" is a transaction in which a person acquires, directly or indirectly, beneficial ownership of a number of shares such that all the shares beneficially owned by the person would entitle the person to at least 20% of the voting power if section 302A.671 did not apply.

         Limitations on Combinations with "Interested Shareholders." Under section 302A.673, a public corporation may not engage in a business combination with a person who is an "interested shareholder," or that person's affiliate or associate, for four years after the person becomes an interested shareholder, without approval by a committee of "disinterested" directors. Generally, an "interested shareholder" is a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding shares, or who is an affiliate or associate of the corporation and at any time within the past four years has beneficially owned, directly or indirectly, at least 10% of the voting power of the then outstanding shares.

         "Fair price" requirement for takeover offers. Under section 302A.675, a person who engages in a "takeover offer" may not acquire additional shares of the same class for two years after the takeover offer without giving the selling shareholder a reasonable opportunity to sell the shares on terms substantially equivalent to those that were offered in the takeover offer. However, the section does not apply if, before the offeror purchased any shares in the takeover offer, the subsequent acquisition was approved following certain procedures set forth in the statute.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is:

                  Wells Fargo Shareowner Services
                  161 N. Concord Exchange
                  South Saint Paul, MN 55075
                  Phone: 1-800-468-9716


                       INFORMATION CONCERNING HOSTCENTRIC

BUSINESS

         General. Hostcentric, headquartered in Houston, Texas, is one of the largest privately-held providers of Internet infrastructure solutions offering a comprehensive suite of services including shared and dedicated Web hosting, complex managed services, e-commerce systems and support, collocation, streaming media and application hosting primarily targeted toward the small-to-medium enterprise market. Hostcentric is a Delaware corporation which was organized on August 30, 1999.

         As of April 30, 2003, Hostcentric served approximately 39,200 shared hosting accounts, managed over 750 dedicated servers and had approximately 115 employees. Operations are conducted from facilities in Orlando, Florida, Fremont, California, New York, New York, Weehawken, New Jersey and Houston, Texas.


         Hostcentric did not conduct any operations prior to May 2000. On May 8, 2000, Hostcentric completed the acquisition of five operating businesses concurrently with the raising of its initial round of equity capital. At the time of their acquisition by Hostcentric, these five acquired businesses had been in business for four to ten years.

COMPETITION

         The Internet infrastructure services industry is highly competitive. The market can be generally sub-divided into two overall segments: 1) the lower end mass market targeted primarily at small-to-medium businesses and 2) the higher end more complex services primarily targeted to larger enterprises. While Hostcentric competes in both segments of the market, its primary strategy is to focus on being a significant competitor in the lower end mass market.

         Key competitive factors in the lower end mass market include price and ease of use. Higher end customers demand greater quality and technical expertise in making their buying decision. Customers in both segments of the market require solid customer service and billing.

         The mass market is highly fragmented with a large number of competitors. The higher end market is less fragmented. Current and potential competitors in these markets include Web hosting companies, telecommunications companies, application and managed hosting providers, technology consulting and systems integration companies, Internet service providers, Web design firms and other information technology companies. Some examples of current competitors include Interland, Verio, Rackspace Managed Hosting, Affinity Internet, Digex and Oracle.com among others.

EMPLOYEES


         As of April 30, 2003, Hostcentric had 115 employees. None of Hostcentric's employees is represented by a union. Management believes that Hostcentric's relationship with its employees is good.


PROPERTIES

         Hostcentric's executive offices are located in approximately 9,400 square feet of executive office space at Three Riverway, Suite 555, Houston, Texas 77056-1986. The stated term of Hostcentric's lease for this space extends through February 2003 at a base monthly rental of $17,233 plus certain operating costs, with month-to-month renewals thereafter.

         Management of Hostcentric believes that its current facilities are adequate to meet its needs through the end of the year.

LEGAL PROCEEDINGS

         In the normal course of business, Hostcentric is subject to legal proceedings, lawsuits, and other claims. Management believes pending or threatened litigation involving Hostcentric will not have a material adverse effect on its financial condition or results of operations.

                            MANAGEMENT OF HOSTCENTRIC

EXECUTIVE OFFICERS AND DIRECTORS

         The current executive officers and directors of Hostcentric are as follows:

NAME                                      AGE                              POSITION
------------------                        ---        ----------------------------------------------------
Gregory D. McKown                          43        Chairman of the Board, President and Chief Executive
                                                     Officer
James A. Shaver                            37        Senior Vice President and Chief Operating Officer
David N. Brown                             48        Executive Vice President
Gregory H. Upham                           32        Vice President and Chief Financial Officer
Ki Ingersol                                37        Director


BIOGRAPHICAL INFORMATION

         GREGORY D. MCKOWN is the Chairman of the Board, President and Chief Executive Officer of Hostcentric. He has served as Chairman since January 2002 and as President and Chief Executive Officer since September 2001. Prior to that, Mr. McKown served as the President and Chief Executive Officer of Maxim Computer Systems Corporation since he co-founded that company in November 1988. Maxim specialized in local and wide area networking design, installation and service. In 1997 Maxim was ranked number 461 on the Inc 500's fastest growing private companies within the United States. From March 1984 through October 1988, he served as a master field engineer for Harris Corporation. At that time Harris Corporation provided mainframes and super mini computer systems to corporations.

         JAMES A. SHAVER is Senior Vice President and Chief Operating Officer of Hostcentric. Mr. Shaver has served as a director since May 2000. He served as the President of Hostcentric's Virtual Hosting Group prior to being named COO. Mr. Shaver had served as Vice President of Web2010 since he co-founded the company in June 1994.

         DAVID N. BROWN has served as Hostcentric's Vice President-Telecommunications and, subsequently, Executive Vice President-National Network and Systems Infrastructure. He was also a member of the board of directors from the company's inception in May 2000 through February 2002. Prior to his employment by Hostcentric, from March 1998 to May 2000, Mr. Brown served as Executive Vice President of Maxim Computer Systems Corporation, which was one of the original founding companies that was merged into Hostcentric.

         GREGORY H. UPHAM has served as Vice President and Chief Financial Officer of Hostcentric since January 2002. Mr. Upham served as Corporate Controller of Hostcentric from May 2000 prior to being named Chief Financial Officer. From February 2000 to May 2000, Mr. Upham served as consultant for Notre Capital Ventures III, LLC a private equity firm based in Houston, Texas. Mr. Upham served from April 1997 to January 2000 in various finance and treasury positions with a large division of Stagecoach Holdings plc, a Scotland-based provider of passenger ground transportation services.

         KI INGERSOL has been a director of Hostcentric since its inception in 1999. Mr. Ingersol is currently Senior Vice-President, Investment Banking for the Colmen Group of Wayne, Pennsylvania. Prior to that he served as Chairman of Torque Ventures of Los Angeles, which specialized in multi-company merger and acquisition projects. From July 1996 through August 1999, Mr. Ingersol practiced corporate and securities law with a focus on Internet related and other high-technology companies. Mr. Ingersol also served as director of Strategic Development and Counsel for Xing Technology Corporation, an Internet software and hardware audio and video compression and streaming company that was acquired by RealNetworks.

         Hostcentric has a staggered board of directors with three classes of directors holding three-year terms. Officers are appointed by the board of directors and serve at the pleasure of the board.

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to compensation paid by Hostcentric for the years ended December 31, 2000, 2001, and 2002.

                      SUMMARY EXECUTIVE COMPENSATION TABLE



                                                                      ANNUAL COMPENSATION      SECURITIES
                                                                      --------------------     UNDERLYING   ALL OTHER
         NAME AND PRINCIPAL POSITION                      YEAR         SALARY        BONUS       OPTIONS   COMPENSATION
---------------------------------------------             ----        --------       -----     ----------  ------------
Gregory D. McKown                                         2002        $152,500        $ 0            --        $ 0
   President and Chief Executive Officer                  2001         128,333          0        50,000          0
                                                          2000         149,125          0        75,000          0
James A. Shaver                                           2002         151,076          0            --          0
   Senior Vice President and Chief                        2001         129,808          0            --          0
   Operating Officer                                      2000         151,500          0            --          0
David N. Brown                                            2002         152,500          0            --          0
   Executive Vice President                               2001         131,250          0            --          0
                                                          2000         130,413          0            --          0
Gregory H. Upham                                          2002         145,417          0            --          0
   Vice President and Chief Financial Officer             2001         100,257          0        25,000          0
                                                          2000          65,320          0        50,000          0

         In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted from the table because the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of (a) $50,000, or (b) 10% of the total of annual salary and bonuses for the officer for that year.

         The following table provides information regarding the value of unexercised Hostcentric stock options at December 31, 2002 held by the Named Executive Officers.


                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                       AND DECEMBER 31, 2002 OPTION VALUES


                                                                                                         VALUE OF
                                               SHARES                            OPTIONS               UNEXERCISED
                                             ACQUIRED ON         VALUE       EXERCISABLE (E)/          IN-THE-MONEY
     NAME AND PRINCIPAL POSITION              EXERCISE          REALIZED    UNEXERCISABLE (U)            OPTIONS
-------------------------------------        ------------       --------    -----------------          ------------
Gregory D. McKown                                 --               $0             40,000(E)                $0
   President and Chief Executive                                                  85,000(U)
Officer
James A. Shaver                                   --               $0                 -                    $0
   Senior Vice President and Chief
   Operating Officer
David N. Brown                                    --               $0                 -                    $0
   Executive Vice President
Gregory H. Upham                                  --               $0             25,000(E)                $0
   Vice President and Chief Financial                                             50,000(U)
   Officer

CERTAIN TRANSACTIONS

         On March 5, 2002, Hostcentric executed a definitive agreement to sell its accredited domain name registration business to Christopher Bura, former director and officer of Hostcentric. Mr. Bura resigned his director and officer positions effective February 28, 2002 as a condition to closing. Hostcentric received as consideration of approximately $689,000 in cash and Mr. Bura returned one million shares of Hostcentric common stock. These shares were recorded as treasury stock. The transaction was structured as an asset purchase and Mr. Bura received substantially all of the net assets of the business.

         In June 2002, in connection with the restructuring of the New York operations, Hostcentric negotiated and executed separation agreements with Christine Pascarella, Brienne Cliadakis and Alex Gadea, all former officers of Hostcentric. Under the terms of these separation agreements, Hostcentric agreed to pay each former officer a severance payment of $125,000 plus six months of health insurance premiums and release them from any non-compete clauses in their employment agreements. In exchange for this, each former officer agreed to return to the Company shares of Hostcentric common stock totaling 1,153,133 shares in the aggregate. These shares were recorded as treasury stock at the time of the transaction.

         Between September 1, 1998 and February 28, 2002, Hostcentric, leased networking hardware from David Brown. Mr. Brown is currently the Senior Vice President in charge of National Network and Systems Infrastructure. Mr. Brown also served on the board of directors of Hostcentric from June 2000 until February 2002. The lease payments totaled $88,635.74.

         Hostcentric currently leases the Orlando facility from Shaver Holdings, LLC. James A. Shaver, a current member of the board of directors and the Chief Operating Officer of Hostcentric, owns 50% of Shaver Holdings, LLC. James Shaver's father, Ron Shaver, also served on the board of directors from May 2000 until July 2000. Ron Shaver owns the remaining 50% of Shaver Holdings, LLC. The current lease provides for annual rent in the amount of approximately $138,000 and runs through May 2005. In connection with the signing of the merger agreement, Interland entered into a lease amendment agreement with Shaver Holdings, LLC on December 19, 2002 effective as of the closing of the merger that requires Interland to pay $148,500 to Shaver Holdings, LLC on the closing date of the merger in exchange for the right to terminate the Orlando facility lease on 90 days' notice. See "Interests of Certain Persons - Other Agreements."

                            HOSTCENTRIC CAPITAL STOCK

GENERAL

         Hostcentric has authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.01 per share, 7,000,000 shares of restricted voting common stock, par value $0.01 per share, 6,500,000 shares of Series A preferred stock, par value $0.01 per share, 12,000,000 shares of Series B preferred stock, par value $0.01 per share, and 1,500,000 shares of preferred stock that may be issued in one or more classes or series with such terms and other rights as shall be designated by the board of directors in its discretion without shareholder action. As of the date of this joint proxy statement/prospectus, 16,166,827 shares of common stock, 6,225,436 shares of Series A preferred stock and 7,283,391 shares of Series B preferred stock are issued and outstanding.

         The following is a description of the material terms of Hostcentric's capital stock. The rights of the holders of shares of Hostcentric's capital stock are established by Hostcentric's certificate of incorporation, Hostcentric's bylaws and Delaware law. The following summary does not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Hostcentric's certificate of incorporation, Hostcentric's bylaws and Delaware law.

COMMON STOCK

         Holders of Hostcentric common stock have no preemptive or subscription rights in later offerings and are entitled to share ratably (i) in such dividends as may be declared by the board of directors out of funds legally available for such purpose, and (ii) upon liquidation, in all assets of Hostcentric remaining after payment in full of all debts and obligations of Hostcentric and any preferences now existing or granted in the future to any preferred stock. Hostcentric has not paid, prior to the date hereof, any dividends on the Hostcentric common stock or restricted voting common stock.

         Holders of Hostcentric common stock are entitled to one vote for each share held and have no cumulative voting rights. All shares of Hostcentric common stock now outstanding are fully paid and nonassessable. The board of directors of Hostcentric is authorized to issue additional shares of Hostcentric common stock within the limits authorized by Hostcentric's certificate of incorporation without shareholder action.

PREFERRED STOCK

         The holders of Hostcentric Series A and Series B convertible preferred stock are entitled to receive a noncumulative dividend of 8% of the stated value of each such series ($4.00 and $4.60 per share for the Series A and Series B preferred stock, respectively) as and if declared, as well as an amount equal to any dividends declared on common stock. The holders of Series A preferred stock have the right to one vote for each share of common stock into which such preferred stock is then convertible. In addition, one of the holders of Series A preferred stock (and the transferees of such holder) is entitled to elect, voting as a separate class, two directors. This right currently is not being exercised.

         The holders of the Series A and Series B preferred stock are entitled to approve certain changes to the terms of such series of preferred stock and certain actions of Hostcentric as a condition to the effectiveness of such changes or actions. See "Comparison of Rights of Holders of Interland Shares and Hostcentric Shares."

         Each share of Series A and Series B preferred stock is convertible, at any time at the option of the holder, into one share of common stock, subject to adjustment. Each share of Series A and Series B preferred stock will be automatically converted into common stock upon (1) the consummation of an underwritten public offering of Hostcentric common stock for gross proceeds of at least $50.0 million at a per share value of $12.00 or greater (for the Series B preferred stock, the minimum gross proceeds is $30.0 million and there is no minimum share price), or (2) the approval of at least 51% of the shares of such series of preferred stock then outstanding.

         In the event of any liquidation or dissolution of Hostcentric, all assets or surplus funds shall be distributed first to the holders of Series A and Series B preferred stock ratably in accordance with their respective liquidation preference (currently their respective stated value), and second, to the holders of common stock.

         The terms of the Hostcentric Series B preferred stock are substantially the same as those of the Series A preferred stock, with the exception that holders of Series B preferred stock do not have any voting preferences with regard to directors.

AMENDMENT TO CERTIFICATE OF INCORPORATION


         Immediately prior to the closing of the merger, assuming receipt of the required stockholder approval pursuant to this proxy statement/prospectus, Hostcentric intends to amend its certificate of incorporation to change the relative liquidation preferences of its common stock, Series A preferred stock and Series B preferred stock. As a result of such amendment to its certificate of incorporation, Hostcentric shall cause its holders of common stock as of the closing date to receive $1,944,520 in aggregate cash consideration upon the closing of the merger and its holders of Series A preferred stock and Series B preferred stock to receive the remainder of the merger consideration, consisting of both cash and Interland common stock, all subject to the escrow arrangements described in "THE MERGER AGREEMENT - Indemnification; Escrow Agreement." See "Proposal One - Amendment and Restatement of Amended and Restated Certificate of Incorporation to Amend Certain Liquidation Preference Rights of Preferred Stock" and "Annex E-Amendment to Hostcentric Certificate of Incorporation."


                      PRINCIPAL STOCKHOLDERS OF HOSTCENTRIC


         The following table provides information regarding the beneficial ownership of Hostcentric capital stock as of April 30, 2003 by:


         - each person who is known by Hostcentric to beneficially own 5% or more of any class of Hostcentric's capital stock;

         -        each of Hostcentric's directors;

         - Hostcentric's chief executive officer and all of the other named executive officers; and

         - all of Hostcentric's directors and executive officers as a group:


                                                                                    SERIES A & B
                                                     COMMON STOCK                  PREFERRED STOCK               TOTAL
                                                -----------------------       --------------------------         VOTING
                                                 SHARES         PERCENT        SHARES            PERCENT        PERCENT
                                                ----------    ---------       ----------     -----------        -------
Thomas Weisel Capital Partners(1)....                  --            *        5,608,696           41.5%           18.4%

BNP Europe Telecom & Media
   Fund II, L.P.(2)..................                  --            *        1,847,826           13.7%            6.1%

HPQ Holdings, LLC(3).................                  --            *        1,086,956            8.0%            3.6%

Notre Capital Ventures III, LLC(4)...           2,470,219         14.5%              --              *             8.1%

SMH Hostcentric, LLC(5)..............                  --            *          676,000            5.0%            2.2%

James A. Shaver(6) ..................           2,727,970         16.1%              --              *             8.9%

Ronald Shaver(7) ....................           2,227,970         13.1%              --              *             7.3%

Christopher Bura(8) .................           1,221,895          7.2%              --              *             4.0%

Gregory D. McKown(9).................             755,781          4.4%              --              *             2.5%

Gregory H. Upham(10).................              81,020            *            6,250              *               *

David and Laura Brown                           1,346,583          7.9%              --              *             4.4%
   as joint tenants(11)..............

Sunil Manucha(12)....................           1,016,664          6.0%              --              *             3.3%

Sanjeev Manucha(13)..................           1,016,664          6.0%              --              *             3.3%

Williams Communications, Inc.(14)....                  --            *          975,436            7.2%            3.2%

Ki Ingersol(15)......................             452,480          2.7%           2,500              *             1.5%

------------------------

*  Less than 1%

(1) Includes 4,656,436 shares held by Thomas Weisel Capital Partners, L.P., 108,938 shares held by Thomas Weisel Capital Partners (Dutch), L.P., 108,938 shares held by Thomas Weisel Capital Partners (Dutch II), L.P., 393,052 shares held by TWP CEO Founders' Circle (QP), L.P., 107,581 shares held by TWP CEO Founders' Circle (AI), L.P., 43,141 shares held by Thomas Weisel Capital Partners Employee Fund, L.P., 70,164 shares held by TWP 2000 Co-Investment Fund, L.P., 86,750 shares held by TWP Hostcentric Investors and 33,696 shares held by TWP Hostcentric II Investors. The address for this stockholder is One Montgomery Street, Suite 3700, San Francisco, California 94104.

(2) The address for this stockholder is CIBC Financial Center, 3rd Floor, 11 Jennett Street, PO Box 694 GT, Grand Cayman - Cayman Islands BWI,
         Attention: Shawna Morehouse.

(3) The address for this stockholder is 3000 Hanover Street, M/S 1032, Palo Alto, California 94304, Attention: Eric Reimer.

(4) These shares are beneficially owned by Steven S. Harter. The address for this stockholder is Three Riverway, Suite 1430, Houston, Texas 77056, Attention: Shellie LePori.

(5) The address for this stockholder is 600 Travis, Suite 3100, Houston, Texas 77002.

(6) Includes 40,000 shares subject to currently vested stock options. The address for this stockholder is 17624 Cobblestone Lane, Clermont, Florida 34711.

(7) Includes 25,000 shares subject to currently vested stock options. The address for this stockholder is 7611 Lake Ola Drive, Mt. Dora, Florida 32757.

(8) The address for this stockholder is 41 Carpenter Court, Pleasant Hill, California 94523.

(9) Includes 40,000 shares subject to currently vested stock options. The address for this stockholder is 22327 Kobs Road, Tomball, Texas 77375.

(10) Includes 25,000 shares subject to currently vested stock options The address for this stockholder is 8742 Backcove Court, Houston, Texas 77064.

(11) The address for this stockholder is 42712 Lawrence Place, Fremont, California 94538.

(12) The address for this stockholder is 34 Hickory Road, Manhasset Hills, New York 11040.

(13) The address for this stockholder is 4 Stonegate Court, Smithtown, New York 11787.

(14) Williams Communications, Inc. is a publicly-traded company on the New York Stock Exchange. The address for this stockholder is One Technology Center, TC 15, Tulsa, Oklahoma 74103, Attention: Amy Collard, Esq.

(15) The address for this stockholder is 631 O'Farrell, #1403, San Francisco, California 94109.


                  APPRAISAL RIGHTS FOR HOSTCENTRIC STOCKHOLDERS

         Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Hostcentric stock, as determined by the Court of Chancery of the State of Delaware. Hostcentric stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Hostcentric will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement/prospectus as Annex D.

         The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

         Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. This proxy statement/prospectus constitutes Hostcentric's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section
262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

         If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

         1. You must deliver to Hostcentric a written demand for appraisal of your shares before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal under Section 262.

         2. You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

         3. You must continuously hold your shares through the effective date of the merger.

         All demands for appraisal should be addressed to Hostcentric, Inc. Investor Relations, Three Riverway, Suite 555, Houston, Texas 77056-1986, should be delivered before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Hostcentric common stock. The demand must reasonably inform Hostcentric of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

         To be effective, a demand for appraisal by a holder of Hostcentric common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

         If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

         If you hold your shares of Hostcentric common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         Within 10 days after the effective date of the merger, Interland must give written notice of the date the merger became effective to each Hostcentric stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either Interland or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Interland has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder's previous written demand for appraisal.

         At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Hostcentric common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date will require the written approval of the surviving corporation. Within 120 days after the effective date, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of Hostcentric common stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Interland, Interland will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

         After determination of the stockholders entitled to appraisal of their shares of Hostcentric common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

         In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

         Costs of the appraisal proceeding may be imposed upon Interland and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Hostcentric common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

         In view of the complexity of Section 262, Hostcentric stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

         Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

COMPARISON OF RIGHTS OF HOLDERS OF INTERLAND SHARES AND HOSTCENTRIC SHARES

         This section of the proxy statement/prospectus describes certain differences between the rights of holders of Hostcentric common stock and the rights of holders of Interland common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and refer to the other documents discussed below for a more complete understanding of the differences between being a stockholder of Hostcentric and being a shareholder of Interland. As a stockholder of Hostcentric, your rights are governed by Hostcentric's certificate of incorporation, as amended, and bylaws, as amended, each as currently in effect. After completion of the merger, each Hostcentric preferred stockholder will become a shareholder of Interland. Interland's common stock is quoted on the NASDAQ National Market under the symbol "INLD." As an Interland shareholder, your rights will be governed by Interland's articles of incorporation, as amended, and Interland's restated bylaws, as amended. In addition, Interland is incorporated in Minnesota while Hostcentric is incorporated in Delaware. Although the rights and privileges of stockholders of a Delaware corporation are in many instances comparable to those of shareholders of a Minnesota corporation, there are also differences. The following summarizes some of the differences considered to be significant and is qualified in its entirety by reference to the full text of the Minnesota Business Corporation Act and the Delaware General Corporation Law.

                MINNESOTA CORPORATION                                        DELAWARE CORPORATION

                                                 Capitalization
     Under Interland's articles of incorporation, the              Hostcentric has authorized capital stock
board of directors of Interland may issue up to              consisting of 100,000,000 shares of common stock, par
210,000,000 shares of stock, par value $.01 per share,       value $.01 per share, 7,000,000 shares of restricted
including common stock and any other series or class of      voting common stock, par value of $.01 per share, and
stock which the board may designate. On March 31, 2003,      20,000,000 shares of preferred stock, par value $.01
there were 144,800,161 outstanding shares of common          per share. As of February 28, 2003, 11,114,070 shares
stock and no shares of any other series or class of          of common stock, 5,052,757 shares of restricted
capital stock. The board of Interland has not designated     common stock, 6,225,436 shares of Series A preferred
any other series or class of capital stock.                  stock and 7,283,391 shares of Series B preferred
                                                             stock were issued and outstanding. The board of
                                                             directors of Hostcentric has the authority, without
                                                             stockholder approval, to issue additional shares of
                                                             preferred stock from time-to-time in one or more
                                                             series, and to determine the rights and preferences
                                                             of each such series, subject to restrictions
                                                             contained in Hostcentric's certificate of
                                                             incorporation.

                                                      Voting

      Each holder of common stock of Interland is                  Under Hostcentric's certificate of
entitled to one vote per share on all matters presented      incorporation, common stock is entitled to one vote
to a vote of shareholders.  All questions are decided by     per share, restricted common stock is entitled to
a majority vote of the shares represented at a meeting at    one-half vote per share, and preferred stock is
which a quorum is present, except as provided otherwise      entitled to the number of votes equal to the number
by Minnesota law.                                            of shares of common stock into which each share of
                                                             preferred stock is convertible as of the record
                                                             date. Except as otherwise provided under Delaware
                                                             law and Hostcentric's certificate of incorporation,
                                                             all classes of Hostcentric's capital stock vote
                                                             together as a single class and in proportion to
                                                             their relative voting rights. Hostcentric's
                                                             certificate of incorporation provides that the
                                                             affirmative vote of at least 75% of the shares of
                                                             Series A preferred stock and 75% of the shares of
                                                             Series B preferred stock then outstanding, each
                                                             voting separately as a class, is required to alter,
                                                             change, amend or waive the terms of such series of
                                                             preferred stock or increase or decrease the total
                                                             number of authorized shares of such series of
                                                             preferred stock.

                                                                   Hostcentric's certificate of incorporation
                                                             provides that the approval of a majority of the
                                                             outstanding shares of Series A preferred stock and
                                                             Series B preferred stock, voting together as a
                                                             class, is required to:

                                                             -    Create any new class or series of shares
                                                                  senior to or on parity with the Series A
                                                                  preferred stock or Series B preferred stock,

                                                             -    Declare or make any payment of dividends or
                                                                  other distributions to holders of any capital
                                                                  stock junior

                                                                  to the Series A preferred stock or
                                                                  Series B preferred stock, subject to certain
                                                                  minor exceptions,

                                                             -    Increase above certain specified levels the
                                                                  number of shares of common stock reserved under
                                                                  compensatory stock option plans,

                                                             -    Incur debt which results in aggregate debt
                                                                  (exclusive of equipment or other capital lease
                                                                  obligations) in excess of $5 million, or

                                                             -    Complete a merger or other corporate
                                                                  reorganization which generally results in a
                                                                  change of control of Hostcentric.
                                             Shareholder Meetings

     Under the Interland bylaws, holders of Interland              Delaware law requires that stockholders be
common stock are entitled to at least five days' prior       provided prior written notice no more than 60 days nor
written notice for each regular meeting and special          less than 10 days prior to the date of any meeting of
meeting to consider any matter, except that Minnesota law    stockholders. Notice must be given at least 20 days
and the Interland bylaws require that notice of a meeting    prior to a meeting at which the stockholders will be
at which an agreement of merger or exchange is to be         asked to approve and adopt an agreement relating to the
considered shall be mailed to shareholders of record,        merger of the corporation.
whether entitled to vote or not, at least 14 days prior
to such meeting.

                                        Right to Call Special Meetings

     Under Minnesota law and the Interland bylaws, a               Under Delaware law, a special meeting of
special meeting of shareholders may be called by the         stockholders may be called by the board of directors or
chief executive officer, the chief financial officer, any    by such person or persons as may be authorized by the
two or more directors, a person authorized in the            certificate of incorporation or the bylaws. The
articles of bylaws to call special meetings or a             Hostcentric bylaws authorize a special meeting of
shareholder or shareholders holding 10% or more of all       stockholders to be called only by the chairman of the
shares entitled to vote.                                     board, chief executive officer, a majority of the board
                                                             of directors, or a majority of the executive committee
                                                             (if any).

                                  Actions By Written Consent Of Shareholders

     Under Minnesota law and the Interland bylaws, any             Under Delaware law and the Hostcentric bylaws,
action required or permitted to be taken in a meeting of     stockholders may act by a written consent in lieu of a
the shareholders may be taken without a meeting by a         meeting provided the written consent is signed by the
written action signed by all of the shareholders entitled    holders of outstanding stock having at least the
to vote on that action. The Interland articles do not        minimum number of votes that would be necessary to
restrict shareholder action by written consent.              authorize or take such action at a meeting at which all
                                                             shares entitled to vote thereon were present. The
                                                             Hostcentric certificate of incorporation does not
                                                             contain any provision restricting action of
                                                             stockholders by written consent.

                                       Rights of Dissenting Shareholders
     Under both Minnesota and Delaware law, shareholders           Under Delaware law, appraisal rights are
may exercise a right of dissent from certain corporate       available in connection with certain statutory mergers
actions and obtain payment of the fair value of their        or consolidations in which the corporation is a
shares.  Generally, under Minnesota law, the categories      constituent corporation, or if such rights are
of transactions subject to dissenter's rights are broader    otherwise provided in the corporation's certificate of
than those under Delaware law. Shareholders of a Minnesota   incorporation.  The Hostcentric certificate of
corporation may exercise dissenter's rights in connection    incorporation does not grant any other appraisal
with:                                                        rights. Stockholders who desire to exercise their
                                                             appraisal rights must satisfy all of the conditions
-    an amendment of the articles of incorporation           and requirements as set forth in the Delaware General
     that materially and adversely affects the               Corporation Law in order to maintain such rights and
     rights and preference of the shares of the              obtain such payment.
     dissenting shareholder in certain respects;

- a sale or transfer of all or substantially all of the assets of the corporation subject to certain exceptions;

- a plan of merger to which the corporation is a party subject to certain exceptions;

- a plan of exchange of shares to which the corporation is a party subject to certain exceptions; and

- any other corporate action with respect to which the corporation's articles of incorporation or bylaws give dissenting shareholders the right to obtain payment for their shares.

     Unless the articles, the bylaws, or a resolution approved by the board of directors otherwise provide, such dissenters' rights do not apply to a shareholder of the surviving corporation in a merger if the shares of the shareholder are not entitled to be voted on the merger and are not canceled or exchanged in the merger.
The Interland articles do not grant any other dissenters' rights. Shareholders who desire to exercise their dissenters' rights must satisfy all of the conditions and requirements as set forth in the Minnesota Business
Corporation Act in order to maintain such rights and obtain such payment.

                                              Board of Directors
         Minnesota law provides that the board of                  Delaware law states that the board of directors
directors of a Minnesota corporation shall consist of one    shall consist of one or more members with the number of
or more directors as fixed by the articles of                directors to be fixed as provided in the bylaws of the
incorporation or bylaws. The Interland board of directors    corporation, unless the certificate of incorporation
currently consists of five directors. Interland's current    fixes the number of directors, in which case a change
directors serve for a term expiring not earlier than         in the number of directors shall be made only by
August 6, 2003. Until August 6, 2003, all directors,         amendment of the certificate. The Hostcentric bylaws
except those named by the board to fill a vacancy, may be    provide that the number of directors which shall
removed from the board only for cause.  Otherwise,           constitute the board of directors shall be fixed from
holders of a majority of the shares entitled to vote at      time-to-time by resolution passed by a majority of the
an election of directors may, by affirmative vote, remove    board of directors.
any or all directors from office with or without cause.
The number of directors may be increased or decreased              Pursuant to Hostcentric's certificate of
from time to time by resolution adopted by a majority of     incorporation, the board of directors of Hostcentric
the board of directors or by the affirmative vote of the     are divided into three classes of directors. Directors
holders of a majority of the voting stock of Interland,      within each class are elected to serve three-year terms
considered as one class.                                     and one-third (1/3) of the directors sit for election
                                                             at each annual meeting of stockholders. Directors may
                                                             be removed from office only for cause. Holders of
                                                             Hostcentric's restricted voting stock have the right
     Minnesota law provides that, unless modified by the     to elect one member of the board of directors, but are
articles or bylaws of the corporation or by shareholder      not otherwise entitled to vote in the election of
agreement, the directors may be removed with or without      directors. Thomas Weisel Capital Partners, LP and each
cause by the affirmative vote of that proportion or          person to whom it transfers any shares of its Series A
number of the voting power of the shares of the classes      preferred stock or Series B preferred stock, acting as
or series the director represents which would be             a separate class by vote of the holders representing at
sufficient to elect such director (with an exception for     least a majority of the shares of Series A preferred
corporations with cumulative voting). The Interland          stock held by such stockholders, are entitled to elect
articles and bylaws do not modify these provisions for       two directors of the corporation. At any time while
the remainder of directors except as set forth in the        shares of Series A preferred stock are outstanding,
preceding paragraph with respect to directors whose term     Hostcentric may not, without the affirmative vote of
expires not earlier than August 6, 2003. Shareholders of     the holders representing at least a majority of the
Interland do not have the right to cumulative voting in      shares of Series A preferred stock then outstanding,
the election of directors.                                   increase the maximum number of directors constituting
                                                             the board of directors to a number in excess of 13.
                                                             directors to a number in excess of 13.

                                                                   Directorships filled by Thomas Weisel Capital
                                                             Partners, LP or its transferees in the manner described
                                                             above may be removed at any time, with or without
                                                             cause, by and only by holders representing a majority
                                                             of the shares of Series A preferred stock held by
                                                             Thomas Weisel Capital Partners, LP or its transferees.


                                  Filling Vacancies on the Board of Directors
     Under Minnesota law, unless different rules for               Delaware law provides that, unless otherwise
filling vacancies are provided for in the articles of        provided in the certificate of incorporation or bylaws,
incorporation or bylaws, vacancies resulting from the        vacancies may be filled by a majority of the directors
death, resignation, removal or disqualification of a         then in office, although less than a quorum, or by a
director may be filled by the affirmative vote of a          sole remaining director. Further, if, at the time of
majority of the remaining directors, even though less        filling any vacancy, the directors then in office shall
than a quorum, and vacancies resulting from a                constitute less than a majority of the whole board, the
newly-created directorship may be filled by the              Court of Chancery may, upon application of any
affirmative vote of a majority of the directors serving      stockholder or stockholders holding at least 10% of the
at the time of the increase. The shareholders may also       total number of the shares at the time outstanding
elect a new director to fill a vacancy that is created by    having the right to vote for such directors, summarily
the removal of a director by the shareholders.               order an election to be held to fill any such vacancies
                                                             or newly created directorship, or to replace the directors chosen by the directors then in office. A vacancy in any
     The Interland bylaws provide that vacancies on the      directorship which was previously filled by Thomas Weisel
board of directors may be filled by the affirmative vote     Capital Partners, LP or its transferees may be filled only
of a majority of the remaining members of the board,         by a vote of Thomas Weisel Capital Partners, LP or its
though less than a quorum. Newly created directorships       transferees in the manner prescribed above.
resulting from an increase in the authorized number of       transferees in the manner prescribed above.
directors shall be filled by the vote of a majority of
the directors present at a meeting at the time the action
is taken.

                       Amendments to Bylaws and Articles or Certificate of Incorporation
     Minnesota law and the Interland bylaws provide that           Delaware law requires a vote of the
the power to adopt, amend or repeal the bylaws is vested     corporation's board of directors followed by the
in the board (subject to certain notice requirements set     affirmative vote of a majority of the outstanding
forth in the Interland bylaws). Minnesota law provides       stock entitled to vote for any amendment to the
that the authority in the board of directors is subject      certificate of incorporation, unless a greater
to the power of the shareholders to change or repeal such    level of approval, or a class vote, is required by
bylaws by a majority vote of the shareholders at a           the certificate of incorporation. Further, Delaware
meeting of the shareholders called for such purpose, and     law states that if an amendment would increase or
the board of directors shall not make or alter any bylaws    decrease the aggregate number of authorized shares
fixing a quorum for meetings of shareholders, prescribing    of such class, increase or decrease the par value
procedures for removing directors or filling vacancies in    of shares of such class or alter or change the
the board of directors, or fixing the number of directors    powers, preferences or special rights of a
or their classifications, qualifications or terms of         particular class or series of stock so as to affect
office. Under Minnesota law, a shareholder or                them adversely, the class or series shall be given
shareholders holding 3% or more of the voting power of       the power to vote as a class notwithstanding the
all shares entitled to vote may propose a resolution to      absence of any specifically enumerated power in the
amend or repeal bylaws adopted, amended or repealed by       certificate of incorporation. The Hostcentric
the board, in which event such resolutions must be           certificate of incorporation provides that the
brought before the shareholders for their consideration      holders of shares of both the Series A preferred
pursuant to the procedures for amending the articles of      stock and Series B preferred stock shall vote on
incorporation.                                               all actions to be voted on by the stockholders of
                                                             the corporation together as a single class with the
     Minnesota law provides that a proposal to amend the     holders of shares of common stock. The holders of
articles of incorporation may be presented to the            shares of the preferred stock are entitled to the
shareholders of a Minnesota corporation by a resolution      number of votes equal to the number of shares of
(i) approved by the affirmative vote of a majority of the    common stock into which each share of the preferred
directors present or (ii) proposed by a shareholder or       stock is convertible as of the record date.
shareholders holding 3% or more of the voting shares
entitled to vote thereon. Under Minnesota law, any such            The certificate of incorporation further provides
amendment must be approved by the affirmative vote of a      that any amendment to the certificate which amends or
majority of the shareholders present and entitled to vote    waives any provision relative to the Series A preferred
thereon, except that the articles may provide for a          stock or Series B preferred stock must be approved by
specified proportion or number larger than a majority.       the holders representing at least 75% of the shares of
                                                             each series of stock voting separately.

                                                                   Delaware law also states that the power to adopt,
                                                             amend or repeal the bylaws of a corporation shall be in
                                                             the stockholders entitled to vote, provided that the
                                                             corporation in its certificate of incorporation may
                                                             confer such power on the board of directors in addition
                                                             to the stockholders. The Hostcentric certificate
                                                             expressly authorizes the board of directors to make,
                                                             adopt, alter, or repeal any or all of the bylaws of
                                                             Hostcentric.

                       Preferences and Other Rights of Certain Holders of Capital Stock

     Because Interland has issued and outstanding only             The holders of the Series A and Series B
common stock, each holder of outstanding capital stock of    preferred stock are entitled to a noncumulative
Interland is entitled to receive dividends and other         dividend at the per annum rate of 8% of the stated
distributions ratably out of funds legally available for     value of each such series of preferred stock. The
such purposes. Interland's board of directors may in the     stated value of the Series A and Series B preferred
future issue other classes of capital stock which carry      stock is $4.00 per share and $4.60 per share,
preferences to common stock on distributions.                respectively, subject to adjustment for certain
                                                             dilutive events.

                                                                   In the event of the liquidation of Hostcentric,
                                                             holders of the Series A and Series B preferred stock
                                                             are entitled to receive an amount equal to the greater
                                                             of (1) an amount per share equal to the sum of the
                                                             stated value of such series of preferred stock plus all
                                                             of the declared but unpaid dividends thereon or  (2)
                                                             the amount per share that the holder of each share of
                                                             such preferred stock would have received upon such
                                                             liquidation if such holder had converted such shares of
                                                             preferred stock into common stock immediately prior to
                                                             such liquidation. After payment of such liquidation
                                                             preference, the assets of Hostcentric shall be distributed among the holders of shares of common stock and restricted voting common stock. For purposes of the foregoing, a liquidation includes, among other things, a merger of Hostcentric
                                                             with another person or a sale of significant assets of
                                                             Hostcentric.

                                                                   Each share of Series A and Series B preferred
                                                             stock is convertible at any time at the option of the
                                                             holder into one share of common stock, subject to
                                                             adjustment of the conversion ratio for certain dilutive
                                                             events. Each share of such Series A and Series B
                                                             preferred stock will be automatically converted into
                                                             common stock upon (1) the completion of an underwritten
                                                             public offering meeting certain financial requirements
                                                             or (2) the approval of holders representing at least
                                                             51% of the shares of such series of preferred stock
                                                             then outstanding.

                             Indemnification of Directors, Officers and Employees
     Minnesota law and Delaware law both contain                   Although indemnification is permissive in
provisions setting forth conditions under which a            Delaware, a corporation may, through its certificate of
corporation may indemnify its directors, officers and        incorporation, bylaws or other intracorporate
employees. While indemnification is permitted only if        agreements, make indemnification mandatory. Pursuant to
certain statutory standards of conduct are met, Minnesota    this authority, the Hostcentric certificate and bylaws
law and Delaware law are substantially similar in            provide that Hostcentric shall indemnify its officers
providing for indemnification if the person acted in good    and directors to the fullest extent permitted under
faith and in a manner the person reasonably believed to      Delaware law.
be in or not opposed to the best interests of the
corporation and, with respect to any criminal action or
proceeding, had no reasonable cause to believe the
conduct was unlawful. The statutes differ, however, with
respect to whether indemnification is permissive or
mandatory, where there is a distinction between
third-party actions and actions by or in the right of the
corporation, and whether, and to what extent,
reimbursement of judgments, fines, settlements, and
expenses is allowed. The major difference between
Minnesota and Delaware law is that while indemnification
of officers, directors and employees is generally
mandatory under Minnesota law, indemnification is
permissive under Delaware law, except that a Delaware
corporation must indemnify a person who is successful on
the merits or otherwise in the defense of certain
specified actions, suits or proceedings for expenses and
attorney's fees actually and reasonably incurred in
connection therewith.

     Minnesota law requires a corporation to indemnify any director, officer or employee who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director, officer or employee, against judgments, penalties, fines, settlements and reasonable expenses. Minnesota law permits a corporation to prohibit or condition indemnification by so providing in its articles of incorporation or its bylaws. Interland has not limited the statutory indemnification in its articles of incorporation, however, and the bylaws of Interland state that Interland shall indemnify such persons for such expenses and liabilities to such extent as permitted by statute.

                                           Liabilities of Directors
     Under Minnesota law, a director may be liable to the           Under Delaware law, a certificate of
corporation for distributions made in violation of           incorporation may contain a provision limiting or
Minnesota law or a restriction contained in the              eliminating a director's personal liability to the
corporation's articles or bylaws. The Interland articles     corporation or its stockholders for monetary damages
provide that a director shall not be personally liable to    for a director's breach of fiduciary duty subject to
Interland or its shareholders for monetary liability         certain limitations. The Hostcentric certificate
relating to breach of fiduciary duty as a director,          provides that the corporation's directors shall not be
unless the liability relates to:                             personally liable to the corporation or its
                                                             stockholders for monetary damages for breach of
-    a breach of the director's duty of loyalty to the       fiduciary duty as a director, except for liability:
     corporation or its shareholders;

-    acts or omissions not in good faith or which            -    for any breach of the director's duty of
     involve intentional misconduct or a knowing                  loyalty to the corporation or its stockholders;
     violation of law;
                                                             -    for acts or omissions not in good faith or
-    liability for illegal distributions, sales of                which involve intentional misconduct or knowing
     unregistered securities and fraud in connection with         violation of law;
     the sale of securities;
                                                             -    for unlawful payment of dividend or unlawful
-    transactions where the director gained an                    stock purchase or redemption as set forth in
     improper personal benefit; or                                section 174 of the Delaware General Corporation
                                                                  Law; or
-    any acts or omissions occurring prior to the date
     on which the liability limitation provisions of the     -    for any transaction from which the director
     Interland articles became effective.                         derived an improper personal benefit.

     The Interland articles provide that any repeal or modification of the foregoing provisions shall not adversely affect any right or protection of a director of Interland existing at the time of such repeal or modification.

     The Interland articles also provide that if Minnesota law is amended to authorize further elimination of the personal liability of directors, then the liability of Interland directors shall be limited to the fullest extent permitted by Minnesota law, as so amended.

                                        Shareholder Approval of Merger

     Minnesota law provides that a resolution containing           In order to effect a merger under Delaware law, a
a plan of merger or exchange must be approved by the         corporation's board of directors must adopt an
affirmative vote of a majority of the directors present      agreement of merger and recommend it to the
at a meeting and submitted to the shareholders and           stockholders. The agreement must be approved and
approved by the affirmative vote of the holders of a         adopted by holders of a majority of the outstanding
majority of the voting power of all shares entitled to       shares of the corporation entitled to vote thereon
vote.                                                        unless the certificate of incorporation requires a
                                                             greater vote.

                                                                   In addition to the vote required by Delaware law,
                                                             the Hostcentric certificate of incorporation requires
                                                             the approval of a merger by a majority of the holders
                                                             of the aggregate number of outstanding shares of the
                                                             Series A preferred stock and the Series B preferred
                                                             stock voting together as a class.


                                  LEGAL MATTERS

         The legality of the shares of Interland common stock to be issued in the merger will be passed upon for Interland by Arnall Golden Gregory LLP.

                                    EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Interland, Inc. for the year ended August 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    ANNEX A

                               MERGER AGREEMENT

                                INTERLAND, INC.,

                       BOBCATCUB ACQUISITION CORPORATION,

                               HOSTCENTRIC, INC.

                                      AND

                              WILLIAM B. BUNTING,

                                STEVE HARTER AND

                            DOMINIQUE BELLANGER, AS

                         STOCKHOLDERS' REPRESENTATIVES



                          AGREEMENT AND PLAN OF MERGER

                         Dated as of December 19, 2002

                               TABLE OF CONTENTS

                                                                                                                 PAGE

ARTICLE I.        THE MERGER......................................................................................A-1
         1.1      The Merger......................................................................................A-1
         1.2      Effects of the Merger...........................................................................A-1
         1.3      Closing.........................................................................................A-2
ARTICLE II        CONVERSION AND EXCHANGE OF SHARES...............................................................A-2
         2.1      Conversion of Shares of Hostcentric Stock; Cash Consideration...................................A-2
         2.2      Escrow Fund.....................................................................................A-3
         2.3      Payment of Merger Construction..................................................................A-3
         2.4      Closing Adjustments.............................................................................A-4
         2.5      Changes in Capitalization.......................................................................A-4
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF HOSTCENTRIC...................................................A-5
         3.1      Organization, Standing and Power................................................................A-5
         3.2      Capital Structure...............................................................................A-6
         3.3      Authority.......................................................................................A-7
         3.4      Compliance with Laws and Other Instruments; Non-Contravention...................................A-7
         3.5      Technology and Intellectual Property Rights.....................................................A-8
         3.6      Financial Statements...........................................................................A-11
         3.7      No Undisclosed Liabilities.....................................................................A-11
         3.8      Taxes..........................................................................................A-11
         3.9      Absence of Certain Changes and Events..........................................................A-12
         3.10     Real Property; Leases in Effect................................................................A-15
         3.11     Personal Property..............................................................................A-15
         3.12     Litigation and Other Proceedings...............................................................A-15
         3.13     No Defaults....................................................................................A-16
         3.14     Major Contracts................................................................................A-16
         3.15     Material Reductions............................................................................A-17
         3.16     Employees......................................................................................A-17
         3.17     Employee Benefit Plans; ERISA; and Labor Relations.............................................A-18
         3.18     Certain Agreements.............................................................................A-21
         3.19     Environmental Matters..........................................................................A-21
         3.20     Brokers........................................................................................A-22

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                 PAGE

         3.21     Supplier and Customer Relationships............................................................A-22
         3.22     Product and Service Quality....................................................................A-22
         3.23     Disruptions....................................................................................A-22
         3.24     Insurance......................................................................................A-22
         3.25     Immigration Matters............................................................................A-22
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF INTERLAND AND MERGER SUB.....................................A-23
         4.1      Organization Standing and Power................................................................A-23
         4.2      Authority......................................................................................A-23
         4.3      General........................................................................................A-24
         4.4      Financial Statements...........................................................................A-24
         4.5      Absence of Certain Changes.....................................................................A-24
         4.6      Interland Shares...............................................................................A-25
         4.7      SEC Filings; S-4 Eligibility...................................................................A-25
         4.8      Brokers' and Finders' Fees.....................................................................A-25
         4.9      Capital Structure..............................................................................A-25
         4.10     Consents and Approvals; No Violations..........................................................A-25
         4.11     No Undisclosed Liabilities.....................................................................A-26
         4.12     Litigation and Other Proceedings...............................................................A-27
ARTICLE V         COVENANTS......................................................................................A-27
         5.1      Regular Course of Business.....................................................................A-27
         5.2      Amendments.....................................................................................A-27
         5.3      Capital Changes................................................................................A-27
         5.4      Dividends......................................................................................A-28
         5.5      Capital and Other Expenditures.................................................................A-28
         5.6      Borrowing......................................................................................A-28
         5.7      Full Access and Disclosure.....................................................................A-28
         5.8      Confidentiality................................................................................A-28
         5.9      Fulfillment of Conditions Precedent............................................................A-28

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                 PAGE

         5.10     Public Announcement............................................................................A-28
         5.11     Full Access and Disclosure.....................................................................A-29
         5.12     Confidentiality................................................................................A-29
         5.13     Fulfillment of Conditions Precedent............................................................A-29
         5.14     Public Announcement............................................................................A-29
ARTICLE VI        ADDITIONAL AGREEMENTS..........................................................................A-30
         6.1      Officers and Directors.........................................................................A-30
         6.2      Employee Benefits..............................................................................A-30
         6.3      Additional Agreements..........................................................................A-30
         6.4      Reserved.......................................................................................A-30
         6.5      No Solicitation................................................................................A-30
         6.6      Registration...................................................................................A-33
         6.7      Restrictions on Transferability of Interland Stock.............................................A-34
ARTICLE VII       CONDITIONS PRECEDENT...........................................................................A-35
         7.1      Conditions to Each Party's Obligation to Effect the Merger.....................................A-35
         7.2      Conditions of Obligations of Interland and Merger Sub..........................................A-35
         7.3      Conditions of Obligation of Hostcentric........................................................A-37
ARTICLE VIII      SURVIVAL; INDEMNIFICATION......................................................................A-38
         8.1      Survival Periods...............................................................................A-38
         8.2      Indemnification of Interland...................................................................A-38
         8.3      Indemnification of Hostcentric Stockholders....................................................A-40
ARTICLE IX        TERMINATION....................................................................................A-42
         9.1      Termination....................................................................................A-42
         9.2      Effect of Termination..........................................................................A-42
ARTICLE X         STOCKHOLDERS' REPRESENTATIVES..................................................................A-43
         10.1     Appointment and Acceptance.....................................................................A-43
         10.2     Authority......................................................................................A-43
         10.3     Actions........................................................................................A-44
         10.4     Effectiveness..................................................................................A-44

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                 PAGE

         10.5     Compensation and Reimbursement of Expenses of Stockholders' Representatives....................A-44
         10.6     Indemnification of Stockholders' Representative................................................A-44
         10.7     Status of the Stockholders' Representatives....................................................A-44
ARTICLE XI        MISCELLANEOUS..................................................................................A-45
         11.1     Entire Agreement; Binding Effect...............................................................A-45
         11.2     Governing Law..................................................................................A-45
         11.3     Notices........................................................................................A-45
         11.4     Severability...................................................................................A-46
         11.5     Assignment.....................................................................................A-46
         11.6     Counterparts...................................................................................A-47
         11.7     Amendment......................................................................................A-47
         11.8     Extension; Waiver..............................................................................A-47
         11.9     Interpretation.................................................................................A-47
         11.10    Knowledge......................................................................................A-47
         11.11    Transfer, Sales, Documentary, Stamp and Other Similar Taxes....................................A-47
         11.12    Costs..........................................................................................A-48
         11.13    Construction...................................................................................A-48
         11.14    No Third Party Beneficiaries...................................................................A-48


EXHIBITS

SCHEDULES

Interland Disclosure Schedule
Hostcentric Disclosure Schedule

                  AGREEMENT AND PLAN OF MERGER, dated as of December 19, 2002 (this "Agreement"), by and among INTERLAND, INC., a Minnesota corporation ("Interland"); BOBCATCUB ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Interland ("Merger Sub"); HOSTCENTRIC, INC., a Delaware corporation ("Hostcentric"), and WILLIAM B. BUNTING, STEVE HARTER and DOMINIQUE BELLANGER, as the Stockholders' Representatives (the "Stockholders' Representatives").

                  WHEREAS, the respective Boards of Directors of Interland and Merger Sub deem it to be advisable and in the best interests of their respective stockholders, and the Board of Directors of Hostcentric deems it to be advisable and in the best interests of its stockholders, to effect the merger of Hostcentric with Merger Sub (the "Merger") upon the terms and conditions provided for in this Agreement; and

                  WHEREAS, the Board of Directors of Hostcentric (i) has unanimously approved the Merger (ii) has or will have at the time of Closing obtained the requisite approval of the stockholders of Hostcentric ("Hostcentric Stockholders") to approve the Merger; and (iii) has, and does hereby, approve and adopt this Agreement and the Merger all in accordance with the Delaware Code (as hereinafter defined); and

                  NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  1.1 The Merger. Subject to the terms and conditions hereof, and in accordance with the Delaware General Corporation Law (the "Delaware Code"), Merger Sub will be merged with and into Hostcentric. The Certificate of Merger and any other required documents (collectively, the "Merger Documents"), substantially in the form attached as Exhibit 1.1, will be duly prepared, executed and acknowledged by Hostcentric and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the Delaware Code contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of Delaware (the "Effective Time"). Following the Merger, Hostcentric will continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Delaware and as a wholly-owned subsidiary of Interland, and the separate corporate existence of Merger Sub will cease.

                  1.2 Effects of the Merger. At and after the Effective Time, (a) the Merger will have all of the effects provided by the Merger Documents and applicable law, including, without limiting the generality of the foregoing and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Hostcentric and Merger Sub will vest in Hostcentric as the Surviving Corporation, and all debts, liabilities and duties of Hostcentric and Merger Sub shall become the debts, liabilities and duties of Hostcentric as the Surviving Corporation, (b) the Certificate of Incorporation of Merger Sub will be the Certificate of Incorporation of the Surviving Corporation until duly amended, (c) the Bylaws of Merger Sub will be the Bylaws of the Surviving Corporation until duly amended, (d) the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, to hold office until their successors are elected or appointed and qualified or until their resignation or removal, and (e) the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, to hold office until their successors are elected or appointed and qualified or until their resignation or removal.

                  1.3 Closing. The closing of the transactions contemplated by this Agreement ("Closing") will take place on a date as soon as practicable after all of the conditions set forth in Article VII are determined to be satisfied (or duly waived) (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., unless another date or place is agreed to in writing by Hostcentric and Interland. If all of the conditions set forth in
Article VII hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing (or on the next succeeding Business Day, if not a Business Day) the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of Delaware. The Closing will be deemed to have concluded at the Effective Time. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in Atlanta, Georgia are required or authorized to close.

                                  ARTICLE II

                       CONVERSION AND EXCHANGE OF SHARES

                  2.1 Conversion of Shares of Hostcentric Stock; Cash Consideration. At the Effective Time, each share of Hostcentric Stock (as defined in Section 3.2 hereof) issued and outstanding immediately prior to the Effective Time will automatically, by virtue of the Merger and without any action on the part of Interland, Merger Sub or Hostcentric, be converted into the right to receive, and become exchangeable for a portion of the Merger Consideration (as hereinafter defined) as provided in this Agreement. The Merger Consideration consists of two components: (A) 13,563,335 shares of common stock, par value $.01 per share of Interland ("Interland Common Stock"), which have been registered with the Securities and Exchange Commission ("SEC") on a registration statement on Form S-4 which has been declared effective and which shares have been approved for listing on NASDAQ (the "Merger Shares"); and (B) three million dollars ($3,000,000) in cash (the "Cash Consideration"). From and after the Effective Time, each Hostcentric Stockholder shall cease to have any rights as a stockholder of Hostcentric and such Hostcentric Stockholder's sole right shall be to receive its applicable share of the Merger Consideration, and all shares of outstanding Hostcentric Stock shall be cancelled and retired and cease to exist. No fractional shares of Interland Common Stock shall be issued and instead any Hostcentric Stockholder otherwise entitled to receive a fractional share shall receive an amount in cash equal to the value of such fractional share (computed using a valuation of $1.681 per share). Merger Shares will be subject to restrictions on transferability as provided in Section 6.7 hereof.

                  2.2 Escrow Fund. As security for the indemnification obligations described in Section 8.1, stock representing seventy percent (70%) of the Merger Shares and cash representing seventy percent (70%) of the Cash Consideration (collectively, the "Escrow Fund"), will be deposited and held in escrow on the Closing Date in accordance with the Escrow Agreement in form reasonably satisfactory to the parties hereto (the "Escrow Agreement"). The delivery of the Escrow Fund will be made by Interland on behalf of the Hostcentric Stockholders in accordance with the provisions hereof, with the same force and effect as if such consideration had been delivered by Interland directly to such holders and subsequently delivered by such holders to the escrow agent under the Escrow Agreement (the "Escrow Agent"). The cash portion of the Escrow Fund shall be paid by Interland on the Closing Date by wire transfer of immediately available Funds to the Escrow Agent pursuant to wiring instructions as provided in the Escrow Agreement. The portion of the Escrow Fund consisting of Interland Common Stock shall be paid by delivery to the Escrow Agent of confirmation by the Paying Agent (as defined in Section 2.3) that such shares have been issued, as more fully described in the Escrow Agreement. Payments of the Escrow Fund to the Hostcentric Stockholders shall be governed by the terms of the Escrow Agreement.

                  2.3      Payment of Merger Consideration.

                  (a) On or before the Closing Date, Interland shall cause to be deposited in a separate bank account (the "Exchange Account"), cash in an aggregate amount equal to thirty percent (30%) of the Cash Consideration and shall cause to be issued and set aside for the benefit of the Hostcentric Stockholders thirty percent (30%) of the Merger Shares (collectively, the "Exchange Fund"). On the Closing Date, the Exchange Fund shall be paid by Interland to the Hostcentric Stockholders entitled to receive Merger Consideration in accordance with written instructions provided by or on behalf of each Hostcentric Stockholder.

                  (b) Unclaimed Consideration. Any portion of the Exchange Fund that remains unclaimed by the persons otherwise entitled thereto after six
(6) months following the Effective Time shall be returned to Interland upon demand, and thereafter any such person shall look solely to Interland for payment of the applicable Merger Consideration. Neither Interland nor the Surviving Corporation shall be liable to any holder of Hostcentric's capital stock for any cash representing any portion of the Merger Consideration otherwise due to such holder that may be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (c) Investment of Exchange Fund. Interland may invest the Cash Consideration held in the Exchange Account in its discretion. Any interest and other income resulting from such investments shall be added to the Exchange Fund. The Hostcentric Stockholders receiving cash shall be entitled to any interest earned on the Exchange Fund pro rata in accordance with their interests in such cash.

                  (d) Dissenting Shares. Shares of Hostcentric's capital stock that have not been voted for approval of this Agreement and the Merger and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the Delaware Code ("Dissenting Shares") shall not be converted into the right to receive the applicable Merger

Consideration provided in Sections 2.1, 2.2 and 2.3(a) at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the Delaware Code or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Code or such holder's demand for such appraisal shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the applicable Merger Consideration provided in Sections 2.1, 2.2 and 2.3(a). Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII.

                  2.4      Closing Adjustments.

                  (a) The parties hereto acknowledge that Hostcentric has abandoned its leased space in Farmingdale, New York, and Hostcentric covenants that it shall use commercially reasonable best efforts to terminate the lease agreement with respect to such space (the "Long Island Lease") prior to Closing. If Hostcentric terminates the Long Island Lease prior to Closing for a cash payment of less than $180,000, the difference between such amount and $180,000 shall be paid at Closing to the Stockholders' Representatives to be distributed pro rata among the Hostcentric Stockholders until any amounts deducted from the Escrow Fund have been reimbursed and thereafter to be paid in full to the former preferred stockholders of Hostcentric in accordance with their prior ownership percentages of Hostcentric preferred stock. If Hostcentric terminates the Long Island Lease prior to or subsequent to Closing for a cash payment of more than $180,000, the difference between such amount and $180,000 shall be paid by the Surviving Corporation and shall constitute a claim against the Escrow Fund, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII.

                  (b) The parties hereto further acknowledge that Hostcentric has estimated unpaid closing costs (consisting of legal, accounting, financial advisory and printing costs) in excess of such costs already paid or accrued by Hostcentric of $300,000 for the transactions contemplated by this Agreement. The total amount of Hostcentric's unpaid closing costs shall be determined on the Closing Date. If such closing costs exceed $300,000, the difference between the amount of the closing costs and $300,000 shall be paid by the Surviving Corporation and shall constitute a claim against the Escrow Fund, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII. If such closing costs are less than $300,000, the difference between $300,000 and the amount of the closing costs shall be paid at Closing to the Stockholders' Representatives to be distributed pro rata among the Hostcentric Stockholders until any amounts deducted from the Escrow Fund have been reimbursed and thereafter to be paid in full to the former preferred stockholders of Hostcentric in accordance with their prior ownership of Hostcentric preferred stock.

                  2.5 Changes in Capitalization. In the event Interland changes (or establishes a record date for changing) the number of shares of Interland Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Interland Common Stock or in the event that shares of Interland Common Stock are converted or exchanged as a result of any consolidation or merger to which Interland is a party, and the record date or the Closing Date, as the case may be, therefor shall be prior to the Effective Time, the number of Merger Shares to be issued in connection with the Merger shall be adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction or converted to reflect such consolidation or merger.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF HOSTCENTRIC

                  Except as set forth in the disclosure schedule of Hostcentric (the "Hostcentric Disclosure Schedule") heretofore delivered by Hostcentric to and acknowledged as received by Interland and Merger Sub, Hostcentric represents and warrants to Interland and Merger Sub as follows, each of which is material to and relied upon by Interland:

                  3.1      Organization, Standing and Power.

                  (a) Hostcentric is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business make such qualification necessary, except for such failures to be so qualified and in good standing that would not reasonably be expected to have a Material Adverse Effect (defined below) on Hostcentric.

                  As used in this Agreement, "Material Adverse Effect" when used in connection with an entity means (i) a material adverse effect on the entity taken as a whole, or the operations or financial condition of the entity or its business as currently conducted taken as a whole, including without limitation the initiation or continuation of a bankruptcy proceeding or other insolvency action involving the entity, as debtor; excluding, however, any change, circumstance, event or condition to the extent resulting from (a) the economy or securities markets in general, or any outbreak of hostility, terrorist activities or war, or (b) any changes in general economic or regulatory conditions in the hosting industry generally;
         (ii) any adverse effect, whether or not material, on the binding nature, validity or enforceability of this Agreement or the Escrow Agreement as an obligation of the subject party, as a party thereto; or (iii) the prevention, prohibition or material impairment of the consummation of the transactions contemplated by any Transaction Document or any successful challenge to the validity, legality or enforceability of this Agreement. In this Agreement, a "Subsidiary" of any Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. In this Agreement, "Person" means any natural person, corporation, partnership, limited liability company, joint venture or other entity. In this Agreement, "Transaction Documents" means this Agreement, the Escrow Agreement, the Noncompetition Agreement, and all other agreements, certificates and documents required to be executed and/or delivered by any of the parties hereto pursuant to the terms and provisions of this Agreement.

                  Hostcentric has delivered, or will deliver, to Interland complete and correct copies of the Certificate of Incorporation and bylaws ("Charter Documents") of Hostcentric, in each case, as amended to the date hereof. The minute books and stock records of Hostcentric, complete and correct copies of which have been, or will be, delivered to Interland, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the Hostcentric Stockholders and its Board of Directors, and all original issuances and subsequent transfers, repurchases and cancellations of Hostcentric's capital stock. Section
         3.1 of the Hostcentric Disclosure Schedule contains a complete and correct list of the officers and directors of Hostcentric.

                  (b) Section 3.1(b) of the Hostcentric Disclosure Schedule attached hereto lists the name of each of the Subsidiaries and sets forth the number and class of the authorized capital stock of each of the Subsidiaries and the number of shares of each of the Subsidiaries which are issued and outstanding, all of which shares (except as set forth in Section 3.1(b) of the Hostcentric Disclosure Schedule) are owned by Hostcentric free and clear of all Liens. Except as set forth in Section 3.1(b) of the Hostcentric Disclosure Schedule, Hostcentric has no Subsidiaries, and does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

                  3.2 Capital Structure. The authorized capital stock of Hostcentric consists of (i) 6,500,000 shares of Series A Preferred Stock, par value $.01 per share, of which 6,225,436 shares are issued and outstanding, and 12,000,000 shares of Series B Preferred Stock, par value $.01 per share, of which 7,283,391 shares are issued and outstanding (collectively, the "Preferred Stock") and (ii) 100,000,000 shares of Common Stock, par value $.01 per share, of which 11,114,070 shares are issued and outstanding, and 7,000,000 shares of restricted voting common stock, $.01 par value, of which 5,052,757 shares are issued and outstanding (collectively, the "Common Stock"). The Preferred Stock and Common Stock are referred to herein, collectively, as the "Hostcentric Stock." The outstanding shares of Hostcentric Stock have been duly authorized, are validly issued, fully paid and nonassessable and are transferable or assignable in accordance with this Agreement, free and clear of any preemptive rights and other stockholder rights. The Hostcentric Stock is held of record by the Hostcentric Stockholders, as set forth on Exhibit A. The Hostcentric Stock was issued and has been transferred in material compliance with all applicable laws, including without limitation federal and state securities laws. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, subscriptions, commitments, agreements or other rights that relate to the issuance or acquisition of, or would require Hostcentric to issue or sell, any capital stock, equity interests or other securities of Hostcentric, or any security convertible into or exchangeable for any capital stock, equity interests or other securities of Hostcentric. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Hostcentric. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no agreements, understandings, trusts, or other collaborative arrangements or understandings concerning the voting, ownership or transfer of the capital stock of Hostcentric.

                  3.3 Authority. Hostcentric has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and all other agreements contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all the Transaction Documents by Hostcentric have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Hostcentric are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby (other than the filing and recordation of the Merger Documents as required by the Delaware
Code). Hostcentric has duly and validly executed and delivered this Agreement and prior to the Closing will have duly and validly executed and delivered all other agreements contemplated hereby to be executed and delivered by Hostcentric, and assuming due authorization, execution and delivery by Interland and Merger Sub, each of this Agreement and the Transaction Documents executed by Hostcentric constitutes a valid, binding and enforceable obligation of Hostcentric in accordance with its terms.

                  3.4 Compliance with Laws and Other Instruments; Non-Contravention. Except as set forth in Section 3.4 of the Hostcentric Disclosure Schedule, Hostcentric holds, and at all times has held, all material licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business in all material respects pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations. There are no violations or claimed violations known by Hostcentric of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and the Transaction Documents by Hostcentric, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or both, (i) conflict with, result in a breach of, or constitute a default under the Charter
Documents of Hostcentric or any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric is obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound; (ii) result in the creation of any Lien (as defined below) upon, or otherwise affect, any of the rights, properties or assets of Hostcentric; (iii) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric is obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound; or (iv) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric may be obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound. Section
3.4 of the Hostcentric Disclosure Schedule sets forth a copy or description of each material agreement, contract, commitment or other instrument binding upon Hostcentric requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Hostcentric Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Hostcentric or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). No consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a "Consent") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") or arbitrator is required by Hostcentric in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Hostcentric or the consummation of the Merger or any other transaction described herein, except approval of this Agreement by the Hostcentric Stockholders and for the filing by Hostcentric and Merger Sub of the appropriate Merger Documents with the Secretary of State of Delaware. The term "Lien" as used in this Agreement means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, any conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, notice or other instrument and mechanic's, materialmen's and other similar liens and encumbrances.

                  3.5      Technology and Intellectual Property Rights.

                  (a) For the purposes of this Agreement, "Hostcentric Intellectual Property" consists of the following intellectual property:

                           (i)      all United States and foreign patents,
trademarks, trade names, URLs, domain names, service marks, trade dress, moral and economic rights, copyrights, whether registered or unregistered, and any renewal rights therefor, mask works, inventions, schematics, databases, technical data, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how and applications and registrations for any of the foregoing;

                           (ii)     all documents, records and files relating
to design, development, license, end user and other documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

                           (iii)    all other tangible or intangible
proprietary information and materials; and

                           (iv)     all license and other rights in any third
party product or any third party intellectual property described in (i) through
(iii) above;

that are owned by or on behalf of Hostcentric or the Subsidiaries or that are being used, or are currently under development for use, in the business of Hostcentric or the Subsidiaries as it is currently or is currently planned to be conducted; provided, however, that Hostcentric Intellectual Property will not include any commercially available non-customized third party software, hardware or related intellectual property (the "Standard Software").

                  (b) Section 3.5 of the Hostcentric Disclosure Schedule lists or otherwise describes: (i) all patents, copyright registrations, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Hostcentric Intellectual Property and owned by or on behalf of Hostcentric or any Subsidiary; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Hostcentric or any Subsidiary and as to which Hostcentric claims exclusivity or a proprietary interest; and (iii) all licenses, sublicenses and other agreements to which Hostcentric is a party, except for licenses contained in customer hosting agreements and pursuant to which Hostcentric or any Subsidiary or any other person is authorized to use any Hostcentric Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

                  (c) Hostcentric Intellectual Property and Standard Software consists solely of items and rights that are either: (i) owned solely by Hostcentric or any Subsidiary; (ii) in the public domain; or (iii) rightfully used and authorized for use by Hostcentric or any Subsidiary pursuant to a valid license or other contractual right. All material agreements relating to Hostcentric Intellectual Property that consist of a material license or other material rights to third party property are listed in Section
3.5 of the Hostcentric Disclosure Schedule. Hostcentric and the Subsidiaries have all rights in Hostcentric Intellectual Property and Standard Software necessary to carry out Hostcentric's and the Subsidiaries' current activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Hostcentric Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

                  (d) To the knowledge of Hostcentric, neither Hostcentric nor any Subsidiary is, nor as a result of the execution or delivery of this Agreement and the Transaction Documents, or performance of Hostcentric's obligations hereunder or the consummation of the Merger, will Hostcentric or any Subsidiary be, in violation of any license, sublicense or other agreement relating to any Hostcentric Intellectual Property or Standard Software to which Hostcentric or any Subsidiary is a party or otherwise bound. Hostcentric is not obligated to provide any material consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Hostcentric or Interland, as successor to Hostcentric, in Hostcentric Intellectual Property or Standard Software.

                  (e) To the knowledge of Hostcentric, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Hostcentric or any Subsidiary does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, domain name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. To the knowledge of Hostcentric, no claims (i) challenging the validity, effectiveness, or ownership by Hostcentric or any Subsidiary of any Hostcentric Intellectual Property or Standard Software, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Hostcentric or any Subsidiary infringes on any intellectual property or other proprietary or personal right of any Person have been asserted to Hostcentric or, to the knowledge of Hostcentric, are threatened by any Person nor is there any basis therefor. To the knowledge of Hostcentric, there are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Hostcentric Intellectual Property or Standard Software, other than review of pending applications for patent, and there is not any information indicating that such proceedings are threatened by any Governmental Entity or any other Person nor is there any basis therefor. To the knowledge of Hostcentric, all granted or issued patents and mask works and all registered trademarks, service marks and copyright registrations owned by Hostcentric are valid, enforceable and subsisting. To the knowledge of Hostcentric, there is no unauthorized use, infringement, or misappropriation of any Hostcentric Intellectual Property by any third party, employee or former employee.

                  (f) Section 3.5 of the Hostcentric Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Hostcentric Intellectual Property. Hostcentric has secured from all parties who have created any portion of, or otherwise have any rights in or to, Hostcentric Intellectual Property valid and enforceable written assignments of any such work or other rights to Hostcentric except where the failure to have secured such assignments could not reasonably be expected to result in a Material Adverse Effect on Hostcentric.

                  (g) Hostcentric has obtained written agreements from all employees and from third parties with whom Hostcentric has shared confidential proprietary information (i) of Hostcentric or (ii) received from others that Hostcentric is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, which agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof.

                  3.6      Financial Statements.

                  (a) Section 3.6 of the Hostcentric Disclosure Schedule includes copies of the following consolidated financial statements of Hostcentric and its Subsidiaries ("Hostcentric's Financial Statements"): (i) Hostcentric's audited consolidated balance sheet and the consolidated statements of income, changes in stockholders' equity and cash flow of Hostcentric for the twelve (12) months as of and ending on December 31, 2001 and (ii) the unaudited consolidated balance sheet and statements of income of Hostcentric for the eleven (11) months ended November 30, 2002 ("Hostcentric's Most Recent Balance Sheet").

                  (b) Each of Hostcentric's Financial Statements (including the notes thereto) are true, complete and correct in all material respects, present fairly the financial condition and results of operations of Hostcentric as of the dates of such statements and for the periods covered, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments). Hostcentric's Financial Statements (including the notes thereto) are consistent with the books of account and records of Hostcentric and such books and records are correct and complete, in all material respects, and have been maintained in accordance with prudent and customary business practices.

                  3.7 No Undisclosed Liabilities. Except for Liabilities (as defined below) of the type set forth in Section 3.7 of the Disclosure Schedule, neither Hostcentric nor any Subsidiary has any debt, liability or obligation of any kind (and to the knowledge of Hostcentric there is no basis for any present or future proceeding that could reasonably be expected to give rise to any debt, liability or obligation), whether accrued, absolute, direct, indirect, contingent or otherwise, including any liability or obligation on account of Taxes (as defined below) or any penalty, interest or fine (collectively, the "Liabilities"), except for (a) liabilities incurred in the ordinary course of business after November 30, 2002, and that, individually or in the aggregate, could not have a Material Adverse Effect on Hostcentric; (b) liabilities that are accrued or reserved against in Hostcentric's Most Recent Balance Sheet in accordance with GAAP; (c) obligations under this Agreement or the other Transaction Documents; (d) obligations to perform or pay the executory portion of any contracts incurred in the ordinary course of business and not required under GAAP to be reflected in Hostcentric's Financial Statements; and (e) liabilities or obligations for Taxes incurred in the ordinary course of business.

                  3.8      Taxes.

                  (a) Except as set forth in Section 3.8(a) of the Hostcentric Disclosure Schedule, (i) Hostcentric has duly and timely paid all income, franchise, excise, sales, use, withholding, employment related, real and personal property and other taxes, customs, duties, fees, assessments and charges of any federal, state and local taxing authority of a Governmental Entity (each, a "Tax" and collectively, "Taxes") (whether or not shown on any Tax return), and all interest and penalties with respect thereto, required to be paid by Hostcentric (whether by way of withholding or otherwise) to any taxing authority, (ii) Hostcentric has withheld and paid all Taxes required to have been withheld and paid by Hostcentric in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder of Hostcentric, or any other Person transacting business with Hostcentric, (iii) Hostcentric has duly and timely filed all Tax returns, reports, declarations, claims for refunds, informational returns and statements and other statements, including any extensions (collectively, the "Tax Returns"), required to have been filed by Hostcentric and all such Tax Returns were correct and complete in all material respects, (iv) all deficiencies proposed as a result of any audit have been paid or settled or are in the process of being settled, (v) to Hostcentric's knowledge, no claim has ever been made by an authority in a jurisdiction where Hostcentric does not file a Tax Return that it is or may be subject to taxation by that jurisdiction and (vi) there are no Liens on any of the assets of Hostcentric that arose in connection with any failure (or alleged failure) to pay any Tax when due.

                  (b) Hostcentric is not a party to, or bound by, or otherwise in any way obligated under, any Tax sharing or similar agreement. Hostcentric (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Hostcentric) or (B) does not have any Liability for the Taxes of any Person (other than Hostcentric and its affiliates) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (c) Hostcentric has not consented to have the provisions of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (or comparable state law) apply to it, and Hostcentric has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

                  (d) Hostcentric knows of no reason to expect any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been filed. To Hostcentric's knowledge, there is no dispute or proceeding concerning any Liability for Taxes of Hostcentric claimed or raised by any Governmental Entity in writing.

                  (e) Hostcentric has not made or become obligated to make, nor, as a result of the transactions contemplated herein or in the other Transaction Documents, will it make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

                  (f)      Hostcentric has never filed a consent pursuant to
Section 341(f) of the Code, relating to collapsible corporations.

                  3.9 Absence of Certain Changes and Events. Except as set forth on Schedule 3.9, and except as contemplated hereby, since November 30, 2002 Hostcentric has conducted its business only in the ordinary course, consistent with past practice and, since such date, there has not been:

                  (a) Any transaction involving more than $25,000 per year entered into by Hostcentric outside of the ordinary course of business;

                  (b) Any Material Adverse Effect on Hostcentric and there have not been any events that, either individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect on Hostcentric;

                  (c) Any loss of or damage to any of the properties of Hostcentric due to fire or other casualty or other loss, whether or not insured, amounting to more than $25,000 in the aggregate;

                  (d) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Hostcentric or any Subsidiary, or any repurchase, redemption, retirement or other acquisition by Hostcentric or any Subsidiary of any outstanding shares of its capital stock, or other securities of, or other equity or ownership interests in, Hostcentric or any Subsidiary;

                  (e) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Hostcentric Most Recent Balance Sheet and current liabilities incurred since November 30, 2002 in the ordinary course of business;

                  (f) Any amendment to the Charter Documents of Hostcentric or any amendment of any term of any outstanding security of Hostcentric;

                  (g) Any incurrence, assumption or guarantee by Hostcentric or any Subsidiary of any indebtedness for borrowed money outside of the ordinary course of business;

                  (h) Any creation or assumption by Hostcentric or any Subsidiary of any Lien on any asset other than in the ordinary course of business;

                  (i) Any making of any loan, advance or capital contributions to, or investment in, any Person outside of the ordinary course of business;

                  (j) Any sale, lease, pledge, transfer or other disposition of any capital assets (1) to any Hostcentric Stockholders irrespective of the value or (2) to any other Person, except for fair value received having an aggregate value exceeding $25,000;

                  (k) Any material transaction or commitment made, or any material contract or agreement entered into, by Hostcentric relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Hostcentric or any Subsidiary of any contract or other right other than in the ordinary course of business, or any change in accounting practices;

                  (l) Other than in the ordinary course of business or as evidenced by the Hostcentric employment manual which has been delivered to Interland and which reflects the current policies of Hostcentric except where otherwise indicated in Section 3.17 of the Hostcentric Disclosure Schedule, any
(i) grant of any severance or termination pay to any director, officer or employee of Hostcentric or any Subsidiary, (ii) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Hostcentric or any Subsidiary, (iii) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of Hostcentric or any Subsidiary, (v) establishment of or amendment to any Employee Plan (as defined in Section 3.17), or (vi) change in the payment or accrual policy with respect to any of the foregoing (it being understood that all transactions identified in subparts (i) to (v) involving any Hostcentric Stockholder after November 30, 2002 are disclosed in the Disclosure Schedule), and the consummation of the transactions contemplated herein will not result in any of the changes specified in (i) to (vi);

                  (m) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Hostcentric, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Hostcentric;

                  (n) Any notes or accounts receivable or portions thereof written off by Hostcentric or any Subsidiary as uncollectible (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person in an aggregate amount exceeding $25,000;

                  (o) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Hostcentric is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Hostcentric or phantom stock interest in Hostcentric;

                  (p) Any cancellation of any debts or claims to the knowledge of Hostcentric or waiver of any rights (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person having an aggregate value exceeding $25,000;

                  (q) Any sale, assignment or transfer of any Hostcentric Intellectual Property or other similar assets, including licenses therefor, (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person having an aggregate value exceeding $25,000;

                  (r) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment outside of the ordinary course of business in an aggregate amount exceeding $25,000;

                  (s) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Hostcentric or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such Person; or

                  (t) Any agreement, undertaking or commitment to do any of the foregoing.

                  3.10 Real Property; Leases in Effect. Neither Hostcentric nor any Subsidiary owns any real property. All real property and personal property leases and subleases to which Hostcentric or any Subsidiary is a party (excluding contracts and arrangements for co-location facilities) and any amendments or modifications thereof are listed in Schedule 3.10 of the Hostcentric Disclosure Schedule (each a "Lease" and collectively, the "Leases") and are valid and in full force and effect, and there are no existing material defaults on the part of Hostcentric or any Subsidiary, and neither Hostcentric nor any Subsidiary has received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Hostcentric or any Subsidiary thereunder. True and complete copies of each Lease have been provided to Interland, and such Leases constitute the entire understanding relating to Hostcentric's use and occupancy of the leased premises. To the knowledge of Hostcentric, the improvements located on the real property described in the Leases are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against Hostcentric or any Subsidiary.

                  3.11     Personal Property. Except as set forth on Section
3.11 of the Hostcentric Disclosure Schedule, Hostcentric has good and indefeasible title, free and clear of all title defects and Liens (excepting, however, where such title defects or Liens do not involve an amount exceeding $25,000 in the aggregate) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Hostcentric Most Recent Balance Sheet, except for acquisitions and dispositions since November 30, 2002. The Hostcentric Disclosure Schedule lists (a) all material computer equipment and (b) all other personal property, in each case having a depreciated book value of $25,000 or more, which are used by Hostcentric in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Hostcentric in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

                  3.12     Litigation and Other Proceedings.

                  (a) Except as set forth on Section 3.12 of the Hostcentric Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Hostcentric, threatened against Hostcentric, any Subsidiary, or any of their respective properties and assets before any court or arbitrator or any Governmental Entity in which the amount involved exceeds $25,000. Hostcentric is not subject to any order, writ, judgment, decree, or injunction in which the amount involved exceeds $25,000.

                  (b) Except as set forth on Section 3.12 of the Hostcentric Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Hostcentric, threatened against any present or former officer or director of Hostcentric with respect to actions taken in their capacities as directors or officers of Hostcentric, and to Hostcentric's knowledge there is no reasonable basis for asserting any such action, suit, claim, investigation or proceeding.

                  3.13     No Defaults.

                  (a) Hostcentric is not, nor to its knowledge would it be, with the passage of time, giving of notice or both, in default or violation of any term, condition, or provision of (a) the Charter Documents; (b) any judgment, decree, or order applicable to Hostcentric; or (c) any loan or credit agreement, note, bond, mortgage or lease to which Hostcentric is now a party or by which it or any of its properties or assets may be bound.

                  (b) Hostcentric is not, nor to its knowledge would it be, with the passage of time, giving of notice or both, in default under any term, condition or provision of any indenture, contract, agreement, license or other instrument to which Hostcentric is now a party or by which it or any of its properties or assets may be bound in which the amount involved exceeds $25,000 annually.

                  3.14 Major Contracts. Except as set forth on Section 3.14 of Hostcentric Disclosure Schedule, neither Hostcentric nor any Subsidiary is a party to or subject to any of the following:

                  (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

                  (b) Any plan or contract providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

                  (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                  (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds $25,000 annually or pursuant to which Hostcentric has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

                  (e) Any agreement, license, franchise, permit, indenture, or authorization in which the amount involved exceeds $25,000 annually which may be terminated as a result of the execution of this Agreement or any other agreements contemplated hereby, or the consummation of the Merger;

                  (f) Except for trade indebtedness in which the amount involved does not exceed $25,000, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise;

                  (g) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in licensed software applications);

                  (h) Any customer contract or agreement (including month-to-month agreements) containing covenants purporting to limit Hostcentric's freedom to compete in any line of business in any geographic area; or

                  (i) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Hostcentric or any Subsidiary of more than $25,000 in the aggregate annually.

                  All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Hostcentric Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and neither Hostcentric nor any Subsidiary has, nor, to the knowledge of Hostcentric, has any other party thereto, breached any provisions of, or defaulted in any respect under the terms thereof, which would have a Material Adverse Effect on Hostcentric. Since November 30, 2002, neither Hostcentric nor any Subsidiary has amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Hostcentric has provided Interland with a copy of such amendment, modification or termination.

                  In this Agreement, a "material contract," a "material agreement" or a "material commitment" of Hostcentric requiring disclosure herein is any agreement, contract or commitment that obligates or entitles Hostcentric to incur expenses or creates a financial obligation or benefit in the aggregate amount of $25,000 or more annually, and which is not terminable without liability on thirty (30) days' notice or less.

                  3.15 Material Reductions. To the knowledge of Hostcentric, none of the parties to any of the contracts identified in the Hostcentric Disclosure Schedule pursuant to Section 3.14 have terminated, or, to the knowledge of Hostcentric, expressed to Hostcentric an intent to materially reduce or terminate the amount of its business with Hostcentric in the future.

                  3.16 Employees. Except as disclosed on Section 3.16 of the Hostcentric Disclosure Schedule:

                  (a) Hostcentric is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

                  (b) Hostcentric has never been and, to the knowledge of Hostcentric, is not now subject to a union organizing effort.

                  (c) Hostcentric does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto.

                  (d) Hostcentric is not a party to any pending, or to Hostcentric's knowledge, threatened, labor dispute.

                  (e) To Hostcentric's knowledge, Hostcentric is in material compliance with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women.

                  (f) There are no claims pending, or, to the knowledge of Hostcentric, threatened to be brought, in any court or administrative agency by any former or current Hostcentric employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending or, to the knowledge of Hostcentric, threatened in any court or administrative agency from any current or former employee or any other Person arising out of Hostcentric's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

                  (g) Any persons engaged by Hostcentric as independent contractors, rather than employees, have been properly classified as such and have been so engaged in compliance with all applicable federal, state or local laws.

                  3.17 Employee Benefit Plans; ERISA; and Labor Relations. Except as set forth on Section 3.17 of the Hostcentric Disclosure Schedule:

                  (a) With respect to Hostcentric and any entity which is considered one employer with Hostcentric under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code (an "ERISA Affiliate"), Section 3.17 of the Hostcentric Disclosure
Schedule includes a list of the employee benefit plans, programs, policies or contracts providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, change in control, deferred compensation or other employee benefits (including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), for which Hostcentric or any ERISA Affiliate contributes, maintains or is liable (whether contingent or otherwise) for, on behalf of, or for the benefit of, any current employee of Hostcentric (an "Employee") or former employee, consultant, service provider or director of Hostcentric or any ERISA Affiliate (any such plan or other arrangement, an "Employee Plan"). There is no pending or, to Hostcentric's knowledge, threatened proceeding, other than routine claims for benefits, relating to the Employee Plans. Hostcentric has not engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Hostcentric to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                  (b) Hostcentric has delivered to Merger Sub, with respect to each Employee Plan, true and complete copies, as applicable, of:

                           (i)      the documents embodying and relating to
such Employee Plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modifications thereto, if any, and employee handbooks;

                           (ii)     annual reports, including, but not limited
to, Forms 5500, 990 and 1041, for the last three (3) years for the Employee Plan and any related trust;

                           (iii)    actuarial valuation reports and financial
statements for the last three (3) years for the Employee Plan; and

                           (iv)     each communication involving the Employee
Plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), or any other governmental authority.

                  (c) Neither Hostcentric nor any ERISA Affiliate has ever maintained, contributed to, or been liable for an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                  (d) All contributions required to be made under the terms of any Employee Plan with respect to all periods through the date hereof have been timely made or have been reflected on the face of Hostcentric's Most Recent Balance Sheet (rather than in any notes thereto).

                  (e) Hostcentric has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" ("MEWA") (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

                  (f) Hostcentric is not liable for, and neither the Hostcentric nor Merger Sub will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Plan were applicable to the ERISA Affiliate in the same manner as it applies to Hostcentric).

                  (g) Hostcentric, each ERISA Affiliate, each Employee Plan and each Employee Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Section 3.17 of the Hostcentric Disclosure Schedule lists the name of each Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Plan, whether pursuant to FMLA, COBRA or otherwise.

                  (h)      With respect to each Employee Plan:

                           (i)      the Employee Plan complies in all material
respects with, and has been maintained and operated in accordance with, its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

                           (ii)     the Employee Plan is not under audit or
investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

                           (iii)    if the Employee Plan purports to provide
benefits that qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Plan satisfies the requirements of said Section(s); and

                           (iv)     if the Employee Plan purports to be a
voluntary employee beneficiary association ("VEBA"), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto.

                  (i) Hostcentric is not subject to any liens or excise or other taxes under ERISA, the Code, or other applicable law relating to any Employee Plan.

                  (j) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due any Employee.

                  (k) No amounts payable under any Employee Plan in connection with the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (l) No Employee Plan in any way provides for any health or welfare benefits (other than under COBRA or the Federal Social Security Act) to any Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, Hostcentric or an ERISA Affiliate (or a beneficiary of any such person), nor have any representations, agreements, covenants or commitments been made to provide such benefits.

                  (m) All employees involved in the conduct or operation of the Business are employees of Hostcentric.

                  (n) (i) there is no unfair labor practice, charge, grievance, stoppage or complaint or other proceeding pending or, to the knowledge of Hostcentric, threatened against Hostcentric before the National Labor Relations Board or any other Governmental Entity,

                           (ii)     there is no labor strike, slowdown or
stoppage pending or threatened, against Hostcentric, and

                           (iii)    there has not been any, and there are no,
pending collective bargaining negotiations relating to the employees of Hostcentric. There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of Hostcentric, no such petitions have been pending within the past two (2) years, and there has not been any general solicitation of representation cards by any union seeking to represent the employees of Hostcentric as their exclusive bargaining agent at any time within the past two
(2) years.

                  3.18 Certain Agreements. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby will: (a) result in any payment by Hostcentric (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Hostcentric under any Employee Plan, agreement, or otherwise, (b) increase any benefits otherwise payable under any Employee Plan or agreement or (c) result in the acceleration of the time of payment or vesting of any such benefits.

                  3.19     Environmental Matters.

                  (a) Hostcentric has complied, in all material respects, with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws");

                  (b) Hostcentric has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws;

                  (c) to the knowledge of Hostcentric, there is not now any underground storage tank or asbestos on any real property operated or leased by Hostcentric;

                  (d) Hostcentric has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property operated or leased by Hostcentric; and

                  (e) to the knowledge of Hostcentric, there are no "Environmental Liabilities." For purposes of this Agreement, "Environmental Liabilities" are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to Hostcentric's operations or activities, or any real property at any time operated or leased by Hostcentric, or any Hostcentric Stockholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

                  3.20 Brokers. Except as described in Section 3.20 of the Hostcentric Disclosure Schedule, no broker, finder or investment bankers is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Hostcentric.

                  3.21 Supplier and Customer Relationships. To the knowledge of Hostcentric, it has good commercial working relationships with its material customers and suppliers. No customer accounting for more than five percent (5%) of Hostcentric's revenues in any month during the last seven calendar months ending November 30, 2002 has canceled or otherwise terminated its relationship with Hostcentric, decreased or limited materially the amount of product or services ordered from Hostcentric or threatened in writing (or to Hostcentric's knowledge orally) to take any such action.

                  3.22 Product and Service Quality. To the knowledge of Hostcentric, all services provided by Hostcentric or any Subsidiary to customers on or prior to the date hereof conform to applicable contractual commitments, implied warranties not disclaimed, express warranties, product specifications and quality standards published by Hostcentric in all material respects. Hostcentric has no material liability (and Hostcentric has no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Hostcentric giving rise to any liability) for replacement or repair thereof, or for the taking of any remedial action with respect thereto or other damages in connection therewith. Hostcentric has not received any written complaint from a customer that alleges that Hostcentric is in material breach of the customer contract or the agreed upon service level commitments, except for those that Hostcentric reasonably believes can be addressed without resulting in a material liability. Hostcentric's data privacy policy is as set forth on its web site and in Section 3.22 of the Hostcentric Disclosure Schedule.

                  3.23 Disruptions. Since November 30, 2002 there has not occurred any material disruption to network operations, or any material delays in planned facility or network build out or construction activities, or any material performance failures by Hostcentric, or other material service disruptions, that have resulted in material customer complaints or material breaches of customer installation commitments, in each case with respect to Hostcentric, which individually or in the aggregate, have a Material Adverse Effect.

                  3.24 Insurance. Section 3.24 of the Hostcentric Disclosure Schedule contains a true, correct and complete list of all of the insurance policies maintained by Hostcentric, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy, and the name and phone number of the insurance agent in respect thereto. Such policies are paid up to date, and no notice of cancellation has been received.

                  3.25     Immigration Matters.

                  (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Hostcentric, Hostcentric has complied in all material respects with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status for any and all employees whose employment authorization documents indicated a limited period of employment authorization.

                  (b) Section 3.25 of the Hostcentric Disclosure Schedule contains a true and complete list of all employees of each Hostcentric, if any, who to Hostcentric's knowledge are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

                  (c) Hostcentric has only employed individuals authorized to work in the United States. Hostcentric has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

                  (d) The consummation of the transactions contemplated by this Agreement will not, (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States, or (iii) cause any current employee to become unauthorized to work in the United States.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF INTERLAND AND MERGER SUB

                  Except as set forth in the disclosure schedule attached to this Agreement (the "Interland Disclosure Schedule") each of Merger Sub and Interland jointly and severally represents and warrants to Hostcentric and the Hostcentric Stockholders as follows, each of which is material to and relied upon by Hostcentric and the Hostcentric Stockholders:

                  4.1 Organization Standing and Power. The Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, based or operated by it or the nature of its business make such qualifications necessary, except for such failures to be so qualified and in good standing that would not be expected to have a Material Adverse Effect on Merger Sub. Interland is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, based or operated by it or the nature of its business make such qualifications necessary, except for such failures to be so qualified and in good standing that would not be expected to have a Material Adverse Effect on Interland.

                  4.2 Authority. Each of Interland and Merger Sub has all necessary corporate power to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and all other documents contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Merger Sub and Interland of this Agreement and all the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on the part of Merger Sub and Interland, respectively, and no other corporate proceedings on the part of Merger Sub or Interland are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby. Each of Interland and Merger Sub has duly and validly executed and delivered this Agreement, and prior to the Closing Date will have duly and validly executed and delivered all other agreements contemplated hereby to be executed and delivered by Interland and Merger Sub, and assuming due authorization, execution and delivery by Hostcentric, each of this Agreement and the Transaction Documents constitutes a valid, binding and enforceable obligation of Merger Sub and Interland in accordance with its terms.

                  4.3 General. There is no fact within the knowledge of Merger Sub or Interland that (a) is likely to have a Material Adverse Effect on the ability of Merger Sub or Interland to comply with or perform any covenant or obligation under this Agreement or (b) is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

                  4.4      Financial Statements.

                  (a) Section 4.4(a) of the Interland Disclosure Schedule includes copies of the following financial statements of Interland ("Interland's Financial Statements"): the audited balance sheet and statements of income, changes in stockholders' equity and cash flow of Interland for the twelve (12) months as of and ending on August 31, 2002.

                  (b) Each of Interland's Financial Statements (including the notes thereto) are true, complete and correct in all material respects, present fairly the financial condition and results of operations of Interland as of the dates of such statements, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments).

                  4.5      Absence of Certain Changes. Except as provided in
Section 4.5 of the Interland Disclosure Schedule and except as contemplated hereby, since August 31, 2002 Interland has conducted its business only in the ordinary course consistent with past practice, and since such date there has not been:

                  (a) any Material Adverse Effect on Interland and there have not been any events that, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect on Interland;

                  (b) any material change in Interland's accounting methods or practices;

                  (c) any material liabilities incurred by Interland, whether due or to become due, except in the ordinary course of business consistent with past practices, or a failure to satisfy, or a delay or postponement of payment of, any of its Liabilities as the same becomes due and owing.

                  4.6 Interland Shares. The issuance and delivery by Interland of Interland Common Stock in accordance with this Agreement have been duly and validly authorized by all necessary corporate action by Interland and, when issued in accordance with the terms and provisions of this Agreement, such Interland Common Stock will be duly authorized, fully paid and non-assessable, will not be subject to any preemptive or other statutory or contractual rights of stockholders, will be issued in compliance with all United States federal and state securities laws, will be approved for listing on NASDAQ at the time of issuance and will be registered pursuant to the Registration Statement (as defined in Section 6.6(a) hereof).

                  4.7      SEC Filings; S-4 Eligibility. Except as provided in
Section 4.7 of the Interland Disclosure Schedule, Interland has filed all reports and filings with the SEC required pursuant to the Securities Act or the Securities Exchange Act of 1934 ("Exchange Act") on a timely basis. Except as provided in Section 4.7 of the Interland Disclosure Schedule, each such report or filing is true, correct and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Interland is eligible to file the Registration Statement (as defined in Section 6.6(a) hereof).

                  4.8 Brokers' and Finders' Fees. Neither the Merger Sub nor Interland has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents or any transaction contemplated thereby which would result in any Person having a claim against Hostcentric or the Hostcentric Stockholders arising from the non-payment of any such fees, commissions or similar charges.

                  4.9 Capital Structure. The authorized capital stock of Interland consists of 210,000,000 shares of par value $.01 stock which is divisible into classes and series by the Board of Directors, of which 141,381,601 shares of common stock are issued and outstanding as of November 15, 2002. All outstanding shares of Interland common stock have been duly authorized, are validly issued, fully paid and nonassessable, and were issued free and clear of any preemptive rights or other stockholder rights. The outstanding shares of Interland common stock were issued in material compliance with all applicable laws, including without limitation federal and state securities laws.

                  4.10 Consents and Approvals; No Violations. Interland holds and at all times has held, all material licenses, permits and authorizations from all Governmental Entities necessary for the lawful conduct of its business in all material respects pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction of them or any part of their operations. The consummation of the transactions contemplated by the Transaction Documents:

                  (a) will not conflict with or violate any provision of the articles or certificate of incorporation or by-laws of either the Merger Sub or Interland, or any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

                  (b) will not require any consent, approval or waiver of, any filing by the Merger Sub or Interland with, or any notice by the Merger Sub or Interland to, any Person (other than as set forth in Section 4.10 of the Interland Disclosure Schedule),

                  (c) will not result in a violation or breach of, will not constitute (with or without due notice or lapse of time or both) a default under, or will not require any notice under, any of the terms, conditions or provisions of any contract, loan or credit agreement, note, bond, mortgage or lease to which either the Merger Sub or Interland is a party or by which either the Merger Sub or Interland or any of their respective assets may be bound, and

                  (d) will not terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which Interland or Merger Sub is a party, or under which Interland or Merger Sub is obligated, or by which Interland or Merger Sub or any of the rights, properties or assets of Interland or Merger Sub are subject to or bound;

                  (e) will not accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Interland or Merger Sub is a party, or under which Interland or Merger Sub is obligated, or by which Interland or Merger Sub or any of the rights, properties or assets of Interland or Merger Sub are subject to or bound. Section 4.10 of the Interland Disclosure Schedule sets forth a copy or description of each material agreement, contract or other instrument binding upon Interland or Merger Sub requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Interland Disclosure Schedule pursuant to the preceding provisions of this Section 4.10) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Interland and Merger Sub or the consummation of the merger or any other transaction described herein; and

                  (f) will not violate or breach any law or order applicable to the Merger Sub or Interland.

                  4.11 No Undisclosed Liabilities. Except for Liabilities of the type set forth in Section 4.11 of the Interland Disclosure Schedule, neither Interland nor Merger Sub has any debt, liability or obligation of any kind (and to the knowledge of Interland and Merger Sub there is no basis for any present or future proceeding that could reasonably be expected to give rise to any debt, liability or obligation), whether accrued, absolute, direct, indirect, contingent or otherwise including any liability or obligation on account of Taxes or any penalty, interest or fine, except for

                  (a) liabilities incurred in the ordinary course of business after August 31, 2002, and that individually or in the aggregate, could not have a Material Adverse Effect on Interland or Merger Sub;

                  (b)      liabilities that are accrued or reserved against in

Interland's August 31, 2002 audited balance sheet in accordance with GAAP;

                  (c) obligations under this Agreement or other Transaction Documents; and

                  (d) obligation to perform or pay the executory portion of any contracts incurred in the ordinary course of business and not required under GAAP to be reflected in Interland's Financial Statements.

                  4.12 Litigation and Other Proceedings. There is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Interland or Merger Sub, threatened against Interland, Merger Sub any Subsidiary, or any of their respective properties and assets before any court or arbitrator or any Governmental Entity which is not fully disclosed in the Interland Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended August 31, 2002, or in which the amount involved exceeds $850,000. Interland is not subject to any order, writ, judgment, decree or injunction in which the amount involved exceeds $850,000.

                                   ARTICLE V

                                   COVENANTS

                  Hostcentric hereby covenants and agrees with Interland and Merger Sub that from the date hereof until the Closing Date:

                  5.1 Regular Course of Business. Hostcentric shall operate its business diligently and consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time) all leases and contracts in effect without change except as expressly provided herein; shall comply in all material respects with the provisions of all regulations and orders applicable to Hostcentric and the conduct of its business; shall not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $25,000 other than in connection with returns for credit or replacement in the ordinary course of business; and shall not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business.

                  5.2 Amendments. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in the Certificate of Incorporation or bylaws of Hostcentric.

                  5.3 Capital Changes. Hostcentric shall not issue or sell any shares of Hostcentric Stock or issue or sell other equity interests in Hostcentric except upon the exercise of currently outstanding options and warrants.

                  5.4 Dividends. Neither Hostcentric nor any Subsidiary shall declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall Hostcentric or any Subsidiary, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

                  5.5 Capital and Other Expenditures. Neither Hostcentric nor any Subsidiary shall make any capital expenditures, or commitments with respect thereto, outside of the ordinary course of business in excess of $25,000.

                  5.6 Borrowing. Neither Hostcentric nor any Subsidiary shall incur, assume or guarantee any indebtedness not reflected on the Hostcentric Financial Statements except in the ordinary course of business under existing credit facilities or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with Interland.

                  5.7      Full Access and Disclosure.

                  (a) Hostcentric shall afford to Fabrice Klein, the designated representative of Interland (the "Interland Representative"), reasonable access during business hours to Hostcentric's properties, books and records in order that Interland may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Hostcentric; and Hostcentric shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Interland Representative shall from time to time reasonably request.

                  (b) From time to time prior to the Closing Date, Hostcentric shall promptly supplement or amend information previously delivered to Interland with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

                  5.8 Confidentiality. Hostcentric agrees that unless and until the transactions contemplated hereby have been consummated, Hostcentric and its representatives and its affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Interland or any of its affiliates in connection with the transactions contemplated hereby.

                  5.9 Fulfillment of Conditions Precedent. Hostcentric shall use its reasonable best efforts to obtain at its expense all such waivers, permits, consents, approvals or other authorizations from third parties and authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

                  5.10 Public Announcement. Hostcentric will not disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Hostcentric determines in good faith to be required by applicable law) without the prior written agreement of Interland, which agreement shall not be unreasonably withheld or delayed. Any press release or other announcement disseminated by Hostcentric concerning this Agreement will not disclose the names of any Hostcentric Stockholders without their prior written consent.

                  Interland hereby covenants and agrees with Hostcentric that from the date hereof until the Closing Date:

                  5.11     Full Access and Disclosure.

                  (a) Interland shall afford to Gregory H. Upham, the designated representative of Hostcentric (the "Hostcentric Representative"), reasonable access during business hours to Interland's properties, books and records in order that Hostcentric may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Interland; and Interland shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Hostcentric Representative shall from time to time reasonably request.

                  (b) From time to time prior to the Closing Date, Interland shall promptly supplement or amend information previously delivered to Hostcentric with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

                  5.12 Confidentiality. Interland agrees that unless and until the transactions contemplated hereby have been consummated, Interland and its representatives and its affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Hostcentric or any of its affiliates in connection with the transactions contemplated hereby.

                  5.13 Fulfillment of Conditions Precedent. Interland shall use its reasonable best efforts to obtain at its expense all such waivers, permits, consents, approvals or other authorizations from third parties and authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

                  5.14 Public Announcement. Interland will not disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Interland determines in good faith to be required by applicable law) without the prior written agreement of Hostcentric, which agreement shall not be unreasonably withheld or delayed. Any press release or other announcement disseminated by Interland concerning this Agreement will not disclose the names of any Hostcentric Stockholders without their prior written consent.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

                  Interland, Merger Sub and Hostcentric each agree to take the following actions after the execution of this Agreement.

                  6.1 Officers and Directors. Interland hereby unconditionally guarantees all rights to indemnification existing on the date hereof in favor of the present or former officers and directors of Hostcentric as well as all other parties entitled to indemnification under Hostcentric's Certificate of Incorporation with respect to actions taken in their authorized capacities prior to the Effective Time and any applicable indemnification agreements (copies of which have been provided to Interland), all of which will survive the Merger and continue in full force and effect following the Effective Time.

                  6.2 Employee Benefits. Nothing contained herein will be considered as requiring Hostcentric or Interland to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Hostcentric or employment with Interland is not offered or implied for any other employees of Hostcentric and any continuation of employment with Hostcentric after the Closing will be at will except as specifically provided otherwise in an accepted offer letter or other agreement of employment. Notwithstanding the foregoing provisions in this Section 6.2, Interland shall be responsible for all liabilities arising pursuant to the so-called WARN Act with respect to any termination of employees after the Effective Time.

                  6.3 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Hostcentric, the officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Hostcentric will deliver to Interland a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in form and substance reasonably acceptable to Interland.

                  6.4      Reserved

                  6.5      No Solicitation.

                  (a) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, Hostcentric will not, and Hostcentric will instruct its directors, officers and anyone else acting on its behalf not to, directly or indirectly:

                           (i)      solicit or encourage submission of any
Acquisition Proposal (as defined herein) by any person, entity or group (other than Interland and its affiliates, agents and representatives) or

                           (ii)     participate in any discussions or
negotiations with, or disclose any non-public information concerning Hostcentric to, or afford access to the properties, books or records of Hostcentric, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Interland and its affiliates, agents and representatives and except to other persons customarily provided such access and materials) in connection with any Acquisition Proposal with respect to Hostcentric. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving Hostcentric (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by Hostcentric of any capital stock of Hostcentric (including, without limitation, by way of a tender offer or an exchange offer) (except the issuance of Hostcentric Stock under any Hostcentric options or warrants issued and outstanding as of the date of this Agreement). Hostcentric, will immediately cease any and all existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Nothing contained in Section 6.5(a) shall prevent Hostcentric or its Board of Directors from (A) furnishing non-public information or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of Hostcentric believes in good faith (after consultation with its advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Acquisition Proposal, would, if consummated, result in a transaction more favorable to such party over the long term than the transaction contemplated by this Agreement, and such Board of Directors determines in good faith after receipt of advice from outside legal counsel to the effect that such action is likely necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms consistent with those contained in confidentiality agreements utilized in similar transactions.

                  (c)      Hostcentric will promptly:

                           (i)      notify Interland if, after the date of this
Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and

                           (ii)     notify Interland of the significant terms
and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective

Time or termination of this Agreement pursuant to its terms, Hostcentric will not, and will instruct its directors, officers, and anyone else acting on its behalf not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Interland).

                  (d) If Hostcentric enters into a definitive agreement pursuant to an Acquisition Proposal, it shall be deemed to have terminated this Agreement and shall pay Interland a termination fee of $774,000 within the earlier of three business days of such termination or three business days of its entering into such a definitive agreement. In addition, the Voting Agreement shall terminate at the same time that this Agreement terminates. The payment of a termination fee pursuant to this subsection, which is agreed to be a fair estimate of the expenses and damages which would be suffered by Interland in such event, shall be the sole and exclusive remedy of Interland against Hostcentric and its respective directors, officers, employees, attorneys, agents, advisors or other representatives (including its stockholders), under this Agreement. Should any court of competent jurisdiction determine that, consistent with applicable law, the termination fee set forth above is unenforceable or otherwise contrary to public policy, the parties hereto agree to any reformation of this Agreement by a court that would result in such termination fee being upheld and given effect.

                  6.6      Registration.

                  (a) Hostcentric shall furnish to Interland such information, (including information about Hostcentric and its affiliates), as may be necessary to enable Interland to prepare and file with the SEC a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, in respect of the Merger Shares to be issued by reason of the Merger (such registration statement, including the proxy statement/prospectus included therein being referred to in this Agreement as the "Registration Statement"). Hostcentric covenants that the Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Hostcentric Stockholders, or at the time of the meeting of the Hostcentric Stockholders held to approve the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of Hostcentric with respect to the Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, Hostcentric shall promptly notify Interland and shall assist Interland in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 6.6(d) below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. Hostcentric covenants that the Registration Statement insofar as it relates to information concerning Hostcentric, or any of its businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to Hostcentric that is supplied by Hostcentric for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Hostcentric shall have no liability or obligation for any information other than the Company Information.

                  (b) Hostcentric shall instruct its accountants to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Interland letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Interland, each containing such matters as are customarily contained in auditors' letters regarding information about Hostcentric included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Purchaser.

                  (c) Interland shall use its reasonable best efforts to file the Registration Statement and to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of the Merger Shares; except that such covenant of Interland is made, as to those portions of the Registration Statement containing or required to contain Company Information, assuming and relying solely on timely and full compliance with Sections 6.6(a) and 6.6(b). Interland will, in a timely manner, provide Hostcentric with copies of any written communications to or from the SEC and notify Hostcentric of any material oral communications to or from the

SEC with respect to the Registration Statement or the transactions contemplated thereby.

                  (d) Interland covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Hostcentric Stockholders, or at the time of the meeting of the Hostcentric Stockholders held to approve the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that Interland makes no covenant as to those portions of the Registration Statement containing or required to contain Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Interland that is required to be set forth in an amendment or supplement to the Registration Statement, Interland shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

                  (e) The Registration Statement and all other documents required to be filed by Interland with the SEC in connection with the Merger shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Interland shall have no liability or obligation for any failure to comply with such requirements arising out of the Company Information.

                  (f) Each party will provide to the other parties, or their counsel, drafts of the information related to or customarily provided by such party to be included in the Registration Statement and will generally cooperate with each other in the preparation thereof.

                  (g) Hostcentric shall use its reasonable best efforts to cause each person that is an "Affiliate" (as defined in Rule 145 under the Securities Act) of Hostcentric on the date immediately preceding the date of the filing of the Registration Statement to deliver to Interland on such date a written agreement substantially in the form attached hereto as Exhibit 6.6(g) ("Rule 145 Letter"), and, in the event that any other person becomes an affiliate of Hostcentric thereafter, to cause such person to provide a Rule 145 Letter to Interland at the Closing.

                  (h) If Interland is unable to cause the Registration Statement to be declared effective by April 30, 2003 due solely to Interland's failure to resolve any SEC comments to Interland's prior SEC filings that remain outstanding on the date hereof (a copy of which comments were delivered to Hostcentric's counsel on December 13, 2002), Interland shall pay Hostcentric, at Hostcentric's request, as liquidated damages for such failure a fee of $774,000 within three business days after April 30, 2003.

                  6.7 Restrictions on Transferability of Interland Stock. Holders of the Merger Shares to be issued at Closing shall be permitted to sell on a cumulative basis up to ten percent (10%) of their original holding of Merger Shares in each calendar month following the Closing

Date, with the initial ten percent (10%) of such Merger Shares being freely tradeable on the Closing Date. Any short sales of Merger Shares shall be treated as sales for purposes of this Section 6.7.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Governmental Approvals. Other than the filing of the Merger Documents with the Secretary of State of Delaware, all statutory requirements and all Consents of Governmental Entities and other third parties legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or a Material Adverse Effect on Interland or Hostcentric.

                  (b) No Restraints. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                  (c) Good Standing Certificate. Interland and Merger Sub shall deliver to Hostcentric, and Hostcentric shall deliver to Interland and Merger Sub, certificates of good standing from the Secretary of State of Delaware.

                  7.2 Conditions of Obligations of Interland and Merger Sub. The obligations of Interland and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Interland and Merger Sub:

                  (a) Representations and Warranties of Hostcentric. The representations and warranties of Hostcentric set forth in this Agreement will be true and correct in all material respects as of the Closing Date, except (i) as otherwise specifically permitted by this Agreement, including changes permitted by the conduct of Hostcentric's business in accordance with the provisions of Article V hereof, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Interland and (iii) for representations and warranties specifically limited to an earlier date(s) (which must have been true as of such dates).

                  (b) Performance of Obligations of Hostcentric. Hostcentric will have performed in all material respects all agreements required to be performed by it under this Agreement except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Interland specifying an exception to this Section.

                  (c) Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Interland, Merger Sub or Hostcentric as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Interland's ownership or operation of all or any portion of Hostcentric's business or assets, or to compel Interland to dispose of or hold separate all or any portion of its or Hostcentric's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Interland's ability to receive the anticipated benefits of the Merger.

                  (d) Opinion of Counsel. Interland will have received an opinion dated as of the Closing Date of Bracewell & Patterson, L.L.P., special counsel to Hostcentric, acceptable in form and substance to Interland substantially in the form attached as Exhibit 7.2(d).

                  (e) Escrow Agreement. The Stockholders' Representatives shall have duly executed and delivered the Escrow Agreement in form reasonably acceptable to the parties hereto.

                  (f) Corporate Proceedings Satisfactory. All corporate and other proceedings to be taken by Hostcentric in connection with the transactions contemplated hereby, including approval of such transactions by Hostcentric's board of directors and stockholders, shall have been taken, and all documents incident thereto will be satisfactory in form and substance to Interland and its counsel, and Interland and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                  (g) Noncompetition and Nonsolicitation Agreements. Each person listed on Section 7.2(g) of the Hostcentric Disclosure Schedule shall have duly executed and delivered a Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit 7.2(g).

                  (h) Modification to Employment Agreements. Each person listed on Section 7.2(h) of the Hostcentric Disclosure Schedule shall have duly executed and delivered a Modification to Employment Agreement in the form of
Exhibit 7.2(h).

                  (i) Lease Amendment. Hostcentric or Interland shall have entered into a lease amendment with respect to its Orlando, Florida real property lease substantially in the form of Exhibit 7.2(i) attached hereto.

                  (j) Amendment to Hostcentric Certificate of Incorporation. Hostcentric shall have filed an amendment to its certificate of incorporation in the form of Exhibit 7.2(j) attached hereto.

                  (k) Voting Agreement. Certain Hostcentric Stockholders shall have executed a Voting Agreement in the form attached hereto as Exhibit 7.2(k).

                  (l) Registration Statement. The Registration Statement shall have been declared effective by the SEC, and the Interland Shares shall have been approved for listing on NASDAQ.

                  (m) Payments. Hostcentric shall have paid in full or accrued on its balance sheet all estimated professional fees and expenses, including without limitation the full payment of Bracewell & Patterson, L.L.P., Howard Frazier Barker Elliott Inc. and Hostcentric's auditors for services previously rendered and to be rendered in connection with this Agreement and the transactions contemplated hereby.

                  7.3 Conditions of Obligation of Hostcentric. The obligation of Hostcentric to effect the Merger is subject to the satisfaction of the following conditions unless waived by Hostcentric:

                  (a) Representations and Warranties of Interland and Merger Sub. The representations and warranties of Interland and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the Closing Date, except as otherwise specifically permitted by this Agreement.

                  (b) Performance of Obligations of Interland and Merger Sub. Interland and Merger Sub will have performed in all material respects all agreements required to be performed by them under this Agreement.

                  (c) Opinion of Interland's Counsel. Hostcentric has received an opinion dated the Closing Date of the general counsel of Interland, substantially in the form attached as Exhibit 7.3(c).

                  (d) Payment of the Merger Consideration. Interland shall have paid the Merger Consideration as contemplated by Article II hereof.

                  (e) Escrow Agreement. Interland shall have duly executed and delivered the Escrow Agreement in form reasonably acceptable to the parties hereto.

                  (f) Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Hostcentric as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any Hostcentric Stockholder in the transactions contemplated by this Agreement; provided, however, that Hostcentric will automatically be deemed to waive this condition if Interland agrees to indemnify, defend and hold any such named party harmless against any such action.

                  (g) Amendment to Hostcentric Certificate of Incorporation. Hostcentric shall have filed an amendment to its certificate of incorporation in the form of Exhibit 7.2(j) attached hereto.

                                 ARTICLE VIII

                           SURVIVAL; INDEMNIFICATION

                  8.1 Survival Periods. All representations and warranties of the parties contained in any Transaction Document, Disclosure Schedule, or any certificate delivered in connection herewith shall survive the Closing until six (6) months from the Closing Date; provided, however, that the representations and warranties set forth in Section 3.8 hereof shall survive until twelve (12) months from the Closing Date.

                  8.2      Indemnification of Interland.

                  (a) General Indemnification of Interland. Subject to this Article VIII, the Hostcentric Stockholders, severally and not jointly, hereby agree to defend, indemnify and hold Interland harmless from and against, and to reimburse Interland with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses actually paid ("Indemnifiable Amounts") of every nature whatsoever incurred by Interland (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with the following. Any claim for indemnification shall be made pro rata against the Hostcentric Stockholders.

                           (i)      any breach or any claim that constitutes a
breach by Hostcentric of any representation or warranty of Hostcentric contained in this Agreement or in the Hostcentric Disclosure Schedule or any breach or any claim that constitutes a breach of any covenant or agreement of Hostcentric contained in this Agreement, other than any breach or related claim resulting from action taken or not taken at the written direction of or after consultation with and written concurrence of Interland;

                           (ii)     reasonable costs or expenses which may be
incurred by Interland, Merger Sub or any affiliate thereof in curing any breach of covenant, warranty or representation by Hostcentric contained in this Agreement or made pursuant hereto or the Transaction Documents together with all reasonable costs and expenses incurred by Interland or Merger Sub in defending any suit or action which may be brought against it alleging such breach, including, but not limited to, reasonable attorneys' fees;

                           (iii)    any obligation of Interland or the
Surviving Corporation to pay holders of Dissenting Shares amounts in excess of the amount of Merger Consideration to which such holder would be entitled under the terms of Section 2.1 as a result of the exercise by such holder of its appraisal rights;

                           (iv)     any obligation of Interland or the
Surviving Corporation to pay a cash payment to terminate the Long Island Lease in excess of $180,000 or to pay closing costs for Hostcentric in excess of $300,000 pursuant to Sections 2.4(a) and (b) respectively;

                           (v)      any claim, suit, proceeding or similar
action by any holder of the capital stock of Hostcentric, or any group of such holders, pertaining to (A) the negotiation, execution, delivery, or consummation (I) of this Agreement or the Transaction Documents, (other than claims related to a breach by Interland or the Merger Sub of any representation, warranty, or covenant hereunder or thereunder), (II) the certificate of incorporation, bylaws, stock purchase agreements, registration rights agreements, right of first refusal agreements, co-sale agreements, voting agreements, or similar agreements of Hostcentric existing prior to the Effective Time; or (B) any claim of breach of fiduciary duty by any officer or director of Hostcentric arising out of any act or omission occurring prior to the Effective Time or arising in connection with the Merger; and

                           (vi)     any Company Information included in the
Registration Statement that contains any untrue statement of a material fact or which omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) Indemnification Procedures. With respect to any claims or demands as to which Interland may seek indemnification hereunder, Interland will promptly notify the Stockholders' Representatives of such claim or demand and of the facts within Interland's knowledge that relate thereto within a reasonable time after becoming aware of such claim or demand. The Stockholders' Representatives will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of its own selection, and solely for the account of the Hostcentric Stockholders, which costs and expenses will be payable out of the Escrow Fund. The Stockholders' Representatives will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Interland, which consent will not be unreasonably withheld or delayed; provided, however, that in the event Interland does not consent to a settlement or compromise of a claim negotiated by the Stockholders' Representatives, then in no event shall the Hostcentric Stockholders be liable for Indemnifiable Amounts in excess of the amount of the proposed settlement or claim. Without limiting Interland's rights to object for other reasons, Interland may object to a settlement or compromise which includes any provision which in its good faith reasonable judgment may have a Material Adverse Effect on or establish an adverse precedent for Interland or any of its Subsidiaries. If the Stockholders' Representatives give notice to Interland within thirty (30) calendar days after Interland has notified the Stockholders' Representatives that any such claim or demand has been made in writing, that the Stockholders' Representatives elect to have Interland defend, contest, negotiate, or settle any such claim or demand, then Interland will have the right to contest and settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts; provided, however, that Interland will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholders' Representatives, which consent will not be unreasonably withheld or delayed. If the Stockholders' Representatives fail to give written notice to Interland of their intention to contest or settle any such claim or demand within thirty (30) calendar days after Interland has notified the Stockholders' Representatives that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Stockholders' Representatives within a reasonable time thereafter, Interland will have the right to contest and settle any such claim or demand in its sole discretion and seek indemnification pursuant to this
Article VIII as to any Indemnifiable Amounts. In connection with the matters for which indemnification is sought hereunder, the indemnified party agrees to give the indemnifying party and its representatives access to its books, records and employees, to the extent such reasonably relate to the matters to which the claim relates.

                  (c) Tax Contests. Notwithstanding any of the foregoing, Interland, at its sole expense, will have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Interland will conduct any such Tax audit or other Tax contest in good faith; Interland shall consult with the Stockholders' Representatives and allow them to comment before taking any position or making any written submission with any Governmental Entity; and neither Interland nor the Stockholders' Representatives shall make any such submission without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

                  (d) Limitations. Notwithstanding any other provision in this Agreement (except for subsections (iii) and (iv) Section 8.2(a) as to which there is no Deductible Amount), Interland will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amount is greater than $258,000 (the "Deductible Amount") and then only to the extent such amounts exceed the Deductible Amount. In no event shall the Hostcentric Stockholders be liable for any amounts in excess of the Escrow Fund (the "Cap Amount"), and no Hostcentric Stockholder shall be liable for any amount in excess of its pro rata portion of the Escrow Fund.

                  (e) Indemnification is Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this
Article VIII will be the sole and exclusive remedy of (and corresponding liability of the Hostcentric Stockholders, to) Interland, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement or the transactions contemplated hereby and access to the Escrow Fund under the terms of the Escrow Agreement shall be the sole recourse of Interland, Merger Sub and the Surviving Corporation for such damages, claims, causes of action or rights.

                  8.3      Indemnification of Hostcentric Stockholders.

                  (a) General Indemnification of Hostcentric Stockholders. Interland hereby agrees to defend, indemnify and hold the Hostcentric Stockholders harmless from and against, and to reimburse them with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses actually paid), of every nature whatsoever incurred by the Hostcentric Stockholders ("Damages"), by reason of or arising out of or in connection with:

                           (i)      any breach or any claim that constitutes a
breach of any representation or warranty of Interland or Merger Sub contained in this Agreement or contained in the Interland Disclosure Schedules or any breach or any claim that constitutes a breach of any covenant or agreement of Interland or Merger Sub contained in this Agreement other than any breach or related claim resulting from action taken or not taken at the written direction of or after consultation with and written concurrence of the Stockholders' Representatives on behalf of the Hostcentric Stockholders;

                           (ii)     reasonable costs or expenses which may be
incurred by the Hostcentric Stockholders in curing any breach of covenant, warranty or representation by Interland or Merger Sub contained in this Agreement or made pursuant hereto or the Transaction Documents together with all reasonable costs and expenses incurred by the Hostcentric Stockholders in defending any sort or action which may be brought against it alleging such breach, including, but not limited to, reasonable attorneys' fees;

                           (iii)    any untrue statement of a material fact in
the Registration statement or omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading, except for Company Information provided by Hostcentric; and

                           (iv)     any claim, suit, proceeding or similar
action by any holder of the capital stock of Interland, or any group of such holders, pertaining to any claim of breach of fiduciary duty by any officer or director of Interland arising in connection with the Merger.

                  (b) Indemnification Procedures. With respect to any claims or demands as to which the Stockholders' Representative may seek indemnification hereunder, the Stockholders' Representatives will promptly notify Interland of such claim or demand and of the facts within its knowledge that relate thereto within a reasonable time after becoming aware of such claim or demand. Interland will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of its own selection, and solely at the Interland's own cost and expense. Interland will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of the Stockholders' Representatives, which consent will not be unreasonably withheld or delayed; provided, however, that in the event the Stockholders' Representatives do not consent to a settlement or compromise of a claim negotiated by Interland, then in no event shall Interland be liable for Damages in excess of the proposed settlement or claim. If Interland gives notice to the Stockholders' Representatives within thirty (30) calendar days after the Stockholders' Representatives have notified Interland that any such claim or demand has been made in writing, that Interland elects to have the Stockholders' Representatives defend, contest, negotiate, or settle any such claim or demand, then the Stockholders' Representatives will have the right to contest and settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Damages; provided, however, that the Stockholders' Representatives will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of Interland, which consent will not be unreasonably withheld. If Interland fails to give written notice to the Stockholders' Representatives of their intention to contest or settle any such claim or demand within thirty (30) calendar days after the Stockholders' Representatives have notified Interland that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by Interland within a reasonable time thereafter, the Stockholders' Representatives will have the right to contest and settle any such claim or demand in their sole discretion and seek indemnification pursuant to this Article VIII as to any Damages. In connection with the matters for which indemnification is sought hereunder, Interland agrees to give the Stockholders' Representatives, and their representatives, access to its books, records and employees, to the extent such reasonably relate to the matters to which the claim relates.

                  (c) Limitation. Notwithstanding any other provision in this Agreement, the Stockholders' Representatives will be entitled to indemnification only to the extent that the aggregate Damages is greater than the Deductible Amount. In no event shall Interland be liable for any amounts in excess of the original Cap Amount.

                  (d) Indemnification is Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this
Article VIII will be the sole and exclusive remedy of the Stockholders' Representatives for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement or the transactions contemplated hereby.

                                  ARTICLE IX

                                  TERMINATION

                  9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) By mutual written consent of the Merger Sub, Interland and Hostcentric;

                  (b) By Hostcentric, upon a material breach hereof on the part of either the Merger Sub or Interland which has not been cured and which would cause any condition set forth in Section 7.3 hereof to be incapable of being satisfied by June 30, 2003 and which Hostcentric does not elect to waive or extend the term of performance for;

                  (c) By Interland or Merger Sub, upon a material breach hereof on the part of Hostcentric which has not been cured and which would have caused any condition set forth in Section 7.3 hereof to be incapable of being satisfied by June 30, 2003 and which Interland does not elect to waive or extend the term of performance for;

                  (d) By the Merger Sub, Interland or Hostcentric if the conditions set forth in Section 7.1 hereof have not been satisfied or waived prior to Closing or if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Order which restrains, enjoins or otherwise prohibits the Merger and such Order shall have become final and nonappealable;

                  (e)      By Hostcentric pursuant to Section 6.5(d) hereof; or

                  (f) By either the Merger Sub, Interland or Hostcentric if the Merger shall not have become effective on or before June 30, 2003 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

                  9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Sections 9.1(a), 9.1(d) or 9.1(f) above, no party shall have any obligations to the others hereunder except for those obligations with respect to confidentiality and the return of confidential information set forth below. If this Agreement is terminated pursuant to Section 9.1(e), the remedies available to Interland set forth in Section 6.5(d) hereof shall apply. If this Agreement is terminated pursuant to Section 9.1(b) or 9.1(c) above, such termination shall not operate as an election of remedies or limit in any way the right of any party to pursue a claim for damages or such other relief to which such party may be entitled; provided, however, that if Hostcentric fails to receive the requisite approval of the Hostcentric Stockholders for the transactions contemplated by this Agreement, Hostcentric shall be deemed to have terminated this Agreement and shall pay Interland a termination fee within three business days of such termination equal to Interland's out-of-pocket costs incurred in connection with the transactions contemplated by this Agreement through the date of termination. If this Agreement is terminated, each party shall promptly return to the other all copies of the due diligence materials previously provided to such party or their representatives, and the obligations in respect of confidentiality set forth in this Agreement shall remain in effect.

                                   ARTICLE X

                         STOCKHOLDERS' REPRESENTATIVES

                  10.1 Appointment and Acceptance. There shall be three individuals who shall initially act as the Stockholders' Representatives under this Agreement. Each of Thomas Weisel Capital Partners, L.P. ("TWP"), Notre Capital Ventures III, L.L.C. ("Notre") and BNP Europe Telecom and Media Fund II, L.P. ("BNP") shall have the right to appoint one Stockholders' Representative (which may be an entity), and shall be entitled, from time to time, to remove and replace its appointment. The initial appointees as Stockholders' Representatives shall be William B. Bunting on behalf of TWP, Steve Harter on behalf of Notre and Dominique Bellanger on behalf of BNP. By executing this Agreement, each of the Stockholders' Representatives hereby (i) accepts its appointment and authorization to act as a Stockholders' Representative and as representative of the Hostcentric Stockholders in accordance with the terms hereof and (ii) agrees to perform its obligations hereunder and otherwise to comply with this Article X.

                  10.2 Authority. The Stockholders' Representatives, acting by majority vote, are hereby exclusively authorized after the Closing Date to take such action as the Stockholders' Representatives, acting in their sole discretion, deem necessary, appropriate or convenient to perform the actions contemplated by this Agreement and any other actions reasonably related thereto. Without limiting the generality of the foregoing, the Stockholders' Representatives are specifically authorized:

                  (a) to assert claims, make demands and commence actions on behalf of the Hostcentric Stockholders under the Transaction Documents;

                  (b) to act on behalf of the Hostcentric Stockholders in connection with Article VIII hereof;

                  (c) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available to the Hostcentric Stockholders under, the Transaction Documents, and to sign any releases or other documents with respect to such dispute or remedy (and to bind the Hostcentric Stockholders in so doing);

                  (d) to retain and compensate attorneys, accountants and other professionals or consultants to assist in performing its duties hereunder;

                  (e) to give such instructions and do such other things and refrain from doing such things as it shall deem appropriate to carry out the provisions of the Transaction Documents;

                  (f) to give any and all consents and notices under the Transaction Documents; and

                  (g) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to it in this Agreement.

                  10.3 Actions. The Stockholders' Representatives are hereby granted the sole and exclusive authority to act on behalf of the Hostcentric Stockholders in respect of all matters arising under or in connection with the Transaction Documents after the Closing Date, notwithstanding any dispute or disagreement among the Hostcentric Stockholders, and no Hostcentric Stockholder shall have any authority to act unilaterally or independently of the Stockholders' Representatives in respect to any such matter. Merger Sub, Interland, the Surviving Corporation and the Escrow Agent shall be entitled to rely on any and all actions taken by the Stockholders' Representatives under the Transaction Documents without any liability to, or obligation to inquire of, any of the Hostcentric Stockholders. Escrow Agent and any other Person or entity are hereby expressly authorized to rely on the genuineness of the signatures of the Stockholders' Representatives, and upon receipt of any writing which reasonably appears to have been signed by a majority of the Stockholders' Representatives. The Merger Sub, Interland, the Surviving Corporation, the Escrow Agent and any other Person may act upon the same without any further duty of inquiry as to the genuineness of the writing.

                  10.4 Effectiveness. The authorization of the Stockholders' Representatives contained herein shall be irrevocable and effective until the rights and obligations of the Hostcentric Stockholders under the Transaction Documents terminate.

                  10.5 Compensation and Reimbursement of Expenses of Stockholders' Representatives. The Stockholders' Representatives shall be entitled to receive out of the Escrow Fund reasonable compensation for their services hereunder and to be reimbursed for any reasonable out-of-pocket costs and expenses they incur in performing their services hereunder.

                  10.6 Indemnification of Stockholders' Representatives. The Merger Sub, Interland and the Surviving Corporation shall jointly and severally indemnify and save harmless the Stockholders' Representatives from and against any and all liability, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in connection with the performance of their reasonable duties under this Agreement. This
Section 10.6 shall survive the termination of this Agreement.

                  10.7 Status of the Stockholders' Representatives. The Stockholders' Representatives act solely in a representative capacity on behalf of the Hostcentric Stockholders. The Stockholders' Representatives are not agents of the Hostcentric Stockholders and owe no fiduciary obligation to the Hostcentric Stockholders. The Stockholders' Representatives are not expected to devote their full business time to the performance of their duties hereunder, and may engage in activities that are competitive with the business of Interland and the Surviving Corporation. The Stockholders' Representatives shall have no obligation to account to any Hostcentric Stockholder for their time or actions hereunder.

                                  ARTICLE XI

                                 MISCELLANEOUS

                  11.1 Entire Agreement; Binding Effect. This Agreement, including the exhibits, schedules and other agreements delivered pursuant to this Agreement, contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter. This Agreement shall be binding upon the parties hereto and inure to the benefit of their respective successors, permitted assigns, heirs and personal representatives.

                  11.2 Governing Law. The Merger will be governed by the internal laws of Texas (without giving effect to its internal conflict of laws provisions), except for matters expressly covered by the Delaware Code.

                  11.3 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (a) on the date of delivery if personally delivered by hand, (b) upon the third Business Day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date of delivery if such notice is sent by a nationally recognized overnight express courier or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice if a Business Day, and if not, on the next succeeding Business Day:

         If to Interland or         Interland, Inc.
         Merger Sub:                303 Peachtree Center Avenue, Suite 500
                                    Atlanta, Georgia  30303
                                    Attention: Chief Executive Officer
                                    Telephone No.:  (404) 260-2477
                                    Fax No.:  (404) 720-3728

                                    With copies to:

                                    Interland, Inc.
                                    General Counsel
                                    303 Peachtree Center Avenue, Suite 500
                                    Atlanta, Georgia  30303
                                    Telephone No.:  (404) 260-2536
                                    Fax No.:  (404) 720-3728

         If to Hostcentric:         Hostcentric, Inc.
                                    Three Riverway, Suite 555
                                    Houston, Texas  77056
                                    Attn: Gregory D. McKown
                                    Telephone No.: (713) 403-8606
                                    Fax No.:  (713) 403-8646

                                    With a copy to:

                                    Bracewell & Patterson, L.L.P.
                                    711 Louisiana Street, Suite 2900
                                    Houston, Texas  77002-2751
                                    Attn: William D. Gutermuth
                                    Telephone No.:  (713) 221-1316
                                    Fax No.:  (713) 221-2114

         If to the Stockholders'
         Representatives:           William B. Bunting
                                    One Montgomery Street, 37th Floor
                                    San Francisco, California  94104
                                    Telephone No.:  (415) 364-2511
                                    Fax No.:  (415) 364-284

                                    Dominique Bellanger
                                    12, rue Chauchat - 75009 Paris
                                    Telephone No.: 33 1 40 14 52 42
                                    Fax No.: 33 1 40 14 98 82

                                    Steve Harter
                                    Three Riverway
                                    Suite 1430
                                    Houston, TX  77056
                                    Telephone: (713) 481-3332
                                    Fax No.: (713) 965-0579

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.3.

                  11.4 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

                  11.5 Assignment. Except as contemplated by Article X, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the non-assigning parties, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this Section 11.5 will be voidable and will entitle the non-assigning parties, respectively, to terminate this Agreement at its option. Election to void the assignment shall not require a termination of this Agreement.

                  11.6 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Merger in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

                  11.7 Amendment. This Agreement may not be amended except by an instrument in writing executed by Interland, Merger Sub and Hostcentric, and, in the event the amendment affects the rights, duties or obligations of the Stockholders' Representatives, the Stockholders' Representatives.

                  11.8 Extension; Waiver. At any time prior to the Effective Time, any party hereto may in its absolute discretion, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party, and no waiver or extension of any specific act or circumstance shall be deemed to waive or extend any other action or circumstance.

                  11.9 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  11.10 Knowledge. For purposes of this Agreement, the term "knowledge" (including any derivation thereof such as "know," "known" or "knowing" and regardless of whether such word starts with an initial capital)
(i) in reference to Hostcentric will mean the actual knowledge of Gregory D. McKown, James A. Shaver, David Brown and Gregory H. Upham; and (ii) in reference to Interland or Merger Sub will mean the actual knowledge of Joel J. Kocher, Allen L. Shulman, Cristobal Salas and Fabrice Klein.

                  11.11 Transfer, Sales, Documentary, Stamp and Other Similar Taxes. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by Hostcentric.

                  11.12 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and all other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  11.13 Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof. The disclosure of any matter on any section of the Disclosure Schedule shall apply to each section to which such disclosure applies.

                  11.14 No Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules referenced herein, are not intended to confer upon any person other than the parties hereto and, on and after the Closing Date, the Hostcentric Stockholders, any rights or remedies hereunder.


                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Interland, Merger Sub, Hostcentric and the Stockholders' Representatives have executed this Agreement as of the date first written above.


                                    INTERLAND, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    BOBCATCUB ACQUISITION CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    HOSTCENTRIC, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



                                    STOCKHOLDERS' REPRESENTATIVES:



                                    -------------------------------------------
                                    William B. Bunting


                                    -------------------------------------------
                                    Steve Harter


                                    -------------------------------------------
                                    Dominique Bellanger


                [Signature Page to Agreement and Plan of Merger]

                                     ANNEX B

                                VOTING AGREEMENT

                          STOCKHOLDER VOTING AGREEMENT


         THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of the 19th day of December, 2002, by and among Interland, Inc., a Minnesota corporation ("Interland"), Bobcatcub Acquisition Corporation, a Delaware corporation ("Merger Sub"), and those stockholders of Hostcentric, Inc., a Delaware corporation ("Hostcentric") listed on Appendix A hereto (collectively, the "Hostcentric Stockholders" and individually a "Hostcentric Stockholder").

         WHEREAS, Interland, Merger Sub, Hostcentric and William B. Bunting, Steve Harter and Dominique Bellanger, as designated Stockholders'
Representatives, have entered into an Agreement and Plan of Merger dated December 19, 2002 (the "Merger Agreement") with respect to the merger of Hostcentric with and into Merger Sub (the "Merger");

         WHEREAS, pursuant to the Merger Agreement, the Hostcentric Stockholders will receive, in exchange for their shares of Hostcentric capital stock, (i) cash consideration and (ii) shares of $.01 par value, common stock of Interland (the "Interland Common Stock");

         WHEREAS, the Hostcentric Stockholders are executing this Agreement as an inducement to Interland to carry out the Merger;

         NOW, THEREFORE, in consideration of the execution and delivery by Interland of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. Representations and Warranties. Each of the Hostcentric Stockholders, individually represents and warrants to Interland and the Merger Sub with respect to itself as follows:

                  (a) It is the record and/or beneficial owner of the number of shares (the "Stockholder's Shares") of capital stock of Hostcentric ("Hostcentric Stock") set forth opposite its name on Appendix A hereto.

                  (b) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, it, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding may be brought.

                  (c) Neither the execution and delivery of this Agreement nor the consummation by it of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which it is a party or bound or to which any of its Stockholder's Shares are subject. If it is an individual and is married and his or her portion of its

Stockholder's Shares constitutes community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, its spouse, enforceable against such person in accordance with its terms. Consummation by it of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to it or the Stockholder's Shares.

                  (d) Its Shares and the certificates representing such Shares are now, and subject to Section 3 below, at all times during the term hereof will be, held by it, or by a nominee or custodian for its benefit, free and clear of all proxies, voting trusts or voting agreements, except for any such proxies, voting trusts or voting agreements (i) arising hereunder, (ii) which are disclosed to Interland pursuant to the Merger Agreement or (iii) which have no adverse effect whatsoever on the rights granted to Interland or the Merger Sub hereunder.

                  (e) It understands and acknowledges that Interland and the Merger Sub are entering into the Merger Agreement in reliance upon its execution and delivery of this Agreement.

         2. Voting Agreements. Each of the Hostcentric Stockholders individually agrees with, and covenants to, Interland and the Merger Sub as follows:

                  (a) At any meeting of stockholders of Hostcentric called to vote upon the Merger or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger is sought (the "Stockholders' Meeting"), it shall vote or consent (or cause to be voted or consented) the Stockholder's Shares in favor of the Merger, or any other transaction necessary to effect the Merger.

                  (b) At any meeting of stockholders of Hostcentric or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, it shall vote or consent (or cause to be voted or consented) all of its Stockholder's Shares against any amendment of Hostcentric's Certificate of Incorporation or Bylaws or other proposal or transaction involving Hostcentric which amendment or other proposal or transaction could reasonably be expected to impede, frustrate, prevent or nullify the Merger, the Merger Agreement, any of the other transactions contemplated by the Merger Agreement, or the Merger.

                  (c) Notwithstanding any provision in this Section 2 to the contrary, each Hostcentric Stockholder may withdraw its vote in favor of the Merger in the event that Hostcentric becomes entitled to terminate the Merger Agreement pursuant to Article IX thereof.

         3. Covenants. Each of the Hostcentric Stockholders individually agrees with, and covenants to Interland and the Merger Sub that it shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Hostcentric Stockholder's Stockholder's Shares or any interest therein, except pursuant to the Merger Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Stockholder's Shares or any interest therein (other than pursuant to the Merger Agreement and this Agreement), (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or
(iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder's Shares other than pursuant to this Agreement; provided, that the Hostcentric Stockholder may transfer (as defined above) any of the Stockholder's and Shares to any other person who is on the date hereof, or to any affiliate, family member of a person or charitable institution which prior to such transfer becomes, a party to this Agreement and bound by all the obligations of such "Stockholder" hereunder.

         4. Certain Events. Each Hostcentric Stockholder agrees for itself that this Agreement and the obligations hereunder shall attach to its Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation, each of such Hostcentric Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Hostcentric affecting the Hostcentric Stock, or the acquisition of additional shares of Hostcentric Stock or other voting securities of Hostcentric by such Hostcentric Stockholder, the number of Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Hostcentric Stock or other securities of Hostcentric issued to or acquired by such Hostcentric Stockholder.

         5. Further Assurances. Each Hostcentric Stockholder agrees that it shall, upon request of Interland, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Interland to be necessary or desirable to carry out the provisions hereof.

         6. Termination. This Agreement shall terminate (i) upon the date on which the Merger Agreement is terminated in accordance with its terms, or
(ii) if the Merger is consummated, upon the date on which the Merger is completed.

         7.       Miscellaneous.

                  (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

                  (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Interland or Merger Sub, to the address provided in the Merger Agreement; and (ii) if to any of the Hostcentric Stockholders, to the addresses of the Stockholders' Representatives provided in the Merger Agreement.

                  (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

                  (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, except that matters herein within the purview of the Delaware General Corporation Law shall be governed by such law.

                  (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
Section 3. Any assignment in violation of the foregoing shall be void.

                  (g) Each of the Hostcentric Stockholders agrees that irreparable damage would occur and that Interland and Merger Sub would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Interland and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches by any Hostcentric Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

                  (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                  (j) This Agreement (including the Merger Agreement and documents contemplated therein and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


                         (signatures on following pages)

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholder Voting Agreement as of the day and year first above written.


                              INTERLAND, INC.

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


                              BOBCATCUB ACQUISITION CORPORATION
                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


                              HOSTCENTRIC STOCKHOLDERS


                              --------------------------------
                              Gregory D. McKown


                              --------------------------------
                              James A. Shaver


                              --------------------------------
                              Gregory H. Upham


                              --------------------------------
                              Ki Ingersol


                              --------------------------------
                              David Brown

                               THOMAS WEISEL CAPITAL PARTNERS, L.P.
                               By:  Thomas Weisel Capital Partners LLC,
                                    its general partner


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               TWP CEO FOUNDERS' CIRCLE (AI), L.P.
                               By: Thomas Weisel Capital Partners LLC,
                                   its general partner


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               TWP CEO FOUNDERS' CIRCLE (QP), L.P.
                               By: Thomas Weisel Capital Partners LLC,
                                   its general partner


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               THOMAS WEISEL CAPITAL PARTNERS
                                (DUTCH),  L.P.
                               By: Thomas Weisel Capital Partners (Dutch) LLC,
                                   its general partner
                                   By: Thomas Weisel Capital Partners LLC,
                                       its managing member

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                               THOMAS WEISEL CAPITAL PARTNERS
                                (DUTCH II), L.P.

                               By: Thomas Weisel Capital Partners (Dutch) LLC,
                                   its general partner

                               By: Thomas Weisel Capital Partners LLC,
                                   its managing member


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               TWP 2000 CO-INVESTMENT FUND, L.P.

                               By: Thomas Weisel Capital Partners LLC,
                                   its general partner


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               THOMAS WEISEL CAPITAL PARTNERS
                                EMPLOYEE FUND LP

                               By: Thomas Weisel Capital Partners LLC,
                                   its manager


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               TWP HOSTCENTRIC INVESTORS

                               By: David Baylor, its general partner


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                                   APPENDIX A

                            HOSTCENTRIC STOCKHOLDERS



NAME              ADDRESS                      CLASS OF SHARES             NUMBER OF SHARES
                                              BENEFICIALLY OWNED          BENEFICIALLY OWNED



                                     ANNEX C

                                APPRAISAL RIGHTS

DELAWARE GENERAL CORPORATION LAW

         SECTION 262 APPRAISAL RIGHTS--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S)
263 or (S) 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
(S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs
         a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and
         c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX D-1

                       DECEMBER 19, 2002 FAIRNESS OPINION

[HOWARD FRAZIER BARKER ELLIOTT INC. LETTERHEAD]
                                                         PHONE | 713-225-9580   VALUATION AND FINANCIAL ADVISORS
                                                           fax | 713-225-9588   The Mellie Esperson Building
                                                                                815 Walker, Suite 1140
                                                                                Houston, TX  77002


December 19, 2002


Board of Directors
Hostcentric, Inc.
Three Riverway, Suite 555
Houston, TX  77056

Dear Sirs:

         You have requested Howard Frazier Barker Elliott, Inc. ("HFBE") to render its opinion (the "Opinion") to the Board of Directors of Hostcentric, Inc. ("Hostcentric" or the "Company"), a Delaware corporation, as to the fairness, from a financial point of view, to the common and preferred stockholders (the "Stockholders") of the Company, of the consideration to be received in the proposed merger (the "Merger") of Hostcentric and Interland, Inc. ("Interland"). In the Merger, an Interland merger subsidiary will merge with Hostcentric, with Hostcentric as the surviving entity, and Hostcentric Stockholders shall receive $3.0 million in cash and 13,563,355 shares of Interland common stock valued at $22.8 million, based on an average price of $1.681 per share for Interland as provided for in the Agreement and Plan of Merger.

         As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

         In rendering our written opinion, HFBE has reviewed certain information furnished by Hostcentric and other publicly available information on Interland. Among other things, HFBE:

     - reviewed Hostcentric's audited year end financial statements and related financial information for the fiscal years ended December 31, 1999, 2000 and 2001, and interim financial statements and related financial information for the periods ended October 31, 2001 and 2002;

     - reviewed Hostcentric's internally prepared projections for the years ending December 31, 2002 through 2005;

     - reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Hostcentric furnished to HFBE by Hostcentric;

     - conducted discussions with members of senior management of Hostcentric and Interland concerning their respective businesses and prospects;

     - reviewed certain publicly available information for Interland, including various research analyst reports;

     - reviewed the historical market prices and trading activity for Interland's common stock;

     - analyzed certain financial data for publicly-traded companies deemed comparable to Hostcentric;

     - analyzed the nature and financial terms of certain business combinations involving companies in lines of business HFBE believes to be generally comparable to those of Hostcentric;

     -   reviewed the Agreement and Plan of Merger and Escrow Agreement;

                                                              Board of Directors
                                                               Hostcentric, Inc.
                                                               December 19, 2002
                                                                          Page 2


     - reviewed Hostcentric's Private Placement Memoranda dated May 1, 2000 and September 29, 2000;

     - reviewed the proposed amendment to the articles of incorporation for Hostcentric;

     - reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

         In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by Hostcentric and assumed that financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hostcentric as to the expected future financial performance of the Company. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of the Company. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and we do not have any obligation to update, revise or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of the Company, nor did we consider the impact of changes in the regulatory environment in which the Company operates.

         The opinion of HFBE was undertaken at the behest of and for the benefit of the Board of Directors alone. To the extent a vote of the Company's stockholders is required or sought, HFBE's opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Merger. The opinion does not address the relative merits of the Merger or any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Merger or the decision of the Company's Board of Directors to proceed with the Merger. HFBE has not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company.

         HFBE assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. In addition, HFBE did not make an independent evaluation appraisal or physical inspection of the assets or individual properties of the Company.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

         Neither HFBE nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

                                                              Board of Directors
                                                               Hostcentric, Inc.
                                                               December 19, 2002
                                                                          Page 3


         Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the Stockholders is fair, from a financial point of view, to such holders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:
         --------------------------------------------
         Ronald L. Latta, Jr.
         Managing Director

                                    ANNEX D-2

                         MARCH 20, 2003 FAIRNESS OPINION

[HOWARD FRAZIER BARKER ELLIOTT INC. LOGO]
                                                         PHONE | 713-225-9580   VALUATION AND FINANCIAL ADVISORS
                                                           fax | 713-225-9588   The Mellie Esperson Building
                                                                                815 Walker, Suite 1140
                                                                                Houston, TX  77002


March 20, 2003


Board of Directors
Hostcentric, Inc.
Three Riverway, Suite 555
Houston, TX  77056

Dear Sirs:

         You have requested Howard Frazier Barker Elliott, Inc. ("HFBE") to render its opinion (the "Opinion") to the Board of Directors of Hostcentric, Inc. ("Hostcentric" or the "Company"), a Delaware corporation, as to the fairness, from a financial point of view, to the common and preferred stockholders (the "Stockholders") of the Company, of the consideration to be received in the proposed merger (the "Merger") of Hostcentric and Interland, Inc. ("Interland"). In the Merger, an Interland merger subsidiary will merge with Hostcentric, with Hostcentric as the surviving entity, and Hostcentric Stockholders shall receive $3.0 million in cash and 13,563,355 shares of Interland common stock valued at $9.8 million, based on the closing price of $0.72 per share for Interland as of March 20, 2003.

         As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

         In rendering our written opinion, HFBE has reviewed certain information furnished by Hostcentric and other publicly available information on Interland. Among other things, HFBE:

     - reviewed Hostcentric's audited year end financial statements and related financial information for the fiscal years ended December 31, 1999, 2000 and 2001, unaudited year end financial statements and related financial information for the year ended December 31, 2002, and interim financial statements and related financial information for the periods ended February 28, 2002 and 2003;

     - reviewed Hostcentric's internally prepared projections for the years ending December 31, 2003 through 2005;

     - reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Hostcentric furnished to HFBE by Hostcentric;

     - conducted discussions with members of senior management of Hostcentric and Interland concerning their respective businesses and prospects;

     - reviewed certain publicly available information for Interland, including various research analyst reports and a draft of the Form S-4 registration statement;

     - reviewed the historical market prices and trading activity for Interland's common stock;

     - analyzed certain financial data for publicly-traded companies deemed comparable to Hostcentric;

     - analyzed the nature and financial terms of certain business combinations involving companies in lines of business HFBE believes to be generally comparable to those of Hostcentric;

                                                              Board of Directors
                                                               Hostcentric, Inc.
                                                                  March 20, 2003
                                                                          Page 2

     -   reviewed the Agreement and Plan of Merger and Escrow Agreement;

     - reviewed Hostcentric's Private Placement Memoranda dated May 1, 2000 and September 29, 2000;

     - reviewed the proposed amendment to the articles of incorporation for Hostcentric;

     - reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

         In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by Hostcentric and assumed that financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hostcentric as to the expected future financial performance of the Company. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of the Company. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and we do not have any obligation to update, revise or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of the Company, nor did we consider the impact of changes in the regulatory environment in which the Company operates.

         The opinion of HFBE was undertaken at the behest of and for the benefit of the Board of Directors alone. To the extent a vote of the Company's stockholders is required or sought, HFBE's opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Merger. The opinion does not address the relative merits of the Merger or any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Merger or the decision of the Company's Board of Directors to proceed with the Merger. HFBE has not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company.

         HFBE assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. In addition, HFBE did not make an independent evaluation appraisal or physical inspection of the assets or individual properties of the Company.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

         Neither HFBE nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

                                                              Board of Directors
                                                               Hostcentric, Inc.
                                                                  March 20, 2003
                                                                          Page 3


         Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the Stockholders is fair, from a financial point of view, to such holders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.



By:
   ---------------------------------
   Ronald L. Latta, Jr.
   Managing Director

                                     ANNEX E

                FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                HOSTCENTRIC, INC.

         Hostcentric, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies

         FIRST: that the Board of Directors of the Corporation, by unanimous written consent, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation as Amended and Restated (the "Certificate of Incorporation"), declaring said amendments to be advisable. The resolution setting forth the proposed amendments are as follows:

         RESOLVED, that Certificate of Incorporation of the Corporation should be amended by inserting therein the following:

                  NINTH: Notwithstanding anything contained in Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation to the contrary, in the event (and only in the event) that the transactions contemplated by the Agreement and Plan of Merger by and among Interland, Inc. ("Interland"), Bobcatcub Acquisition Corporation ("Bobcatcub"), the Corporation and William B. Bunting, Steve Harter and Dominique Bellanger as the Stockholders Representatives dated as of December 19, 2002 (the "Merger Agreement"), are consummated, the following provisions shall apply:


         A. The holders of the Corporation's Common Stock shall receive an aggregate cash consideration of $1,944,520 divided among the holders of Common Stock pro rata based upon the number of shares held by each such holder.


         B. The remaining consideration, consisting of both cash and Interland common stock, par value $.01 per share, shall be ratably distributed among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full amounts to which, but for this amendment, they otherwise would have been respectively entitled to receive under Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation prior to the payment of any amount to Common Stockholders.

         SECOND: That the holders of seventy-five percent of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, each voting as a class, the holders of a majority of the issued and outstanding Common Stock, and the holders of a majority of the issued and outstanding stock entitled thereon, with the Series A Stockholders and the Series B Stockholders voting on an as converted basis, have voted in favor of said amendment.

         THIRD: that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ___ day of ________, 2003.



                                                  HOSTCENTRIC, INC.



                                                  Gregory D. McKown
                                                  Chief Executive Officer

                                     ANNEX F

                              LETTER OF TRANSMITTAL

                                  May 23, 2003

To: Hostcentric Stockholders

         Re: Acquisition of Hostcentric, Inc. by wholly-owned subsidiary of Interland, Inc.

Dear Hostcentric Stockholder:

         You either have already received in a separate mailing, or will receive within the next day or two, proxy statement materials and a proxy card for the stockholder vote required to approve the merger of Hostcentric, Inc. into a wholly-owned subsidiary of Interland, Inc. pursuant to that certain Agreement and Plan of Merger dated December 19, 2002 by and among Interland, Hostcentric, Interland's wholly-owned subsidiary, Bobcatcub Acquisition Corporation, and Hostcentric's stockholders representatives. The Hostcentric stockholders' meeting to consider the merger will be held on June 12, 2003, and the closing of the merger is also expected to occur on June 12, 2003 (assuming the merger is approved at the meeting).

         In order for you to receive the cash and/or Interland common stock to which you will be entitled in the merger, please follow the instructions in the attached transmittal letter and send it (along with your Hostcentric stock certificate(s)) to Interland's legal counsel in the enclosed stamped envelope. If the merger is not approved by Hostcentric's stockholders, or if the transaction otherwise does not close for any reason, your Hostcentric stock certificates will be returned to you. Thank you.




                                       Very truly yours,



                                       Allen L. Shulman,
                                       Senior Vice President, Chief Financial
                                       Officer and General Counsel

                              LETTER OF TRANSMITTAL
                                      FROM
                        STOCKHOLDER OF HOSTCENTRIC, INC.

Interland, Inc.
303 Peachtree Center Avenue
Atlanta, Georgia 30303
Attention: Chief Financial Officer

Date: May __, 2003

Dear Sir or Madam:

         Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated December 19, 2002, by and among Interland, Inc., a Minnesota corporation ("Interland"), Hostcentric, Inc., a Delaware corporation ("Hostcentric"), Bobcatcub Acquisition Corporation, a Delaware corporation ("Merger Sub") and William B. Bunting, Steve Harter and Dominique Bellanger in their capacity as stockholders' representatives ("Stockholders' Representatives"), Merger Sub has merged with and into Hostcentric, with Hostcentric as the surviving company (the "Merger"). In connection with the Merger, each issued and outstanding share of capital stock of Hostcentric has been cancelled and retired and has ceased to exist and such shares have been converted into the right to receive an applicable portion of the Merger Consideration as set forth in the Merger Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement, a copy of which has been provided to the undersigned ("Stockholder").

         As a holder of issued and outstanding shares of Hostcentric common stock and/or Hostcentric Series A preferred stock and Hostcentric Series B preferred stock (collectively, the "Tendered Hostcentric Stock"), the Stockholder acknowledges that Stockholder will receive the applicable portion of the Merger Consideration based on Stockholder's pro rata ownership of Tendered Hostcentric Stock, as calculated pursuant to the terms of the Merger Agreement and subject to reduction as provided in the Escrow Agreement.

         The Stockholder understands and agrees that 70% of the total Merger Consideration that would otherwise be distributed to the Stockholders will be deposited with SunTrust Bank as Escrow Agent pursuant to the Merger Agreement. All amounts deposited with the Escrow Agent, including any interest, investment income or proceeds applicable thereto, shall be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement by and among Interland, the Escrow Agent and the Stockholders' Representatives.

         In order to receive its share of the Merger Consideration, Stockholder must:

         (1) complete and execute this Letter of Transmittal in the presence of a notary;

         (2)      submit such Stockholder's original stock certificates;(1)

         (3) complete, sign and return the enclosed IRS Forms W-9 (under U.S. federal income tax law, the Stockholder must report and certify the Stockholder's correct taxpayer identification number and further certify that the Stockholder is not subject to backup withholding on a Form W-9)(2); and

         (4) return each of the items described in (1) through (3) to Interland's counsel at the address set forth below.

         The items described in (1) through (3) above, as applicable, must be mailed by Stockholder to the following address:

                                    Arnall Golden Gregory LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3450
                                    Attention: Guanming Fang

STOCKHOLDER SHALL NOT BE ENTITLED TO RECEIVE ITS PORTION OF THE MERGER CONSIDERATION UNLESS AND UNTIL STOCKHOLDER EXECUTES THIS LETTER OF TRANSMITTAL AND RETURNS IT TO INTERLAND'S COUNSEL WITH THE APPLICABLE DOCUMENTS AND INSTRUMENTS IDENTIFIED ABOVE. THE STOCKHOLDER'S PORTION OF THE MERGER CONSIDERATION, SUBJECT TO ANY REQUIRED TAX DEDUCTIONS AND WITHHOLDINGS AND THE STOCKHOLDER'S ALLOCABLE PORTION OF THE ESCROW FUND, WILL BE DELIVERED TO STOCKHOLDER WITHIN TEN (10) DAYS OF THE LATER OF (A) STOCKHOLDER'S DELIVERY OF THE APPLICABLE ITEMS DESCRIBED IN (1) THROUGH (3) ABOVE, OR (B) THE CLOSING OF THE MERGER. IF THE MERGER IS NOT APPROVED BY HOSTCENTRIC'S STOCKHOLDERS OR OTHERWISE DOES NOT CLOSE FOR ANY REASON, INTERLAND'S COUNSEL WILL RETURN THE STOCKHOLDER'S HOSTCENTRIC STOCK CERTIFICATE(S) TO SUCH STOCKHOLDER AT THE ADDRESS WRITTEN UNDER THE SIGNATURE BLOCK OF THIS LETTER.

         In consideration of the receipt by Stockholder of Stockholder's applicable portion of the Merger Consideration and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stockholder hereby agrees as follows:

         1. Unless otherwise indicated below, attached hereto is the original stock certificate(s) representing the Tendered Hostcentric Stock.

         2. Stockholder represents and warrants to Interland that Stockholder is the record owner of the Tendered Hostcentric Stock.

---------------
(1) If you have lost your certificate(s), Interland may require such further information and assurances concerning lost certificates and such affidavits of loss, indemnity bonds and guarantees as it may deem advisable.

(2) Failure to provide the information requested on the Form W-9 could result in certain penalties as well as back-up withholding on payments due to you.

If you have any questions regarding this Letter of Transmittal or the surrender of your stock certificates, please call Guanming Fang of Arnall Golden Gregory LLP at (404) 873-7018.

                         [Signatures on following page.]

         IN WITNESS WHEREOF, Stockholder has set his hand and seal on the date first above written.



                                       -----------------------------------------
                                       [Print Name of Stockholder]



                                       -----------------------------------------
                                       [Signature]



                                       -----------------------------------------
                                       [Title of Signing Party, if Stockholder
                                       is an entity]



                                       -----------------------------------------
                                       [Address]

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       Tax Identification Number

                                LOST CERTIFICATES

If you have lost your certificate(s) representing shares of Hostcentric stock, please check this box. [ ]

Class:________ Certificate number:__________ Total number of shares lost:_______

Class:________ Certificate number:__________ Total number of shares lost:_______

If you have lost your certificate(s), Interland may require such further information and assurances concerning lost certificates and such affidavits of loss, indemnity bonds and guarantees as it may deem advisable.

Signed, sealed and delivered this
____ day of ___________, 2003
in the presence of:



---------------------------------
Notary

My Commission expires:___________

         [NOTARY SEAL]

                  IMPORTANT: THIS SUBSTITUTE W-9 (OR FACSIMILE
                THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE
                    RECEIVED BY INTERLAND. TO BE COMPLETED BY
                               ALL SECURITYHOLDERS
                               (SEE INSTRUCTIONS)

--------------------------------------------------------------------------------
PAYOR'S NAME: INTERLAND, INC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUBSTITUTE                                PART 1 - PLEASE  PROVIDE YOUR TIN ON THE
FORM W-9                                  LINE AT RIGHT  AND  CERTIFY  BY  SIGNING     ____________________________
DEPARTMENT OF THE TREASURY INTERNAL       AND DATING BELOW                                Social Security Number
REVENUE SERVICE                                                                        OR _________________________

                                                                                       Employer Identification
                                                                                       Number
                                          ---------------------------------------------------------------------------
Payor's Request for Taxpayer              PART 2 - CERTIFICATION - Under the
Identification Number ("TIN")             Penalties of Perjury, I certify that:
and Certification                         (1) the number shown on this form is
                                          my correct taxpayer identification
                                          number (or I am waiting for a number to
                                          be issued to me), and
                                          (2) I am not subject to backup                          Part 3 -
                                          withholding either because (i) I am            Check if TIN Applied For
                                          exempt from backup withholding, (ii) I
                                          have not been notified by the Internal                    / /
                                          Revenue Service ("IRS") that I am
                                          subject to backup withholding as a
                                          result of a failure to report all
                                          interest or dividends, or (iii) the IRS
                                          has notified me that I am no longer
                                          subject to backup withholding, and (3)
                                          any other information provided on this
                                          form is true and correct.

                                          ---------------------------------------------------------------------------

                                          SIGNATURE ____________________________       DATE _________________, 2003

---------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY IN CERTAIN CIRCUMSTANCES RESULT IN BACKUP WITHHOLDING OF 30% OF ANY AMOUNTS PAID TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
         PART 3 OF THE SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all payments made to me on account of the shares shall be retained until I provide a taxpayer identification number to Interland and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 30% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.



SIGNATURE __________________________________________ DATE ________________, 2003

         INSTRUCTIONS

         30% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under the U.S. Federal income tax law, a Holder whose tendered Hostcentric shares are accepted for exchange is required to provide Interland, Inc. ("Interland") with such Holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If Interland is not provided with the correct TIN, the Internal Revenue Service (the "IRS") may subject the Holder or other payee to a $50 penalty. In addition, payments to such Holders or other payees with respect to Hostcentric shares exchanged pursuant to the Merger Agreement may be subject to 30% backup withholding.

         The box in Part 3 of the Substitute Form W-9 may be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the Holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in 10 order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, Interland will withhold 30% of all payments made prior to the time a properly certified TIN is provided to Interland. Interland will retain such amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the Holder furnishes Interland with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the Holder and no further amounts shall be retained or withheld from payments made to the Holder thereafter. If, however, the Holder has not provided Interland with its TIN within such 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 30% of all payments made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

         The Holder is required to give Interland the TIN (e.g., social security number or employer identification number) of the registered owner of the Hostcentric shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Hostcentric shares. If the Hostcentric shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

         Certain Holders (including, among others, corporations, financial institutions and certain foreign persons) may not be subject to these backup withholding and reporting requirements. Such Holders should nevertheless complete the attached Substitute Form W-9 below, and write "exempt" on the face thereof, to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that Holder's exempt status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which Holders are exempt from backup withholding.

         Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                   GIVE THE                                                 GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF--               FOR THIS TYPE OF ACCOUNT:      NUMBER OF--
-------------------------          ---------------           -------------------------      -----------------
1.  An individual's account        The individual            8.   Sole proprietorship       The owner(4)
                                                                  account

                                                                                            The legal entity (Do
                                   The actual owner of                                      not furnish the
2.  Two or more individuals        the account or, if        9.   A valid trust, estate     identifying number of
    (joint account)                Combined funds, any            or pension trust          the personal
                                   the of the                                               representative or
                                   individuals(1)                                           trustee unless the
                                                                                            legal entity itself is
                                                                                            not designated in the
                                                                                            account title)(5)

                                   The actual owner of
3.  Husband and wife (joint        the account or, if        10.  Corporate account         The corporation
3.  Account)                       joint funds, either
                                   person(1)

4.  Custodian account of a                                   11.  Religious,
    Minor (Uniform Gift to         The minor(2)                   charitable, or            The organization
    minors Act)                                                   educational
                                                                  organization account

                                   The adult or, if the      12.  Partnership account
5.  Adult and minor (joint         minor is the only              held in the name of       The partnership
    Account)                       contributor, the               the business
                                   minor(1)

6.  Account in the name of                                   13.  Association, club, or
    guardian or committee for      The ward, minor, or            other tax-exempt          The organization
    a designated ward, minor,      incompetent person(3)          organization
    or incompetent person

7.  a.  The usual revocable
        savings trust account      The grantor-trustee(1)    14.  A broker or               The broker or nominee
        (grantor is also                                          registered nominee
        trustee)

                                                             15.  Account with the
                                                                  Department of
    b.  So-called trust                                           Agriculture in the
        account that is not a                                     name of a public
        legal or valid trust       The actual owner(1)            entity (such as a         The public entity
        under State law                                           State or local
                                                                  government, school
                                                                  district, or prison)
                                                                  that receives
                                                                  agricultural program
                                                                  payments

-----------------
(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

         -        A corporation.

         -        A financial institution.

         - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under
                  Section 403(b)(7) if the account satisfies the requirements of
                  Section 401(F)(2).

         -        The United States or any agency or instrumentality thereof.

         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

         - An international organization or any agency or instrumentality thereof.

         - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

         -        A real estate investment trust.

         -        A common trust fund operated by a bank under Section 584(a).

         - An entity registered at all times under the Investment Company Act of 1940.

         -        A foreign central bank of issue.

         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         -        Payments to nonresident aliens subject to withholding under
                  Section 1441.

         - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         - Payments of patronage dividends where the amount received is not paid in money.

         -        Payments made by certain foreign organizations.

         -        Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

         -        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

         - Payments described in Section 6049(b)(5) to nonresident aliens.

         -        Payments on tax-free covenant bonds under Section 1451.

         -        Payments made by certain foreign corporations.

         -        Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                    ANNEX G

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated as of __________, 2003 ("Agreement"), is made and entered into by and among INTERLAND, INC., a Minnesota corporation ("Interland"), William B. Bunting, Steve Harter, and Dominique Bellanger, who have executed this Agreement in their capacities as the initial Stockholders' Representatives (the "Stockholders' Representatives"), and SunTrust Bank, a Georgia banking corporation (the "Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, on December 19, 2002, the Stockholders' Representatives, Interland, Bobcatcub Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Interland ("Interland Sub"), and Hostcentric, Inc., a Delaware corporation ("Hostcentric"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Interland Sub will be merged with and into Hostcentric (the "Merger");

         WHEREAS, pursuant to the terms of the Merger Agreement, the consideration to be paid to the stockholders of Hostcentric ("Hostcentric Stockholders") consists of both cash and shares of Interland's common stock, par value $.01 per share ("Interland Stock");

         WHEREAS, pursuant to Section 2.2 of the Merger Agreement, Interland, Interland Sub and the Hostcentric Stockholders have agreed that a portion of the Interland Stock and cash in the amount of $2,100,000 otherwise payable by Interland to the Hostcentric Stockholders pursuant to the terms of the Merger Agreement shall be deposited in escrow with the Escrow Agent by Interland in order to secure the payment of any claims giving rise to indemnification by the Hostcentric Stockholders under the Merger Agreement; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:

                                   SECTION 1
                                 ESCROWED FUNDS

         1.1      Delivery; Shares.

                  There will be delivered to and deposited with the Escrow Agent (the "Deposit") concurrently with the execution hereof: (1) cash in the amount of $2,100,000 (the "Escrowed Cash") and (2) 9,494,335 shares of Interland Stock by delivery of certificates representing such shares of Interland Stock, together with stock powers theretofore duly executed in blank (the "Escrowed Shares"). The Escrow Agent shall hold the Escrowed Cash and the Escrowed Shares pursuant to the terms of this Agreement. The Escrowed Cash and the

Escrowed Shares are sometimes referred to in this Agreement collectively as the "Escrowed Funds."

         1.2 Receipt. The Escrow Agent hereby: (i) accepts delivery of the Escrowed Cash and Escrowed Shares and holds, and agrees to hold, the Escrowed Funds in escrow as a fund available to secure the indemnification obligations owed by the Hostcentric Stockholders to Interland pursuant to Section 8.2 of the Merger Agreement, and (ii) agrees to hold and disburse the Escrowed Funds in accordance with the terms and conditions of this Agreement.

         1.3 Voting; Investment; Income. The right to vote the Escrowed Shares shall be exercised by or as directed by the Stockholders' Representatives, and the Escrow Agent shall have no rights or responsibilities with respect to voting the Escrowed Shares nor any ownership interest therein. The Escrowed Shares shall be held by the Escrow Agent for the benefit of the Hostcentric Stockholders subject to the terms and conditions of this Agreement and none of the Escrowed Shares shall be sold during the term of this Agreement. Any dividends or other distributions declared and paid upon the Escrowed Shares and the proceeds of any investment or reinvestment thereof (collectively, and including interest and income on Escrowed Cash, "Earnings") shall be paid to the Escrow Agent and shall be held by the Escrow Agent for the benefit of the Hostcentric Stockholders as provided in Schedule 1 but shall not constitute Escrowed Funds and shall not be used to satisfy any indemnification claims. The Escrowed Cash and any cash amounts received by the Escrow Agent pursuant to this
Section 1.3 shall be invested and reinvested from time to time in the STI Classic U.S. Treasury Securities Money Market Fund. All interest earned on the Escrowed Cash shall be for the account of the Hostcentric Stockholders as provided in Schedule 1. All Earnings shall be released on the Release Date (as defined in Section 2.2 hereof) to the Stockholders' Representatives for the benefit of the Hostcentric Stockholders as provided in Schedule 1 and shall not be subject to satisfaction of a Buyer Claim. Escrow Agent shall segregate Earnings from the Escrowed Cash from Earnings attributable to the Escrowed Stock as provided in Schedule 1. Any federal, state or local income taxes imposed upon or asserted against the Earnings shall be the responsibility of and shall be paid by the Hostcentric Stockholders.

                                   SECTION 2
                  PROCEDURES FOR DISBURSEMENT OF ESCROWED FUNDS

         2.1 Claims Procedure For Escrowed Funds. The following procedures shall govern the application of the Escrowed Funds to satisfy any claims by Interland which may be brought pursuant to Section 8.2 of the Merger Agreement:

                  (a) Interland shall give written notice to the Stockholders' Representatives and the Escrow Agent of any claim for indemnity pursuant to the Merger Agreement that could constitute a claim against the Escrowed Funds (a "Buyer Claim"). The written notice shall specify (i) the factual basis for such claim, (ii) the amount of claim and the number of Escrowed Shares and amount of Escrowed Cash to be released, based on the valuation set forth below, and (iii) that Interland has given a copy of such notice to the Stockholders' Representatives. No notice may be given under this
Section 2.1(a) after the Release Date (as defined in Section 2.2). The value of each Escrowed Share to be used to satisfy any claim shall be deemed to be equal to the greater of (x) the average closing price of Interland Stock as reported by NASDAQ for the five (5) trading days ending two (2) business days prior to the date of the Buyer Claim and (y) $1.681 per share. The Escrow Agent shall have no duty with respect to establishing or confirming any valuation set forth in any such notice.

                  (b)      Following receipt of a Buyer Claim in accordance with
Section 2.1(a), the Stockholders' Representatives shall have 30 days from the date the Escrow Agent receives the Buyer Claim to make such investigation of the claim as the Stockholders' Representatives deem necessary or desirable. For purposes of such investigation, Interland shall, upon request, make available to the Stockholders' Representatives all the material information relied upon by Interland to substantiate the Buyer Claim. If the Stockholders' Representatives disagree with the validity or amount of all or a portion of a Buyer Claim, the Stockholders' Representatives shall deliver to Interland and the Escrow Agent a written notice thereof (the "Dispute Notice"), at or prior to the expiration of the 30-day period. If Interland and the Stockholders' Representatives agree not later than 30 days following the date of Escrow Agent's receipt of such Dispute Notice (or any mutually agreed upon extension thereof) to the validity and amount of such disputed claim, they shall promptly give the Escrow Agent joint instructions in writing of the amount of the Escrowed Funds agreed upon by Interland and the Stockholders' Representatives as shall be necessary to satisfy such Buyer Claim, valued in accordance with Section 2.1(a) above, and the instructions for payment of such Escrowed Funds. If Interland and the Stockholders' Representatives do not agree prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof), the matter shall be resolved as provided for in Section 3.1 hereof, and, except as provided in
Section 3.1 regarding release of any undisputed amounts, the Escrow Agent shall continue to hold the Escrowed Funds until it receives a final and nonappealable order of a court of competent jurisdiction or joint written instructions from the Stockholders' Representatives and Interland in accordance with Section 3.1. If no Dispute Notice is received by Escrow Agent within the 30-day period described above, the Buyer Claim shall be deemed approved by the Stockholders' Representatives, and the Escrow Agent shall disburse the Escrowed Funds in accordance with subsection (c) below.

                  (c) Upon resolution of any Buyer Claim hereunder requiring the delivery of Escrowed Cash and Escrowed Shares to Interland, the Escrow Agent shall deliver: (1) Escrowed Cash and Escrowed Shares (based upon the valuation described in Section 2.1(a) hereof) (the "Tendered Escrow Shares") equal to the amount of the Buyer Claim, together with corresponding stock powers duly executed in blank, to Interland. The Escrow Agent shall concurrently distribute to the Stockholders' Representatives for the benefit of the Hostcentric Stockholders as provided in Schedule 1 any Earnings held by the Escrow Agent with respect to such Tendered Escrow Shares, it being acknowledged that such Earnings shall not be applied towards the satisfaction of a Buyer Claim.

         2.2 Final Release of Escrowed Funds. On the date that is six (6) months after the date of this Agreement (the "Release Date"), if no Buyer Claim for indemnification has been asserted and is unresolved, the Escrow Agent shall deliver to the Stockholders' Representatives for distribution to the Hostcentric
Stockholders: (i) the certificates representing the remaining

Escrowed Shares, together with corresponding stock powers duly executed in blank, and all remaining Escrowed Cash, and (ii) all Earnings held by the Escrow Agent related to such Escrowed Cash and Escrowed Shares, by wire transfer of immediately available funds, bank check or certified check or by other means mutually acceptable to the Stockholders' Representatives and the Escrow Agent. If on the Release Date, a Buyer Claim for which written notice was previously delivered remains unresolved, the Escrow Agent shall retain from the Escrowed Funds the amount of Escrowed Cash and a number of Escrowed Shares (based upon the valuation provided by Interland in Section 2.1(a) hereof) equal to the amount of the Buyer Claim, and shall remit the remaining balance of the Escrowed Funds and all Earnings to the Stockholders' Representatives. Upon resolution of all outstanding Buyer Claims after the Release Date, the Escrow Agent shall promptly deliver, upon the instructions of the Stockholders' Representatives, the remaining balance of the Escrowed Funds. If necessary in order to effect the foregoing transfer, the Escrow Agent shall deliver to Interland certificates representing the Escrowed Shares in exchange for new certificates representing the number of Escrowed Shares to be retained in escrow and the number of Escrowed Shares to be delivered to the Stockholders' Representatives.

         2.3 Allocation of Escrowed Funds to Satisfy Buyer Claims. For purposes of this Section 2, each Buyer Claim shall be satisfied from the Escrowed Funds by taking Escrowed Cash and Escrowed Shares in a proportion set forth on Schedule 1 based on the relative percentages of the Merger Consideration to which Hostcentric's common stockholders and Series A and Series B preferred stockholders are entitled. The parties hereto acknowledge and agree that the obligation to allocate Escrowed Funds (as between Escrowed Cash and the Escrowed Shares) to satisfy Buyer Claims shall be borne solely by Interland and the Stockholders' Representatives and that the Escrow Agent shall have no duty to determine such allocation.

                                   SECTION 3
                  PROCEDURES FOR DISBURSEMENT OF ESCROWED FUNDS

         3.1 Dispute. In the event of any disagreement between Interland and the Stockholders' Representatives with respect to disbursement of any portion of the Escrowed Funds which arises out of any Buyer Claim, the Escrow Agent shall not comply with any claims or demands of Interland or the Stockholders' Representatives pertaining to such disagreement as long as such disagreement shall continue, and the Escrow Agent shall not deliver or otherwise dispose of any portion of the Escrowed Funds until it has received either (i) a certified copy of an order of a court of competent jurisdiction resolving such dispute and directing disposition of such property or (ii) joint written instructions signed by the Stockholders' Representatives and Interland. Notwithstanding the foregoing, if the Stockholders' Representatives do not dispute all or portion of a Buyer Claim pursuant to Section 2.1(b), that portion of the Escrowed Funds equal to the undisputed portion of such Buyer Claim shall be released to Interland.

         3.2 Joint Instructions. The Escrow Agent shall disburse all or any portion of the Escrowed Funds in accordance with joint written instructions from Interland and the Stockholders' Representatives.

         3.3      Interpleader. Notwithstanding anything to the contrary in this
Agreement:

                  (a) The Escrow Agent may at any time deposit the Escrowed Funds then held by it, with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of court proceedings relating to the Escrowed Funds.

                  (b) If at any time the Escrow Agent receives a final nonappealable order of a court of competent jurisdiction, or joint written instructions signed by the Stockholders' Representatives and Interland, directing delivery of the Escrowed Funds, the Escrow Agent shall comply with such order or instructions.

         3.4 Liability of Stockholders' Representatives. Solely as between the parties hereto other than the Escrow Agent, Section 10.6 of the Merger Agreement shall be controlling for all purposes of determining any indemnification liability of the Hostcentric Stockholders to Interland. Solely as between the parties hereto other than the Escrow Agent, the provisions of the Merger Agreement relating to the Merger Consideration in respect thereof shall be controlling for all purposes of determining the Merger Consideration. If any such provision of the Merger Agreement is inconsistent with any provision hereof, the Merger Agreement shall be controlling as between the Stockholders' Representatives and Interland.

         3.5 Escrow Agent Call Back. In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

                                   SECTION 4
                                  ESCROW AGENT

         4.1 Appointment. Interland and the Stockholders' Representatives hereby appoint the Escrow Agent to serve hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties expressly set forth in this Agreement.

         4.2 Compensation. The Escrow Agent shall be paid the compensation set forth on Schedule 3 attached hereto in connection with the performance of its services hereunder. The Escrow Agent shall be entitled to reimbursement for any costs and expenses it incurs in performing its services hereunder, and one-half of such compensation shall be paid by Interland and one-half of such compensation shall be paid by the Stockholders' Representatives out of the Escrowed Funds. If the amount of the Escrowed Funds is insufficient to pay the Escrow Agent's compensation hereunder, Interland shall pay any shortfall owed to the Escrow Agent.

         4.3 Indemnification. Interland shall indemnify and save harmless the Escrow Agent and each of its officers, directors, agents and employees from and against any and all losses and liabilities, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Escrow Agent or such persons shall be subject directly or indirectly by reason of this Agreement or any action taken or omitted to be taken or any investment or disbursement of any part of the Escrowed Funds, except as may result from the Escrow Agent's fraud, gross negligence, bad faith or willful misconduct. This
Section 4.3 shall survive the removal or resignation of the Escrow Agent. As between Interland and the Hostcentric Stockholders, the cost and expenses incurred in satisfying this right of indemnification shall be paid one-half by Interland and one-half by the Stockholders' Representatives on behalf of the Hostcentric Stockholders, provided, however, that the Hostcentric Stockholders' maximum liability shall be the Escrowed Funds. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and shall survive the termination of this Agreement.

         4.4 Resignation. The Escrow Agent may resign at any time upon giving Interland and the Stockholders' Representatives thirty (30) days' prior written notice; provided, however, that no such resignation shall be effective until a successor escrow agent shall have been appointed by Interland and the Stockholders' Representatives and shall have accepted such appointment in writing. If the Escrow Agent shall not have received such a written instrument of acceptance from a successor Escrow Agent within thirty (30) days of the giving of its notice of resignation, the Escrow Agent shall be entitled, at Interland's and Stockholders' expense shared equally, to petition a court of competent jurisdiction for the appointment of a successor escrow agent or deposit the Escrowed Cash and the Escrowed Shares into the registry of a court of competent jurisdiction and thereupon be discharged from all further duties as Escrow Agent hereunder.

                                   SECTION 5
                           LIABILITIES OF ESCROW AGENT

         5.1 Limitations. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent shall have no liability except as expressly set forth herein or in connection with the performance of such duties as are expressly set forth herein. The Escrow Agent may consult with legal counsel (of its choice) regarding any of its duties or obligations hereunder. The Escrow Agent shall have no liability with respect to actions taken pursuant to the advice of legal counsel provided in good faith or in accordance with any written instructions received by it in accordance with the terms of this Agreement. The Escrow Agent's duties hereunder shall be determined only by reference to this Agreement and applicable laws, and the Escrow Agent shall not be charged with any duties or responsibilities pursuant to any other document or agreement and shall have no duty under, or be required to take notice of, another agreement between the parties hereto, including but not limited to the Merger Agreement.

         5.2 Compliance With Court Orders. Subject to Section 3.1 hereof, if any property held by the Escrow Agent hereunder is at any time attached, garnished or levied upon pursuant to any court order, or if the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court or if any court of competent jurisdiction shall enter any judgment or decree affecting such property or any part thereof, the Escrow Agent is hereby authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel (of its choice) is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree in accordance with the terms hereof, the Escrow Agent shall have no liability to Interland or the Hostcentric Stockholders or to any other person, firm or corporation by reason of such compliance, even if such order, writ, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

         5.3 Authorized Signatories. Attached hereto as Schedule 2 are the names, titles and specimen signatures of each of the persons authorized, on behalf of Interland and the Stockholders' Representatives, to execute and deliver written notices and directions to the Escrow Agent hereunder. Any party may amend Schedule 2 by delivering written notice thereof to the other party and the Escrow Agent.

                                    SECTION 6
                                   TERMINATION

         6.1 Termination. This Agreement shall be terminated upon the earliest to occur of (a) disbursement or release of the entire amount of the Escrowed Funds by the Escrow Agent in accordance with the terms hereof, (b) written consent signed by Interland and the Stockholders' Representatives, or
(c) payment of the entire amount of the Escrowed Funds held hereunder into a court of competent jurisdiction in accordance with Section 3.2(a).

                                    SECTION 7
                                OTHER PROVISIONS

         7.1 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered on (i) the date of personal delivery, (ii) the date of the receipt of the appropriate printed confirmation, if sent by facsimile transmission or (iii) upon receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested. Any such notices shall be sent to the following addresses, or to such other address as any party may request in a notice delivered in accordance with this Section 7.1 to the other parties hereto:

                  (a)      If to the Stockholders' Representatives:

                           William B. Bunting
                           One Montgomery Street, 37th Floor
                           San Francisco, CA  94104
                           Telephone No.:  (415) 364-2511
                           Fax No.:  (415) 364-7109

                           Dominique Bellanger
                           BNP Private Equity
                           32 Blvd Haussmann
                           75009 Paris France
                           Telephone No.:  33 1 40 14 52 42
                           Fax No.:  33 1 40 14 98 82

                           Steve Harter
                           Three Riverway
                           Suite 1430
                           Houston, TX  77056
                           Telephone No.:  (713) 481-3332
                           Fax No.:  (713) 965-0579

                  (b)      If to Interland:

                           Interland, Inc.
                           303 Peachtree Center Avenue
                           Fifth Floor
                           Atlanta, GA 30303
                           Telephone No.:  (404) 260-2536
                           Fax No.: (404) 260-2681
                           Attn: General Counsel

                  (c)      If to the Escrow Agent:

                           SunTrust Bank
                           25 Park Place
                           24th Floor
                           Atlanta, GA 30303-2900
                           Attn:  Rebecca Fischer
                           Telephone No.: (404) 588-7262
                           Fax No.: (404) 588-7335

         7.2 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; except that if a successor Escrow Agent is appointed pursuant to Section 4.4 hereof, the Escrow Agent shall assign its rights, interests and obligations hereunder to such successor. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         7.3 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by the Stockholders Representatives, Interland and the Escrow Agent.

         7.4 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

         7.5 Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

         7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its internal conflict of law provisions. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, THE ESCROWED SHARES OR ANY OTHER AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF APPLICABLE FEDERAL COURTS IN THE STATE OF GEORGIA AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 7.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

         7.7 Status of Stockholders' Representatives. Each of the parties hereto other than the Escrow Agent acknowledges that the Stockholders' Representatives have the rights and obligations provided in Article X of the Merger Agreement as well as those provided herein, and that any Stockholders' Representative may be removed and replaced as provided in Section 10.1 of the Merger Agreement.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures on all counterparts were on the same instrument.


            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  INTERLAND, INC.

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  STOCKHOLDERS' REPRESENTATIVES:


                                  ---------------------------------------------
                                  William B. Bunting


                                  ---------------------------------------------
                                  Steve Harter


                                  ---------------------------------------------
                                  Dominique Bellanger



                                  ESCROW AGENT:

                                  SUNTRUST BANK

                                  By:
                                     ------------------------------------------
                                     Name: Rebecca Fischer
                                     Title:

                                   SCHEDULE 1

              ALLOCATION OF EARNINGS; ALLOCATION OF ESCROWED FUNDS
                             TO SATISFY BUYER CLAIMS

Total Merger Consideration to be paid at Closing:

         To former Hostcentric common stockholders:     $1,935,000

         To former Hostcentric preferred stockholders:  $1,065,000 + 13,563,335 shares of Interland
                                                        common stock

Total Merger Consideration to be deposited into escrow:

         Former Hostcentric common stockholders:    $1,354,500

         Former Hostcentric preferred stockholders: $745,500 + 9,494,335 shares of Interland common stock

Value of Escrow at Closing:

         Former Hostcentric common stockholders:    $1,354,500

         Former Hostcentric preferred stockholders: $745,500 + (9,494,335
                                                                x $1.681) =
                                                                $16,705,447

         Total Value of Escrow at Closing = $18,059,977

         FORMER HOSTCENTRIC COMMON STOCKHOLDERS' PERCENTAGE = 7.5%

         FORMER HOSTCENTRIC PREFERRED STOCKHOLDERS' PERCENTAGE = 92.5%


         Any dividends or distributions on the Escrowed Shares shall be paid to the Stockholders' Representatives for distribution to the former Hostcentric preferred stockholders pro rata in accordance with their prior ownership of Hostcentric preferred stock as of the date of the Merger. All interest earned on the Escrowed Cash shall be paid to the Stockholders' Representatives for distribution to the former Hostcentric common stockholders (in the ratio of 1,354,500/2,100,000) and to the Stockholders' Representatives for distribution to the former Hostcentric preferred stockholders (in the ratio of 745,000/2,100,000) pro rata in accordance with their prior ownership of Hostcentric common stock and Hostcentric preferred stock, respectively, as of the date of the Merger.

         All payments of Escrowed Cash and Escrowed Shares to satisfy a Buyer Claim shall be made so that 7.5% of the amount of the Buyer Claim shall be paid in cash (which will reduce the amount of Escrowed Cash allocable to the former Hostcentric common stockholders) and 92.5% of the amount of the Buyer Claim shall be paid in a combination of Escrowed Cash and Escrowed Shares (which will reduce the amount of Escrowed Cash and the number of Escrowed Shares allocable to the former Hostcentric preferred stockholders). The number of Escrowed Shares to be paid on behalf of a Buyer Claim shall be equal to 92.5% of the amount of the Buyer Claim multiplied by the ratio of (x) the value of the Escrowed Shares remaining in escrow as calculated pursuant to the last sentence of Section 2.1(a) and (y) the sum of such value and $745,000 (less any Escrowed Cash allocable to the former holders of Hostcentric preferred stock previously paid pursuant to a Buyer Claim).

         EXAMPLE OF BUYER CLAIM CALCULATION: ASSUME VALUE OF INTERLAND COMMON STOCK UNDER SECTION 2.1(A) = $2.00 PER SHARE AND ALSO ASSUME NO PREVIOUS BUYER CLAIMS

AMOUNT OF BUYER'S CLAIM = $200,000

         (1) $15,000 IN CASH (7.5% OF $200,000) IS PAID FROM THE ESCROWED CASH, ALLOCABLE TO THE FORMER HOSTCENTRIC COMMON STOCKHOLDERS

         (2) $185,000 IN ESCROWED CASH AND ESCROWED SHARES (92.5% OF $200,000) IS ALLOCABLE TO THE FORMER HOSTCENTRIC PREFERRED STOCKHOLDERS, AND THE AMOUNT OF ESCROWED CASH AND NUMBER OF ESCROWED SHARES IS DETERMINED AS FOLLOWS:

         MARKET VALUE OF ESCROWED FUNDS ALLOCABLE TO THE FORMER PREFERRED STOCKHOLDERS AS OF THE DATE OF THE BUYER CLAIM = ($2.00) X (9,494,335) + $745,500 = $19,734,170

         STOCK RATIO = 18,988,670/19,734,170 = 0.9622

         CASH RATIO = 745,500/19,734,170 = 0.0378

         CASH = (0.0378) X ($185,000) = $6,993

         STOCK = (0.9622) X (185,000) = $178,007

                  $178,007/$2.00 PER SHARE = 89,003.5 SHARES

         (WITH FRACTIONAL SHARES, ROUND DOWN 1 SHARE AND ADD CASH AMOUNT TO REACH THE TOTAL AMOUNT OF THE BUYER CLAIM.)

                                   SCHEDULE 2

                             AUTHORIZED SIGNATORIES

For [________________________] ("Stockholders' Representatives"), the following persons, with the titles and specimen signatures shown below:


       Name                    Title                     Specimen Signature                   Telephone Number
                        Authorized Signatory
--------------------                                  ------------------------            -----------------------
                        Authorized Signatory
--------------------                                  ------------------------            -----------------------

For INTERLAND, INC. ("Interland"), the following persons with the titles and specimen signatures shown below:


        Name                               Title                    Specimen Signature             Telephone Number

-----------------------           -----------------------        ------------------------

-----------------------           -----------------------        ------------------------

-----------------------           -----------------------        ------------------------

                                   SCHEDULE 3

                                SCHEDULE OF FEES


         The annual fee of $2,500 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. A one-time $500.00 legal review fee is also payable in advance at the time of closing.

         Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

         These fees do not include extraordinary services, which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no protion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

         It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the undersigned authorizes SunTrust Bank to perform said services.

         Note: This fee schedule is based on the assumption that the Escrowed Cash will be invested in SunTrust's cash sweep account, STI Classic Fund.

                                    ANNEX H


This Proxy is solicited on behalf of the Board of Directors of Hostcentric, Inc.
                               HOSTCENTRIC, INC.
              Three Riverway, Suite 555, Houston Texas 77056-1986
                        SPECIAL MEETING OF STOCKHOLDERS
                                 June 12, 2003



         The undersigned stockholder(s) of Hostcentric, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated May __, 2003, and hereby appoints Gregory D. McKown and Gregory D. Upham, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Hostcentric, Inc., to be held on June 12, 2003, at 10:00 a.m. local time, at Three Riverway, Suite 555, Houston Texas 77056-1986, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"), and to vote, as designated on the proposals below, all shares of Hostcentric, Inc. common stock and preferred stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth below:


         1. Proposal to amend Hostcentric, Inc.'s certificate of incorporation to change the relative liquidation rights and preferences of its common stock, Series A preferred stock and Series B preferred stock, as more fully described in the accompanying documents.

                  [_]  FOR         [_]  AGAINST      [_]  ABSTAIN

         2. Proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 19, 2002, by and among Interland, Inc., Bobcatcub Acquisition Corporation, a wholly-owned subsidiary of Interland, Hostcentric, Inc. and certain representatives of the Hostcentric, Inc. stockholders, which is referred to as the merger agreement in the enclosed documents.

                  [_]  FOR         [_]  AGAINST      [_]  ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the Special Meeting.

         The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR items 1 and 2 above. If any other matters properly come before the Special Meeting, the persons named in this Proxy will vote in their discretion.

                               Dated                            , 2003
                                    ----------------------------

                               ------------------------------------------------
                                               Signature
                               Print name:
                                          -------------------------------------


                               ------------------------------------------------
                                               Signature
                               Print name:
                                           ------------------------------------


(This Proxy should be voted, signed, and dated by the stockholder(s) exactly as his or her name appears on stock certificate, and returned promptly in the enclosed envelope. Where there is more than one owner, each should sign. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.)

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                    PART II.

             INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Unless prohibited or limited in a corporation's articles or bylaws,
Section 302A.521 of the Minnesota Business Corporation Act requires indemnification of a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding if the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed the conduct to be in the best interests of the company or, in the case of conduct occurring in such person's official capacity for another organization, reasonably believed the conduct was not opposed to the best interests of the company. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in our name.

         As permitted by the Minnesota Business Corporation Act, our articles of incorporation provide that each director shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 (regarding liability of directors for illegal distributions) or 80A.23 (regarding the sale of unregistered securities and fraud in connection with the sale of securities) of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the provision in the articles became effective.

         As permitted by the Minnesota Business Corporation Act, our bylaws provide that the company shall indemnify any director, officer or employee made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person in accordance with the Minnesota Business Corporation Act.

         In addition, Section 302A.521, subdivision 3 of the Minnesota Business Corporation Act requires us to pay reasonable expenses in advance of final disposition of the proceeding in certain instances unless limited by the articles of incorporation or bylaws of the company. Neither our articles of incorporation nor our bylaws impose any limitation on the advancement of expenses if the statutory provisions are met.

         We have entered into indemnification agreements with each of our current directors and certain of our executive officers and intend to enter into such indemnification agreements with each of our other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our articles of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         We have obtained directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $30 million, including a reimbursement policy in favor of us.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                                                                                               FILED
   EXHIBIT                    DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                    -----------                   --------------------------------------------      --------
                                                            Form      Date        Number     Registrant*
                                                            ----     -------      ------     -----------

     2.01       Agreement of Merger, dated as of            S-4      3/13/95        2.1           INLD
                October 10, 1994, as amended by the
                first amendment thereto, dated as of
                December 13, 1994, by and among ZEOS,
                MCI and MCMS

     2.02       Articles of Merger, dated April 7,          8-K      4/07/95        2.2           INLD
                1995, by and among ZEOS, MCI and MCMS

     2.03       Purchase Agreement, dated March 22,         8-K      4/10/01        2.01          INLD
                2001, by and among MEI California,
                Inc., the Registrant and MICRON
                Technology Inc. ("MTI").

     2.04       Agreement and Plan of Merger dated          8-K      4/10/01        2.01          INLD
                March 22, 2001, by and among the
                Registrant, Imagine Acquisition
                Corporation and Interland, Inc., a
                Georgia corporation
                ("Interland-Georgia").

     2.05       Membership Interest Purchase Agreement,     10-Q     5/31/01        2.01          INLD
                dated as of April 30, 2001, by and
                between the Registrant and GTG PC
                Holdings, LLC

     2.06       First Amendment to Membership Interest      10-Q     5/31/01        2.02          INLD
                Purchase Agreement and Form of
                Contribution Agreement, dated as of May
                31, 2001, by and between the Registrant
                and GTG PC Holdings, LLC

   2.07(1)      Agreement and Plan of Merger dated as       10-Q     5/31/02        2.07          INLD
                of May 3, 2002, by and between Dialtone
                Inc., Jaguarcub Acquisition
                Corporation, Dialtone Stockholders'
                Representative

  2.08(a)(1)    Agreement and Plan of Merger dated as      S-3/A     9/24/02        2.08          INLD
                of August 30, 2002 by and among
                Interland, Inc., Panthercub Acquisition
                Corporation, iNNERHOST, Inc., Spire
                Capital Partners, L.P., Spire
                Investment L.L.C., Waller-Sutton Media
                Partners, L.P. and the other
                stockholders of iNNERHOST, Inc.

                                                                                                               FILED
   EXHIBIT                    DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                    -----------                   --------------------------------------------      --------
                                                            Form      Date        Number     Registrant*
                                                            ----     -------      ------     -----------

   2.08(b)      Amendment dated as of October 20, 2002      10-K     8/31/02      2.08(b)         INLD
                to Agreement and Plan of Merger by and
                among Interland, Inc., iNNERHOST, Inc.
                and the stockholders of iNNERHOST, Inc.

   2.09(1)      Agreement and Plan of Merger dated as       8-K      12/20/02       2.1           INLD
                of December 19, 2002 by and among
                Interland, Inc., Bobcat Acquisition
                Corporation, Hostcentric, Inc. and
                William Bunting, Steve Harter, and
                Dominique Bellanger as Stockholders
                Representatives

   2.10(1)      Merger Agreement and Plan of                S-3      1/22/03        2.10          INLD
                Reorganization dated as of December 11,
                2002 among Trellix Corporation,
                Interland, Inc. and Cheetah Acquisition
                Corporation

     3.01       Unofficial Restated Articles of             10-Q     5/31/02        3.01          INLD
                Incorporation of Registrant (as amended
                through April 24, 2002)

     3.02       Unofficial Restated Bylaws of the          10K/A     5/31/02        3.02          INLD
                Registrant (as amended through
                August 6, 2001)

     3.03       Amendment to Articles of Incorporation      8-K      8/13/01        4.1           INLD
                of Registrant

     3.04       Amendment to Restated Bylaws of             8-K      8/13/01        4.2           INLD
                Registrant

     4.01       Form of Stock Certificate of the            10-K     8/31/01        3.04          INLD
                Registrant

     4.03       August 30, 2002 Registration Rights         S-3      9/24/02        4.03          INLD
                Agreement by and among Interland, Inc.,
                Spire Capital Partners, L.P., Spire
                Investment, L.L.C., and Waller-Sutton
                Media Partners, L.P.

     4.04       August 30, 2002 Stock Restriction           S-3      9/24/02        4.04          INLD
                Agreement by and among Spire Capital
                Partners, L.P., Spire Investment,
                L.L.C., and Waller-Sutton Media
                Partners, L.P.

                                                                                                                   FILED
   EXHIBIT                        DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                        -----------                   --------------------------------------------      --------
                                                                Form      Date        Number     Registrant*
                                                                ----     -------      ------     -----------

     4.05           March 28, 2002 Amendment to Stock           10-Q     5/31/02       10.112         INLD
                    Rights Agreement by and among
                    Interland, Inc., Bryan Heitman and
                    Gabriel Murphy

     4.06           July 11, 2002 Amendment to Stock Rights     S-3/A    9/24/02        4.06          INLD
                    Agreement by and among Interland, Inc.,
                    Bryan Heitman and Gabriel Murphy

     4.07           December 31, 2002 Amendment to Stock        S-3A     3/17/03        4.07          INLD
                    Rights Agreement by and among
                    Interland, Inc., Bryan Heitman and
                    Gabriel Murphy

     4.08           Escrow Agreement dated February 8, 2002     S-3/A    3/17/03        4.08          INLD
                    by and among Interland, Inc., Bryan
                    Heitman, Gabriel Murphy and SunTrust
                    Bank as Escrow Agent

     4.09           Form of Warrant for Trellix shareholders    S-3      1/22/03        4.09          INLD

     5.01(2)        Opinion re: Legality of Shares

     10.1(2)        Modification to Employment Agreement by
                    and among David Brown, Hostcentric,
                    Inc. and Interland, Inc. dated as of
                    December 19, 2002

     10.2(2)        Modification to Employment Agreement by
                    and among Gregory D. McKown,
                    Hostcentric, Inc. and Interland, Inc.,
                    dated as of December 19, 2002

     10.3(2)        Modification to Employment Agreement by
                    and among James A. Shaver, Hostcentric,
                    Inc. and Interland, Inc. dated as of
                    December 19, 2002

     10.4(2)        Modification to Employment Agreement by
                    and among Gregory H. Upham,
                    Hostcentric, Inc. and Interland, Inc.
                    dated as of December 19, 2002

    23.01           Consent of PricewaterhouseCoopers LLP                                                           x

    24.01           Power of Attorney (included in signature page)

---------------

* INLD indicates the exhibit is incorporated by reference to the Registrant's prior filings with the SEC. ILND indicates the exhibit is incorporated by reference to Interland-Georgia's prior filings with the SEC.

(1) Schedules and exhibits have been omitted from the exhibit. A list of omitted schedules and exhibits is set forth immediately following the table of contents of the exhibit. Copies will be provided to the Commission upon request.


(2) Previously filed.


         (b)      Not applicable.

         (c)      Not applicable.

ITEM 22. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes as follows:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  5. That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Interland being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 20th day of May, 2003.


                                 INTERLAND, INC.

                                 /s/ Allen L. Shulman
                                 ----------------------------------------------
                                 Allen L. Shulman
                                 Senior Vice President, Chief Financial Officer, and General Counsel
                                 (Principal Financial Officer)

                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                             Title                                     Date
/s/ Joel J. Kocher                                    Chairman of the Board, President and      May 20, 2003
--------------------------------------------          Chief Executive Officer (Principal
Joel J. Kocher                                        Executive Officer)


/s/ Allen L. Shulman                                  Senior Vice President, Chief              May 20, 2003
--------------------------------------------          Financial Officer, and General
Allen L. Shulman                                      Counsel (Principal Financial Officer)


/s/ Robert F. Kerris                                  Assistant Vice President and              May 20, 2003
--------------------------------------------          Corporate Controller (Principal
Robert F. Kerris                                      Accounting Officer)


*                                                     Director                                  May 20, 2003
--------------------------------------------
John B. Balousek


*                                                     Director                                  May 20, 2003
--------------------------------------------
Robert Lee


*                                                     Director                                  May 20, 2003
--------------------------------------------
Robert T. Slezak


*                                                     Director                                  May 20, 2003
--------------------------------------------
Edward Shapiro


*By: /s/ Allen L. Shulman
--------------------------------------------
Allen L. Shulman
Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                                                               FILED
   EXHIBIT                    DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                    -----------                   --------------------------------------------      --------
                                                            Form      Date        Number     Registrant*
                                                            ----     -------      ------     -----------

     2.01       Agreement of Merger, dated as of            S-4      3/13/95        2.1           INLD
                October 10, 1994, as amended by the
                first amendment thereto, dated as of
                December 13, 1994, by and among ZEOS,
                MCI and MCMS

     2.02       Articles of Merger, dated April 7,          8-K      4/07/95        2.2           INLD
                1995, by and among ZEOS, MCI and MCMS

     2.03       Purchase Agreement, dated March 22,         8-K      4/10/01        2.01          INLD
                2001, by and among MEI California,
                Inc., the Registrant and MICRON
                Technology Inc. ("MTI")

     2.04       Agreement and Plan of Merger dated          8-K      4/10/01        2.01          INLD
                March 22, 2001, by and among the
                Registrant, Imagine Acquisition
                Corporation and Interland, Inc., a
                Georgia corporation
                ("Interland-Georgia")

     2.05       Membership Interest Purchase Agreement,     10-Q     5/31/01        2.01          INLD
                dated as of April 30, 2001, by and
                between the Registrant and GTG PC
                Holdings, LLC

     2.06       First Amendment to Membership Interest      10-Q     5/31/01        2.02          INLD
                Purchase Agreement and Form of
                Contribution Agreement, dated as of May
                31, 2001, by and between the Registrant
                and GTG PC Holdings, LLC

   2.07(1)      Agreement and Plan of Merger dated as       10-Q     5/31/02        2.07          INLD
                of May 3, 2002, by and between Dialtone
                Inc., Jaguarcub Acquisition
                Corporation, Dialtone Stockholders'
                Representative

  2.08(a)(1)    Agreement and Plan of Merger dated as       S-3/A    9/24/02        2.08          INLD
                of August 30, 2002 by and among
                Interland, Inc., Panthercub Acquisition
                Corporation, iNNERHOST, Inc., Spire
                Capital Partners, L.P., Spire
                Investment L.L.C., Waller-Sutton Media
                Partners, L.P. and the other
                stockholders of iNNERHOST, Inc.

                                                                                                               FILED
   EXHIBIT                    DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                    -----------                   --------------------------------------------      --------
                                                            Form      Date        Number     Registrant*
                                                            ----     -------      ------     -----------

   2.08(b)      Amendment dated as of October 20, 2002      10-K     8/31/02      2.08(b)         INLD
                to Agreement and Plan of Merger by and
                among Interland, Inc., iNNERHOST, Inc.
                and the stockholders of iNNERHOST, Inc.

   2.09(1)      Agreement and Plan of Merger dated as       8-K      12/20/02       2.1           INLD
                of December 19, 2002 by and among
                Interland, Inc., Bobcat Acquisition
                Corporation, Hostcentric, Inc. and
                William Bunting, Steve Harter, and
                Dominique Bellanger as Stockholders
                Representatives

   2.10(1)      Merger Agreement and Plan of                S-3      1/22/03        2.10          INLD
                Reorganization dated as of December 11,
                2002 among Trellix Corporation,
                Interland, Inc. and Cheetah Acquisition
                Corporation

     3.01       Unofficial Restated Articles of             10-Q     5/31/02        3.01          INLD
                Incorporation of Registrant (as amended
                through April 24, 2002)

     3.02       Unofficial Restated Bylaws of the           10K/A    5/31/02        3.02          INLD
                Registrant (as amended through
                August 6, 2001)

     3.03       Amendment to Articles of Incorporation      8-K      8/13/01        4.1           INLD
                of Registrant

     3.04       Amendment to Restated Bylaws of             8-K      8/13/01        4.2           INLD
                Registrant

     4.01       Form of Stock Certificate of the            10-K     8/31/01        3.04          INLD
                Registrant

     4.03       August 30, 2002 Registration Rights         S-3      9/24/02        4.03          INLD
                Agreement by and among Interland, Inc.,
                Spire Capital Partners, L.P., Spire
                Investment, L.L.C., and Waller-Sutton
                Media Partners, L.P.

     4.04       August 30, 2002 Stock Restriction           S-3      9/24/02        4.04          INLD
                Agreement by and among Spire Capital
                Partners, L.P., Spire Investment,
                L.L.C., and Waller-Sutton Media
                Partners, L.P.

                                                                                                               FILED
   EXHIBIT                    DESCRIPTION                            INCORPORATED BY REFERENCE                HEREWITH
   -------                    -----------                   --------------------------------------------      --------
                                                            Form      Date        Number     Registrant*
                                                            ----     -------      ------     -----------
     4.05       March 28, 2002 Amendment to Stock           10-Q     5/31/02       10.112         INLD
                Rights Agreement by and among
                Interland, Inc., Bryan Heitman and
                Gabriel Murphy

     4.06       July 11, 2002 Amendment to Stock Rights     S-3/A    9/24/02        4.06          INLD
                Agreement by and among Interland, Inc.,
                Bryan Heitman and Gabriel Murphy

     4.07       December 31, 2002 Amendment to Stock        S-3A     3/17/03        4.07          INLD
                Rights Agreement by and among
                Interland, Inc., Bryan Heitman and
                Gabriel Murphy

     4.08       Escrow Agreement dated February 8, 2002     S-3/A    3/17/03        4.08          INLD
                by and among Interland, Inc., Bryan
                Heitman, Gabriel Murphy and SunTrust
                Bank as Escrow Agent

     4.09       Form of Warrant for Trellix shareholders    S-3      1/22/03        4.09          INLD

     5.01(2)    Opinion re: Legality of Shares

     10.1(2)    Modification to Employment Agreement by
                and among David Brown, Hostcentric,
                Inc. and Interland, Inc. dated as of
                December 19, 2002

     10.2(2)    Modification to Employment Agreement by
                and among Gregory D. McKown,
                Hostcentric, Inc. and Interland, Inc.,
                dated as of December 19, 2002

     10.3(2)    Modification to Employment Agreement by
                and among James A. Shaver, Hostcentric,
                Inc. and Interland, Inc. dated as of
                December 19, 2002

     10.4(2)    Modification to Employment Agreement by
                and among Gregory H. Upham,
                Hostcentric, Inc. and Interland, Inc.
                dated as of December 19, 2002

    23.01       Consent of PricewaterhouseCoopers LLP                                                             x

    24.01       Power of Attorney (included in
                signature page)

* INLD indicates the exhibit is incorporated by reference to the Registrant's prior filings with the SEC. ILND indicates the exhibit is incorporated by reference to Interland-Georgia's prior filings with the SEC.

(1) Schedules and exhibits have been omitted from the exhibit. A list of omitted schedules and exhibits is set forth immediately following the table of contents of the exhibit. Copies will be provided to the Commission upon request.


(2) Previously filed.